UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Corio, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☐ No fee required.
☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: common stock, par value $0.001 per share, of Corio, Inc.

2) Aggregate number of securities to which transaction applies:

(a) 65,092,339 shares of Corio’s common stock plus (b) 17,262,164 shares of Corio’s common stock underlying outstanding options to purchase shares of Corio’s common stock (in each case based upon the number of outstanding shares and options as of February 2, 2005).

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $24,184.56 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $117.70 per million of the aggregate merger consideration of $205,476,304.17. The aggregate merger consideration is calculated as the sum of (a) the product of 65,092,339 shares of Corio’s common stock and the merger consideration of $2.82 per share in cash and (b) the difference between $2.82 per share and the exercise price per share for each of the 14,324,123 options outstanding to purchase shares of Corio’s common stock that have an exercise price of less than $2.82 per share.

4) Proposed maximum aggregate value of transaction: $205,476,304.17

5) Total fee paid: $24,184.56

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

Dear Corio, Inc. stockholder:

      The board of directors of Corio, Inc. has approved an Agreement and Plan of Merger dated as of January 24, 2005, among International Business Machines Corporation, Nike Acquisition Corp., a wholly owned subsidiary of IBM, and Corio, pursuant to which Nike Acquisition Corp. will merge with and into Corio, with Corio becoming a wholly owned subsidiary of IBM.

      If the merger is completed, holders of Corio’s common stock will receive $2.82 in cash, without interest, for each share of Corio’s common stock they own.

      Stockholders of Corio will be asked, at a special meeting of Corio’s stockholders, to adopt the merger agreement. The board of directors of Corio has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and has declared that it is in the best interests of Corio’s stockholders that Corio enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. The board of directors of Corio recommends that Corio’s stockholders vote FOR adoption of the merger agreement.

      The date, time and place of the special meeting to consider and vote upon a proposal to adopt the merger agreement are as follows:

March ● , 2005
10:00 a.m., local time
959 Skyway Road, Suite 100
San Carlos, CA 94070

      The proxy statement attached to this letter provides you with information about the special meeting of Corio’s stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

      Your vote is very important. Whether or not you plan to attend the special meeting, if you are a holder of Corio’s common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

George Kadifa
Chairman and Chief Executive Officer
Corio, Inc.

      The proxy statement is dated February ●, 2005, and is first being mailed to stockholders of Corio on or about February ●, 2005.

959 Skyway Road, Suite 100

San Carlos, CA 94070
(650) 232-3000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH          ●         , 2005

To the stockholders of Corio, Inc.:

      A special meeting of stockholders of Corio, Inc., a Delaware corporation, will be held on  ● , March  ● , 2005 at 10:00 a.m., local time, at Corio’s corporate headquarters located at 959 Skyway Road, Suite 100, San Carlos, California 94070, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger dated as of January 24, 2005, among International Business Machines Corporation, a New York corporation, Nike Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM, and Corio, Inc.; and

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      The board of directors of Corio has fixed the close of business on February        ●       , 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Corio’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of it. At the close of business on the record date, Corio had outstanding and entitled to vote       ●       shares of common stock. Holders of Corio’s common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if they meet certain conditions. See “Appraisal Rights” on page 38.

      Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of Corio’s common stock is required to adopt the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you fail to return your Corio proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Corio special meeting but will effectively be counted as a vote against adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

John Whittle
Corporate Secretary

San Carlos, California

February       ●       , 2005

i

ii

Questions and Answers About the Merger

Q:	What will Corio’s stockholders receive in the merger?

A:	As a result of the merger, our stockholders will receive $2.82 in cash, without interest, for each share of our common stock they own. For example, if you own 100 shares of our common stock, you will receive $282.00 in cash in exchange for your Corio shares.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of our stockholders.

Q:	How does Corio’s board of directors recommend I vote?

A:	At a meeting held on January 24, 2005, Corio’s board of directors approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, and declared that it is in your best interests that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement. Our board of directors recommends that you vote FOR adoption of the merger agreement.

Q:	What happens if I do not return a proxy card?

A:	The failure to return your proxy card will have the same effect as voting against the merger.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker, or bank, you may attend the special meeting of our stockholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the special meeting and vote.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the meeting. If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. Votes submitted electronically via the Internet or by telephone must be received by 12:00 a.m. (PST) on March ● , 2005.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Corio stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card bearing a later date by Internet, telephone or mail. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q:	Should I send in my Corio stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration of $2.82 in cash, without interest, for each share of our common stock. The instructions will provide that, at your election, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

Q-1

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We expect to complete the merger within 60 days of the date of the merger agreement.

Q:	Am I entitled to appraisal rights?

A:	Yes. As a holder of our common stock, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger if you meet certain conditions, which conditions are described in this proxy statement under the caption “The Merger — Appraisal Rights.”

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Corio, Inc.
Attn: Investor Relations
959 Skyway Road, Suite 100
San Carlos, California 94070
Telephone: (650) 232-3000

Q-2

Summary

      This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See “Where You Can Find More Information.” The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Forward-Looking Information

      This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should” and similar expressions. Those statements include, among other things, the risk that the merger may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K or Form 10-Q, which discuss these and other important risk factors concerning their respective operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Companies

Corio, Inc.
959 Skyway Road, Suite 100
San Carlos, California 94070
Telephone: (650) 232-3000

      Corio was established in September 1998 and is an enterprise application service provider, or ASP. Our services include the implementation and management of business software for companies. We perform our services across a secure network from data centers, allowing our customers to outsource some or almost all aspects of their application management services needs.

      We operate through two lines of business:

•	Application Management Services — Our application management services consist of ongoing services for business software application systems, which often include providing the computers, data center facilities and networks to support the software applications and working with our customers to address problems that arise with these applications or the computers or networks that run them.

•	Professional Services — Our professional services engagements consist of discrete projects on behalf of our customers, such as implementing business software applications in a manner that meets the customer’s requirements.

      See “The Companies — Corio.”

International Business Machines Corporation
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

      IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. See “The Companies — IBM.”

Nike Acquisition Corp.
New Orchard Road
Armonk, New York 10504
Telephone: (914) 499-1900

      Nike Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of IBM. Nike Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Corio and completing the merger and has not conducted any business operations. Nike Acquisition Corp. is not affiliated with Nike, Inc., an Oregon corporation. See “The Companies — IBM Merger Subsidiary.”

Merger Consideration

      If the merger is completed, you will receive $2.82 in cash, without interest, in exchange for each share of our common stock that you own.

      After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Corio or IBM stockholder. Our stockholders will receive the merger consideration after exchanging their Corio stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after completion of the merger.

      See “The Merger — Merger Consideration.”

Treatment Of Awards Outstanding Under Corio’s Stock Plans

      Your vested stock options to purchase our common stock which have an exercise price of less than $2.82 per share that are outstanding immediately prior to the effective time of the merger will each be converted into the right to receive an amount in cash equal to the number of shares of our common stock subject to the stock option multiplied by the excess of $2.82 over the exercise price per share of our common stock subject to each stock option.

      If you hold (i) unvested stock options to purchase our common stock with an exercise price of less than $2.82 per share or (ii) vested or unvested stock options to purchase our common stock with an exercise price equal to or greater than $2.82 per share and less than $4.00 per share, your options will be converted into an option to acquire, on the same terms and conditions applicable to your Corio stock options, a number of shares of IBM common stock equal to:

•	the number of shares of our common stock subject to the option multiplied by

•	a fraction (referred to as the “option exchange ratio”), the numerator of which is $2.82 and the denominator of which is the average closing price of IBM common stock on the New York Stock Exchange Composite Transactions Tape on the 10 trading days immediately prior to the effective date of the merger.

      The exercise price for converted options will be equal to the per share exercise price for the shares of our common stock purchasable pursuant to the option divided by the option exchange ratio.

      If you hold outstanding stock options to purchase our common stock with an exercise price equal to or greater than $4.00 per share, your options will be terminated prior to the effective time of the merger. Depending on the terms of the plan under which those options were issued, in order to cancel those options, it may be necessary that we accelerate their vesting and allow them to be exercised for a period of time prior to the effective time of the merger. Holders of accelerated options will have the right to exercise those options during the applicable period ending on or prior to the effective date of the merger. However, there may not be any economic benefit in exercising these options because the exercise price will be greater than the $2.82 per share merger consideration and holders of accelerated options would be spending more to exercise the options than they would receive in the merger. If the options are not exercised, they will be cancelled. See “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

      After the completion of the merger, IBM intends to give our employees, including our executive officers, whose Corio stock options (as described above) are cancelled and who remain employed at the effective time of the merger a grant of IBM stock options or, in certain circumstances, a cash payment. However, IBM is not required under the terms of the merger agreement to provide such stock options or to make any such cash payments. See “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

Market Price And Dividend Data

      Our common stock is listed on The Nasdaq National Market under the symbol “CRIO”. On January 24, 2005, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $2.05. On           ●          , 2005, the last full trading day prior to the date of this proxy statement, our common stock closed at $          ●          . See “Market Price and Dividend Data.”

Material United States Federal Income Tax Consequences Of The Merger

      The exchange of shares of our common stock for the cash merger consideration will be a taxable transaction to our stockholders for United States federal income tax purposes. See “Material United States Federal Income Tax Consequences of the Merger.”

      Tax matters can be complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We strongly urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you.

Reasons For The Merger

      Our board of directors approved the merger based on a number of positive factors, including the following:

•	the fact that the $2.82 per share to be paid as the consideration in the merger represents a premium of approximately 45.6% over the average closing trading price of our common stock over the 30 trading days prior to January 21, 2005, and a premium of approximately 37.6% over the $2.05 closing sale price for our common stock on The Nasdaq National Market on January 24, 2005, the last trading day prior to the public announcement of the execution of the merger agreement;

•	the possible alternatives to the merger (including the possibility of our company continuing to operate as an independent entity), the range of possible benefits to our stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and management’s and our board of directors’ assessment that the merger with IBM presented a superior opportunity to such alternatives;

•	the number of prospective merger partners contacted by us or our financial advisor, and the failure of those partners so contacted to express any meaningful interest in pursuing an acquisition opportunity of our company, with the exception of two companies (Company A and Company C, discussed under the caption “The Merger — Background To the Merger”) in which the expression of interest in each instance was considered by our board of directors and determined not to merit further evaluation;

•	the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of IBM; and

•	the financial analyses reviewed with our board by Credit Suisse First Boston LLC on January 24, 2005 and the oral opinion of Credit Suisse First Boston LLC delivered on January 24, 2005 to our board of directors, subsequently confirmed by delivery of a written opinion dated January 24, 2005, to the effect that, as of the date of the written opinion and based upon and subject to the various considerations set forth in that written opinion, the $2.82 per share cash consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, pursuant to the merger agreement, is fair from a financial point of view to those holders of our common stock.

      In approving the merger, our board of directors also took into account a number of negative factors, including the following:

•	risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on our business;

•	the possibility that the merger will not be completed and the potential negative effect of public announcement of that event on our sales, operating results and stock price and our ability to retain key management and personnel; and

•	the fact that our stockholders would not benefit from any future increase in our value.

      See “The Merger — Reasons for the Merger and Recommendation by the Board of Directors.”

Recommendation To Stockholders

      Our board of directors has:

•	approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable;

•	declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement; and

•	recommended that our stockholders vote FOR the adoption of the merger agreement.

      See “The Merger — Reasons for the Merger and Recommendation by the Board of Directors.”

Opinion Of Our Financial Advisor

      Credit Suisse First Boston LLC delivered its opinion to our board of directors on January 24, 2005 that, as of the date of the written opinion and based upon and subject to the various considerations set forth in that written opinion, the $2.82 per share in cash consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, pursuant to the merger agreement, is fair from a financial point of view to those holders of our common stock.

      The full text of the written opinion of Credit Suisse First Boston LLC, dated January 24, 2005, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. Our stockholders should read the opinion in its entirety. Credit Suisse First Boston LLC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the transaction contemplated by the merger agreement. The Credit Suisse First Boston LLC opinion is not a recommendation as to how any holder of our common stock should vote or act with respect to the transaction or any other matter.

The Special Meeting Of Corio’s Stockholders

      Time, Date and Place. A special meeting of our stockholders will be held on        ●       , March  ● , 2005, at Corio’s headquarters located at 959 Skyway Road, Suite 100, San Carlos, California 94070, at 10:00 a.m., local time, to consider and vote upon a proposal to adopt the merger agreement.

      Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on February  ● , 2005 the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are        ●        shares of our common stock entitled to be voted at the special meeting.

      Required Vote. The adoption of the merger agreement requires the affirmative vote of a majority of the shares of our common stock outstanding at the close of business on the record date.

      Share Ownership of Directors and Management. Our directors and executive officers and their affiliates own approximately  ● % of the shares entitled to vote at the special meeting.

      See “The Special Meeting.”

Interests Of Corio’s Directors And Management In The Merger

      When considering the recommendation by our board of directors, you should be aware that a number of our officers and directors have interests in the merger that are different from yours, including, among others:

•	certain indemnification arrangements for our current and former directors and officers will be continued if the merger is completed;

•	certain of our non-employee directors and officers will have the vesting for their stock options accelerated in connection with the merger;

•	certain of our officers and employees will be entitled to other change in control benefits in connection with the merger; and

•	certain of our officers will receive offers of employment, retention and severance packages from IBM.

      See “The Merger — Interests of Corio’s Directors and Management in the Merger.”

Conditions To The Completion Of The Merger

      The parties’ obligations to effect the merger are subject to the satisfaction or waiver of various conditions, which include the following:

      IBM and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•	the holders of a majority of the outstanding shares of our common stock must have voted in favor of adopting the merger agreement;

•	the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated;

•	any other material approval or waiting period under any other applicable competition, merger control, antitrust or similar law or regulation that is required to complete the merger must have been obtained or terminated or must have expired; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger may be in effect.

      IBM will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties that are qualified as to materiality must be true and correct (as so qualified), and our representations and warranties that are not qualified as to materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger (except with respect to representations and warranties that by their terms speak as of a specified date, which must have been true and correct as of such date), in each case except for any failures to be so true and correct that do not make it inadvisable, in the reasonable judgment of IBM, to proceed with the merger;

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger; and

•	we or IBM must have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required under applicable law to effect the merger.

      In addition, IBM will be obligated to effect the merger only if there is no pending claim, suit, action or proceeding brought or threatened by any governmental entity:

•	challenging or seeking to restrain or prohibit the completion of the merger;

•	seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by us, IBM or our or IBM’s affiliates of any portion of the business or assets or any product of us and our subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole), or to require any of them to dispose of, license (whether pursuant to an exclusive or non-exclusive license) or hold separate any portion of the business or assets or any products of us and our subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole);

•	seeking to impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of our common stock after the merger, including the right to vote the shares of our common stock after the merger;

•	seeking to prohibit IBM or any of its affiliates from effectively controlling in any respect the business or operations of us and our subsidiaries; or

•	seeking to prevent us or our subsidiaries from operating our business in substantially the same manner as operated by us and our subsidiaries prior to the date of the merger agreement.

      IBM’s obligation to effect the merger is subject to the further condition that there is not any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition in effect that could reasonably be expected to result, directly or indirectly, in any of the effects described in the immediately preceding bullet points.

      We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	the representations and warranties of IBM and Nike Acquisition Corp. qualified as to materiality must be true and correct (as so qualified) and the representations and warranties of IBM and Nike Acquisition Corp. that are not qualified as to materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger (except with respect to representations and warranties that by their terms speak as of a specified date, which must have been true and correct as of such date), in each case except for any failures to be so true and correct that do not make it inadvisable, in our reasonable judgment, to proceed with the merger; and

•	each of IBM and Nike Acquisition Corp. must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

      See “The Merger Agreement and the Stockholders Agreement — The Merger Agreement — Conditions to Completion of the Merger.”

Termination Of The Merger Agreement

      IBM and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of IBM, Nike Acquisition Corp. and us;

•	by either IBM or us, if the merger has not been completed by May 31, 2005 for any reason, provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the merger to be completed by May 31, 2005 and that action or failure to act constituted a breach of the merger agreement;

•	by either IBM or us, if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the completion of the merger is in effect and has become final and nonappealable;

•	by either IBM or us, if our stockholders do not adopt the merger agreement at a duly held stockholders meeting;

•	by either IBM or us, if the other party has breached or failed to perform in any respect any of its representation, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would give rise to the inability of any of the conditions to the merger related to truth and accuracy or the breaching party’s representations and warranties or performance of the breaching party’s obligations under the merger agreement to be satisfied prior to May 31, 2005 and (ii) has not been, or is incapable of being, cured within 30 calendar days after written notice of such breach or failure (provided, however, that neither party will have the right to terminate the merger agreement under this paragraph if any breach of the merger agreement by such party is the principal cause of the failure of such condition to be satisfied);

•	by IBM, if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effects described in any of the bullet points in the third paragraph under “Conditions To The Completion Of The Merger” above has become final and nonappealable;

•	by IBM in the event that our board of directors or any of its committees take the following actions:

•	withdraws or modifies in a manner adverse to IBM or Nike Acquisition Corp., or proposes publicly to withdraw or modify in a manner adverse to IBM or Nike Acquisition Corp., the recommendation or declaration of advisability by our board of directors or any of its committees of the merger agreement or the merger; or

•	recommends or proposes publicly to recommend the approval or adoption of any takeover proposal; or

•	by us, if prior to obtaining stockholder approval, we receive a superior proposal to acquire our company and:

•	concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

•	the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

•	we have complied with our covenant relating to no-solicitation in connection with the superior proposal;

•	before exercising this termination right, we will wait until the fifth business day following IBM’s receipt of a written notice advising IBM that our board of directors has received a superior proposal, specifying the terms and conditions of the superior proposal, identifying the person making the superior proposal and stating that our board of directors intends to exercise its right to terminate the merger agreement; and

• we pay a $6,800,000 termination fee concurrently with termination of the merger agreement.

      See “The Merger Agreement and the Stockholders Agreement — The Merger Agreement — Termination.”

Limitation On Considering Other Acquisition Proposals

      No Solicitation. We have agreed we will not, and will not permit any of our subsidiaries to, nor will we authorize any person or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or encourage, or take any other action knowingly to facilitate, any takeover proposal or the making of any inquiry or proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than IBM and its representatives or our representatives) any information with respect to any takeover proposal.

      At any time prior to obtaining the stockholder approval, our board of directors may nevertheless in response to a written takeover proposal that is unsolicited and is not otherwise obtained in violation of the restrictions set forth in the immediately preceding bullet points and that our board of directors determines in good faith to be bona fide and determines in good faith constitutes or is reasonably likely to lead to a superior proposal (1) furnish to the person making the takeover proposal information with respect to us and our subsidiaries pursuant to a confidentiality agreement which contains terms that are substantially equivalent to, and in no respect less favorable to us than, the terms of the confidentiality agreement that we and IBM have executed in connection with the merger and also furnish that information to IBM on a prior to or substantially concurrent basis and (2) participate in discussions or negotiations with the person (and its representatives) making the takeover proposal (as described more fully under the caption “The Merger Agreement and the Stockholders Agreement — The Merger Agreement — No Solicitation”) regarding the takeover proposal.

      See “The Merger Agreement and the Stockholders Agreement — The Merger Agreement — No Solicitation.”

Expenses And Termination Fees

      The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses.

      The merger agreement requires, however, that we pay IBM a termination fee of $6,800,000 if, among other things:

•	(1) a takeover proposal has been publicly proposed by any person (other than IBM or its affiliates) or any such person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a takeover proposal, or any such takeover proposal or intention otherwise has become widely known to our stockholders, (2) the merger agreement is thereafter terminated by either IBM or us because the merger has not been consummated by May 31, 2005 (but only if the special meeting of our stockholders has not been held by the date that is five business days prior to the date of the termination) or the merger agreement is thereafter terminated because our stockholders fail to adopt the merger agreement at the special meeting, and (3) within 12 months following the termination of the merger agreement, we or any of our subsidiaries enters into a definitive agreement providing for or completes a takeover proposal;

•	the merger agreement is terminated by IBM because our board of directors or any of its committees makes an adverse recommendation change; or

•	we terminate the merger agreement concurrently with entering into an acquisition agreement in connection with a superior proposal.

      See “The Merger Agreement and the Stockholders Agreement — The Merger Agreement — Termination Fee.”

Stockholders Agreement

      Certain of our stockholders that are affiliates of Kleiner Perkins Caufield & Byers, Norwest Venture Partners and Greylock Partners have agreed with IBM to, among other things, vote shares of our common stock in respect of which they have voting power or control in favor of the adoption of the merger agreement. On January 19, 2005, these stockholders together owned and were entitled to vote 19,027,004 shares of our common stock, or approximately 29.51% of the outstanding shares of our common stock on that date.

      See “The Merger Agreement and the Stockholders Agreement — The Stockholders Agreement.”

Accounting Treatment

      The merger will be accounted for as a “purchase transaction” for financial accounting purposes. See “The Merger — Accounting Treatment.”

Regulatory Matters

      The Hart-Scott-Rodino Antitrust Improvements Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. IBM and we each have filed the required notification and report forms. The merger also may be subject to review by the governmental authorities of various other jurisdictions under the antitrust laws of those jurisdictions. See “The Merger — Regulatory Matters.”

Appraisal Rights

      Our stockholders have the right under Delaware law to dissent from the approval of the merger and to exercise appraisal rights and to receive payment in cash for the fair value of their shares of our common stock determined in accordance with Delaware law. The fair value of shares of our common stock as determined in accordance with Delaware law may be more or less than the merger consideration to be paid to non-dissenting Corio stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting Corio stockholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. You are encouraged to read these provisions carefully and in their entirety. See “The Merger — Appraisal Rights.”

Market Price and Dividend Data

      Our common stock is included in The Nasdaq National Market under the symbol “CRIO.” This table shows, for the periods indicated, the range of high and low closing per share sales prices for our common stock as reported on The Nasdaq National Market.

	Corio’s Common
	Stock

	Low	High

YEAR ENDED DECEMBER 31, 2003
First quarter	$0.64		$0.84
Second quarter	0.73		1.80
Third quarter	1.51		3.51
Fourth quarter	2.07		3.18
YEAR ENDED DECEMBER 31, 2004
First quarter	$2.41		$4.30
Second quarter	2.00		4.50
Third quarter	1.12		2.27
Fourth quarter	1.25		2.07
YEAR ENDING DECEMBER 31, 2005
First quarter (through ● , 2005)	$1.89	$	●

      The following table sets forth the closing per share sales price of our common stock, as reported on The Nasdaq National Market on January 24, 2005, the last full trading day before the public announcement of the proposed merger, and on        ●       , 2005, the latest practicable trading day before the printing of this proxy statement:

Corio’s
Common Stock
Closing Price

January 24, 2005	$2.05
● ● , 2005	$ ●

      We have never declared or paid cash dividends on our common stock. Our current policy is to retain earnings for use in our business. Following the merger there will be no further market for our common stock.

The Special Meeting

      We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time And Place

      We will hold the special meeting at our corporate headquarters located at 959 Skyway Road, Suite 100, San Carlos, California 94070 at 10:00 A.M., local time, on        ●       , March  ● , 2005.

Purpose Of Special Meeting

      At the special meeting, we will ask holders of our common stock to adopt the merger agreement. Our board of directors has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, has declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement and recommends that our stockholders vote FOR the adoption of the merger agreement.

Record Date; Stock Entitled To Vote; Quorum

      Only holders of record of our common stock at the close of business on February  ● , 2005, the record date, are entitled to notice of and to vote at the special meeting. On the record date,        ●        shares of our common stock were issued and outstanding and held by approximately        ●        holders of record. A quorum is present at the special meeting if a majority of the shares of our common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Votes Required

      The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date. If a Corio stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement.

Voting By Corio’s Directors, Executive Officers And Certain Stockholders

      At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote        ●        shares of our common stock, which represented approximately  ● % of the shares of our common stock outstanding on that date.

Voting Of Proxies

      All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “for” the adoption of the merger agreement.

      Shares of our common stock represented at the special meeting but not voting, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

      Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a Corio stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers who hold shares of our common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those customers’ shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement.

      The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

      We do not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability Of Proxies

      The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by:

•	filing with the Secretary of Corio a duly executed revocation of proxy;

•	submitting a duly executed proxy to the Secretary of Corio bearing a later date; or

•	appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

      If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation Of Proxies

      All costs of solicitation of proxies will be borne by us. We have retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies and to verify records relating to the solicitation. Georgeson Shareholder Communications, Inc. will receive customary fees and expense reimbursement for these services. We estimate that approximately 25 employees of Georgeson Shareholder Communications, Inc. will be involved in the solicitation of proxies on our behalf. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. Also, proxies may be solicited by our directors, officers, and regular employees, without additional compensation, personally or by telephone or by facsimile. You should send in your proxy by mail without delay. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

      Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger. The instructions will provide that, at the election of the stockholder, certificates may be surrendered, and the merger consideration in exchange for the certificates may be collected, by hand delivery.

The Companies

Corio

      Corio was established in September 1998 and is an enterprise application service provider, or ASP. Our services include the implementation and management of business software for companies. We perform our services across a secure network from data centers, allowing our customers to outsource some or almost all aspects of their application management services needs. By allowing our customers to outsource certain information technology services needs, we enable our customers to avoid many significant and unpredictable ongoing application management challenges, and to reduce costs and extend the value of their technology. By providing software application implementation, integration, management and various upgrade services and related hardware and network infrastructure, our services help reduce the information technology burdens of our customers, enabling them to focus on their core businesses and react quickly to dynamic market conditions.

      We operate through two lines of business:

•	Application Management Services — Our application management services consist of ongoing services for business software application systems, which often includes providing the computers, data center facilities and networks to support the software applications and working with our customers to address problems that arise with these applications or the computers or networks that run them.

•	Professional Services — Our professional services engagements consist of discrete projects on behalf of our customers such as implementing business software applications in a manner that meets the customer’s requirements.

      Our principal executive offices are located at 959 Skyway Road, Suite 100, San Carlos, California 94070, and our telephone number is (650) 232-4080. Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information.”

IBM

      IBM, a New York corporation, develops and manufactures advanced information technologies, including computer systems, software, networking systems and microelectronics. IBM translates these advanced technologies into value for its customers through its professional solutions and services worldwide. IBM’s principal executive offices are located at New Orchard Road, Armonk, New York 10504 and its telephone number is (914) 499-1900. Additional information regarding IBM is contained in IBM’s filings with the Securities and Exchange Commission. See “Where You Can Find More Information.”

IBM Merger Subsidiary

      Nike Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of IBM. Nike Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Corio and completing the merger and has not conducted any business operations. Nike Acquisition Corp. is not affiliated with Nike, Inc., an Oregon corporation.

The Merger

      The following discussion summarizes the material terms of the merger. Stockholders should read the merger agreement and the stockholders agreement, which are attached as Annexes A and B to this proxy statement.

Background To The Merger

      In the course of evaluating the direction of our business, our management and board of directors have periodically considered various strategic alternatives to enhance our markets and customer opportunities, including possible acquisitions of complementary businesses, commercial partnering arrangements and strategic combinations with other companies.

      Our board of directors consists of George Kadifa, our Chairman of the Board and Chief Executive Officer, and six non-employee directors. All of these six non-employee directors are independent within the meaning of the corporate governance regulations of Nasdaq. All members of our board have confirmed the absence any personal conflicts of interest in respect of our acquisition transaction with IBM. Two of our directors, Randy Baker and Mark Forman, each previously had an employment relationship with IBM. Mr. Baker was employed by IBM in various systems engineering roles but that association with IBM ended in 1983. Mr. Forman was employed by IBM as a Principal in IBM’s Global Services division from 1997 until 2000. We have reviewed these relationships and believe they do not constitute a conflict of interest.

      In the fall of 2003, our board of directors and management believed it would be useful to engage in a systematic review of possible acquisition opportunities as well as strategic alliance and partnering transactions, and contacted Credit Suisse First Boston as financial advisor in the fall of 2003 for assistance in that review. We entered into an engagement letter with Credit Suisse First Boston dated as of October 27, 2003, for the purpose of securing Credit Suisse First Boston’s advice regarding a possible business combination or sale of our business. The services initially provided by Credit Suisse First Boston in late 2003 consisted principally of analyzing our business and markets, and, consistent with the stated interest of our board of directors, working with us to identify strategic partnering alternatives as well as possible acquisition candidates. Our financial advisor’s activities on our behalf in late 2003 and in the early part of 2004 included informal inquiries of a number of potential merger partners to gauge their interest in a possible combination transaction with us. None of these inquiries resulted in any meaningful indication of interest from the contacted parties.

      In early 2004, Mr. Kadifa was contacted by IBM and was asked to engage in early stage exploratory discussions about possible alliance opportunities between the two companies in the application management business. In April 2004, Mr. Kadifa and other representatives of our management met with James Corgel, at that time General Manager, e-Business Hosting Services of IBM’s Global Services division (Mr. Corgel became General Manager, Small and Mid-Sized Business Services, of IBM’s Global Services division in May 2004 and currently holds that position), and other representatives of IBM, in Armonk, New York to exchange information about the general objectives and capabilities of the two organizations. Following these meetings, Mr. Kadifa and Mr. Corgel agreed it would be worthwhile to continue to explore alliance opportunities.

      On April 1, 2004, we entered into an agreement with IBM, which was subsequently amended on July 21, 2004, requiring the two companies to preserve the confidentiality of business information shared in connection with these discussions.

      On June 8, 2004, Mr. Corgel and David Garfinkel, a Director in IBM’s Corporate Development Group, contacted Mr. Kadifa to indicate IBM’s interest in considering an acquisition of Corio. On June 15, 2004, Mr. Kadifa, Arthur Chiang, our Senior Vice President of Corporate Development, and John Ottman, our Executive Vice President of Worldwide Markets, met in Armonk, New York with Mr. Corgel, Mr. Garfinkel, Steven Kloeblen, IBM’s Director of Finance and Operations — IBM Strategic Outsourcing, and Kevin Gropp, Vice President of Market Development, Small and Mid-Sized Business Services of IBM’s Global Services division to understand the parameters of IBM’s interest. At this meeting, Mr. Corgel and Mr. Garfinkel outlined IBM’s interest in acquiring all of our outstanding capital stock, although Mr. Corgel stated that any acquisition would be subject to IBM’s ability to engage in a comprehensive due diligence inquiry of our business and operations.

      On June 22, 2004, Mr. Garfinkel met with Mr. Kadifa and Mr. Chiang at our offices to continue their discussions regarding a possible acquisition opportunity. Mr. Garfinkel orally communicated at this meeting IBM’s interest in pursuing this opportunity at a cash price of $2.75 to $3.00 per share. Mr. Garfinkel again stated that this expression of interest was predicated on IBM being able to engage in a comprehensive due diligence inquiry of our business and operations. Mr. Kadifa deferred on any commitment regarding IBM’s expression of interest, other than to consult with our financial advisor and board of directors.

      In late June and July 2004, Mr. Kadifa and other members of management engaged in a series of telephone calls and meetings with members of our board of directors to discuss IBM’s expression of interest. During this period, Mr. Kadifa and other members of management also engaged in discussions with representatives of Credit Suisse First Boston regarding IBM’s expression of interest. Formal informational updates of communications with IBM’s representatives by our management were presented to our board of directors on June 21 and June 29, 2004. The information presented at these meetings also included summaries by management of contacts conducted by our financial advisor with other potential merger partners.

      On July 8, 2004, a representative of Credit Suisse First Boston initiated direct contact with Mr. Garfinkel on our behalf for the purposes of introduction and facilitating discussion between the two companies regarding acquisition matters.

      Our board of directors met on July 15, 2004 to evaluate the strategic direction of our company, and to consider IBM’s expression of interest in pursuing an acquisition of our company. At this meeting, representatives of Credit Suisse First Boston reviewed with our board a range of financial and other factual information. Our board considered the potential benefits and risks of remaining an independent company, based on our current and projected operating performance and taking into account management observations and assumptions regarding our business and our markets. During this discussion, management reviewed with the board a range of ongoing business challenges facing our company, including pressures on margins in our application management and professional services businesses, expense management efforts and continuing competitive challenges in our customer markets. Our board considered the possible merits of an acquisition transaction with IBM. Our board also reviewed with the representatives of Credit Suisse First Boston other possible strategic partners that might be interested in an alliance or combination transaction with our company, and the potential synergies and disadvantages associated with each such possible partner. This discussion regarding strategic alternatives included a review of various industry categories of possible strategic acquirers, including full service IT providers, telecommunications companies, offshore providers, consulting companies and system integrators, hosting and communication management companies and independent software vendors. Our board concluded the meeting with the view that our management and our financial advisor should continue to evaluate all possible strategic alternatives, including IBM’s expression of interest, and requested two of our outside directors, Ted Schlein and George Still, to work with Mr. Kadifa and represent our board’s interests. The board also requested our financial advisor to convey to IBM our board’s general interest in continuing discussions with IBM concerning an acquisition. On July 19, 2004, a representative of Credit Suisse First Boston contacted Mr. Garfinkel by telephone to convey our board’s views from the July 15, 2004 meeting.

      Credit Suisse First Boston continued to make informal inquiry of a number of prospective merger partners on our behalf, including renewed contacts with companies previously contacted by Credit Suisse First Boston in late 2003 and early 2004. These contacts continued through the fall of 2004. None of these contacts resulted in any meaningful interest in acquiring our company.

      Mr. Kadifa, Mr. Schlein and Mr. Still convened by telephone conference call on August 24, 2004 with our financial advisor present. The purpose of this meeting, and two subsequent meetings of these board members on August 26, 2004 and September 21, 2004, which also included our financial advisor in attendance, was to facilitate communications and provide a forum for ongoing evaluation among our management, our board of directors and our financial advisor regarding communications with IBM and the status of our financial advisor’s continuing inquiries of other potential merger partners.

      On August 25, 2004, IBM provided a written non-binding indication of interest addressed to Mr. Kadifa, offering to acquire all of our outstanding capital stock for a purchase price in an amount ranging between $2.00 and $3.00 per share in cash. This indication of interest was based on assumptions relating to our capitalization and balance sheet and was subject to the results of a due diligence review by IBM of our company and the negotiation of terms of a definitive merger agreement. Mr. Garfinkel stated to Mr. Kadifa that, due to a number of factors, including the widening of our net loss for the second quarter of 2004, which was disclosed in a press release we issued on July 26, 2004, IBM had broadened the price range in their indication of interest from the range of $2.75 to $3.00 originally proposed on June 25, 2004. Mr. Kadifa, following consultation with certain members of our board of directors and our financial advisor concerning the proposed price range, responded to this letter on September 1, 2004 with a telephone call to Mr. Corgel to advise that although there was no agreement by us on price, it would be in the interests of both companies to permit IBM to begin a due diligence review of our business.

      Beginning on September 15, 2004 and continuing through the end of that month, IBM commenced the initial phase of its comprehensive due diligence review of our business and operations, including meetings and discussions between representatives of IBM’s Global Services division and members of our senior management and other selected employees, as well as a comprehensive document review. The meetings and discussions with our senior management and employees and related document review were intended to provide the representatives of IBM with an understanding of the operational, financial, employee and legal aspects of our business. During this period, there were no meaningful discussions concerning any terms or conditions of the acquisition proposal contained in IBM’s indication of interest.

      IBM’s due diligence activities continued on a less intensive basis into the month of October 2004, consisting principally of conversations between employees and management of the two companies. IBM indicated that its diligence activities and the related exchange of information would slow during this period to permit IBM to evaluate the diligence information that had been previously obtained and to await the announcement of our third quarter earnings results. These results were publicly released on October 28, 2004.

      In November 2004, our management continued to develop and update our internal operating plan for 2005 and future periods, based on a range of business and operating assumptions and financial scenarios considered by our management, as well as to consider other possible strategic partnering alternatives. During this time, our management and representatives provided continuing informal updates to members of our board of directors on our business and financial performance and the status of activities and communications with IBM.

      On November 19, 2004, after IBM had completed a significant portion of its due diligence review of our business and had evaluated these findings, Mr. Garfinkel of IBM submitted to Mr. Kadifa a revised written non-binding indication of interest to acquire the outstanding capital stock of our company for a cash purchase price of $2.65 per share, again based on assumptions relating to our capitalization and balance sheet and subject to results of further due diligence and the negotiation of terms of a definitive merger agreement. Following receipt of this indication of interest, in late November 2004, a representative of Credit Suisse First Boston engaged in discussions on our behalf with Mr. Garfinkel of IBM, principally focused on price and pricing assumptions of the respective parties.

      During November 2004, we continued to evaluate other possible acquisition transactions with other companies. On November 23, 2004, Mr. Kadifa, Mr. Chiang and other members of our management, together with our financial advisor, met with management representatives of a privately held application service provider (Company A) to discuss business objectives and the general outlines of an acquisition of our company by Company A either for stock or cash, subject to availability of financing. After this discussion, our management did not pursue any further meetings or discussions with Company A, due principally to concerns that Company A was undercapitalized, that a combination with Company A would adversely affect the liquidity of our common stock in the public trading market, and that a combination with Company A would present an unacceptable level of execution risk in completing an acquisition transaction.

      Our evaluation of other possible acquisition transactions during November 2004 also included a telephone discussion on November 29, 2004 among Mr. Schlein, one of our outside directors, and management representatives of a large publicly held computer company (Company B) concerning a possible acquisition of our company by Company B. That discussion resulted in an arrangement for a meeting between management representatives of the two companies to take place on December 16, 2004 to discuss respective business objectives and explore possible transaction structures.

      Following discussions with our financial advisor after IBM’s submission of the November 19, 2004 revised indication of interest, on December 2, 2004, Mr. Garfinkel of IBM submitted to Mr. Kadifa another revised non-binding indication of interest, substantially identical to the previous written indication of interest with the exception that the proposed acquisition price had been increased to $2.82 per share in cash, which Mr. Garfinkel represented to be IBM’s best and final offer. That same day, Mr. Kadifa, Brett White, our Executive Vice President, Chief Financial Officer, and John Whittle, our Vice President, General Counsel, met with representatives of Credit Suisse First Boston to share information regarding our internal operating plan for 2005 and future years and to discuss the various operating and market assumptions of our management underlying the plan. During that meeting, IBM’s revised indication of interest was also discussed. At Mr. Kadifa’s request, a representative of Credit Suisse First Boston contacted Mr. Garfinkel of IBM after the meeting to discuss matters relating to the proposed purchase price if negotiations between the two companies were to proceed.

      On December 3, 2004, Mr. Kadifa and Mr. White met again with our financial advisor to continue discussion of our internal operating plan for 2005 and future years, including our management’s development of different business scenarios representing our projected operating performance for these periods. These individuals conferred again by telephone on these matters on December 8, 2004.

      On December 9, 2004, our board of directors, with all members and our financial advisor and legal counsel present, met to consider IBM’s revised indication of interest of December 2, 2004 and to discuss the status of IBM’s due diligence review of our business that had been undertaken to date. At the meeting, representatives of Credit Suisse First Boston reviewed the status of discussions and diligence activities between the two companies, and reviewed with our board financial and other factual information to assist our board members in evaluating the $2.82 price per share included in IBM’s indication of interest. Our financial advisor and Mr. Kadifa also reviewed the range of potential strategic alternatives that had been considered to date. During this meeting, our financial advisor summarized discussions that had occurred with approximately nine potential merger partners and provided an assessment of a number of other potential merger partners that could be contacted based on possible benefits or synergies that might be realized as a result of transactions with those parties. Of the nine merger partners where contact had been made, all but two — Company A and Company B — had declined any interest in further discussions. As noted above, Company A was not considered a suitable merger partner due principally to concerns regarding adequacy of capitalization, liquidity concerns and execution risk. Our management also presented to our board an analysis of our projected operating performance as an independent company for 2005 and future periods, and discussed a range of continuing operating and market challenges relevant to our ability to maintain business momentum and achieve profitability. Our board did not reach any conclusions at this meeting, but authorized management and our financial advisor and legal counsel to continue discussions with IBM and to engage with IBM regarding specific terms of an acquisition transaction. The board also instructed our management and financial advisor to continue to explore all alternatives, including meeting with representatives of Company B.

      On December 15, 2004, we received a draft merger agreement from IBM’s legal counsel, and instructed our legal counsel to begin reviewing and discussing the terms of the draft agreement with IBM’s counsel. Our legal counsel communicated from time to time with IBM’s legal counsel through December 2004 and up until the execution date of the definitive merger agreement for the purpose of negotiating terms of the draft merger agreement and discussing related acquisition matters. During this entire period, representatives of IBM continued to engage in extensive due diligence review of our company and its business.

      On December 16, 2004, as a result of Mr. Schlein’s telephone conversation on November 29, 2004 with management representatives of Company B, two representatives of our management met with representatives of Company B to explore possible strategic opportunities. On December 17, 2004, a representative of Company B contacted a representative of Credit Suisse First Boston and indicated that Company B did not have any interest in further discussions.

      Our board of directors, with all members present and our financial advisor and legal counsel in attendance, convened by telephone conference call on December 21, 2004, January 11, 2005 and January 12, 2005, to receive from management and our financial advisor and legal counsel a summary of the discussions with representatives of IBM on the proposed terms of the acquisition. At each of these meetings, our board was advised of the status of unresolved issues related to the terms of acquisition contained in the draft merger agreement, and was updated on the diligence activities conducted by IBM and the various integration and operational matters discussed in our frequent communications with IBM’s business managers.

      During most of December 2004 and into January 2005, our management, consisting principally of Mr. Kadifa, Mr. Chiang, Mr. White and Mr. Whittle, and IBM’s business managers, consisting principally of Mr. Garfinkel, Mr. Kloeblen, Mr. Gropp and John Gianukakis, a Director of Business Development in IBM’s Global Services division, engaged in almost daily telephone discussions. These discussions focused on the status of outstanding business issues relating to our operations and time schedules for resolution of these matters.

      On January 11, 2005, Mr. Kadifa, Mr. Ottman and Salem Jamil, our Executive Vice President, Chief Operating Officer, traveled to Orlando, Florida and met with Mr. Corgel, Mr. Kloeblen, Mr. Gropp and Andrea Roma, Vice President, Service Delivery of IBM’s Global Services division. During this meeting, the parties principally discussed their respective management objectives regarding the operations of the combined companies, as well as proposed terms of continued employment, including the personal commitment, responsibilities and compensation of the executive members of our management in the combined company. At the end of that meeting, Mr. Corgel, Mr. Kloeblen and Mr. Gropp stated to our officers in attendance at the meeting that IBM would like to delay the timetable for seeking to enter into a merger agreement in order to better evaluate the commitment of our management team to operating the combined business.

      Later that day on January 11, 2005, our board of directors, with all members and our financial advisor and legal counsel present, convened by telephone conference call to review the status of IBM’s due diligence activities and to be briefed on progress that had been made by our legal counsel in negotiating terms of the proposed acquisition, including a review of open and unresolved issues.

      On January 12, 2005, Mr. Gropp contacted Mr. Kadifa by telephone to arrange a meeting between the broader management group of our company and business representatives of IBM. The stated objectives of this meeting were to permit IBM representatives to discuss integration issues with a larger group of our management, to further evaluate the commitment of our executive management in operating the combined business, to assess the skill levels of other managers and to discuss the roles and responsibilities that these less senior managers might have in the combined company. Mr. Gropp and Mr. Kadifa decided that this meeting would take place over two days, on January 19, 2005 and January 20, 2005.

      Also on January 12, 2005, our board of directors, with all members and our financial advisor and legal counsel present, convened by telephone conference call. During this meeting, Mr. Kadifa summarized his discussion with Mr. Gropp from earlier that day.

      During the course of the frequent contacts, communications and meetings between us and IBM and our respective representatives, on January 12, 2005, Mark Hauser, one of our outside directors, and Mr. Chiang each responded to separate telephone calls from a representative of a large IT service provider (Company C). The representative expressed interest in discussing possible alliance or acquisition arrangements between the two companies. In two subsequent telephone conversations with Mr. Chiang, the representative of Company C provided to Mr. Chiang general business information concerning Company C and indicated Company C’s interest in evaluating between 5 and 15 companies in the United States as possible acquisition candidates to enhance Company C’s growth, with the objective of seeking to narrow the list of candidates and possibly entering into a definitive acquisition agreement by the middle of 2005. The representative of Company C indicated that this timetable would also be influenced by the need to conduct extensive due diligence and to secure the approval of Company C’s foreign parent corporation for the acquisition. Mr. Chiang agreed to a meeting with management representatives of Company C to continue exploratory discussions regarding possible acquisition opportunities. On January 19, 2005, we also entered into a mutual confidentiality agreement with Company C to facilitate the exchange of information between the two companies.

      On January 19, 2005 and January 20, 2005, members of our executive management, as well as other less senior management members, met with management representatives of IBM’s Global Services division in Purchase, New York. This meeting addressed a broad range of business and operational matters in the context of an assumed acquisition of our company by IBM, including alignment of management objectives and vision, issued related to the integration of operations, commitment of our management to the combined business and management responsibilities.

      During the evening of January 20, 2005, Mr. Kadifa and Mr. Chiang met with representatives of Company C to discuss our general business strategies and to understand better the business interests of Company C concerning a possible strategic transaction. During the meeting, the representatives of Company C restated their general interest in evaluating U.S. companies in the application management and other businesses as potential acquisition candidates, with the preliminary objective of evaluating the potential benefits of an acquisition. At the conclusion of this meeting these representatives expressed interest in further exploratory discussions with our management concerning a possible business transaction, and Company C stated that it was still evaluating up to seven candidate companies and that it expected to be in a position to conclude any such acquisition transaction by the latter part of 2005. During the meeting, no acquisition proposal or terms relating to our company were discussed, and no commitments were made by the representatives of Company C to Mr. Kadifa or Mr. Chiang other than an interest in arranging a meeting between our management and another management representative of Company C.

      On the afternoon of January 21, 2005, the day following the conclusion of the two-day meeting in New York between the respective management representatives of IBM and our company, Mr. Corgel contacted Mr. Kadifa by telephone to indicate that IBM was satisfied that its objectives in meeting with our management on January 19, 2005 and January 20, 2005 had been addressed, and was prepared to move forward with resolving the remaining issues under the draft merger agreement.

      In the morning on Monday, January 24, 2005, our board of directors, with all members and our financial advisor and legal counsel present, convened by telephone conference call to discuss the business meetings and the discussions between our management and business representatives of IBM on January 19, 2005 and January 20, 2005. Mr. Kadifa also reviewed with our board the history of our company’s efforts to consider all potential strategic alternatives, including management’s recent discussions with representatives of Company C. Following discussions with our financial advisor and legal counsel, it was Mr. Kadifa’s belief, with which our board of directors concurred, that the acquisition interest of Company C was too preliminary and too uncertain to warrant a request to IBM to delay the acquisition of our company. Representatives of Credit Suisse First Boston reviewed with our board updated financial and other factual information and analyses relating to the proposed purchase price of $2.82 per share in cash offered by IBM, and our legal counsel summarized the status of negotiations regarding the draft merger agreement and reviewed the terms and conditions of the agreement, including remaining terms yet to be resolved. In the context of summarizing the provisions of the agreement, counsel also reviewed with the board members their duties as fiduciaries under the corporate law of Delaware, the company’s state of incorporation. No conclusions or resolutions were reached by the board at this meeting.

      In the afternoon on January 24, 2005, following continued negotiations of the draft merger agreement between representatives of the two companies, our board of directors, with all members and our financial advisor and legal counsel present, convened again by telephone conference call. During this meeting, counsel noted that all remaining issues under the merger agreement had been resolved subject to board approval. After discussion, our financial advisor delivered to our board their oral opinion, subsequently confirmed in writing, that, as of such date, the purchase price of $2.82 per share in cash consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, pursuant to the merger agreement, was fair from a financial point of view to those holders of our common stock. Our board of directors, with all members present and voting, then unanimously adopted resolutions approving the merger agreement and authorizing the transaction.

      The merger agreement and related agreements for the acquisition were finalized and executed by the parties during the evening of January 24, 2005, and we and IBM publicly announced the signing of a definitive agreement early in the morning of January 25, 2005.

Reasons For The Merger And Board Of Directors’ Recommendation

      Reasons for the Merger. In the course of reaching its decision to approve the merger and the merger agreement, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others, the following:

•	the value of the consideration to be received by our stockholders in the merger and the opportunity the merger presents to secure a premium for our stockholders over the recent market price of our common stock;

•	our business and financial prospects if we were to remain an independent company; the relative size of Corio and its competitors; the recent loss of significant customers; the continued consolidation of the software industry and our increasing dependence on a limited number of software providers for our service offerings; risks of personnel retention; and the business challenges of maintaining momentum in our customer markets;

•	an assessment of activities by our management to achieve profitability in future periods, including the results of our focus on increasing our revenue levels and managing our operating expenses;

•	the rate of development and maturation of the enterprise application service provider market, the challenges of improving customer acceptance of our products and services in this market, and our ability to acquire or license third party software applications, hardware and networking and data center services at a reasonable cost to us;

•	the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity), the possible risks and benefits to our stockholders of such alternatives and the timing and the likelihood of accomplishing any of these alternatives;

•	our ability to raise additional equity or debt financing to augment our levels of working capital;

•	the then current financial market conditions, and historical market prices, volatility and trading information with respect to our common stock;

•	our financial condition, cash position, historical results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives; and

•	other historical information concerning our business, prospects, financial performance and condition, operations, technology, management and competitive position.

      In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

•	the fact that the $2.82 per share to be paid as the consideration in the merger represents a premium of approximately 45.6% over the average closing trading price of our common stock over the 30 trading days prior to January 21, 2005, and a premium of approximately 37.6% over the $2.05 closing sale price for our common stock on The Nasdaq National Market on January 24, 2005, the last trading day prior to the public announcement of the execution of the merger agreement;

•	the financial analyses reviewed with our board by Credit Suisse First Boston on January 24, 2005 and the oral opinion of Credit Suisse First Boston delivered on January 24, 2005 to our board of directors, subsequently confirmed by delivery of a written opinion dated January 24, 2005, to the effect that, as of the date of the written opinion and based upon and subject to the various considerations set forth in that written opinion, the $2.82 per share cash consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, pursuant to the merger agreement, is fair from a financial point of view to those holders of our common stock (the full text of the written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Credit Suisse First Boston in connection with the opinion, is attached as Annex C to the proxy statement);

•	the number of prospective merger partners contacted by us or our financial advisor, and the failure of those partners so contacted to express any meaningful interest in pursuing an acquisition opportunity of our company, with the exception of two companies (Company A and Company C, discussed above under the caption “The Merger — Background To the Merger”) in which the expression of interest in each instance was considered by our board of directors and determined not to merit further evaluation;

•	the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of IBM;

•	the terms of the merger agreement and related documents, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations; and

•	the fact that pursuant to the merger agreement, we are not prohibited from responding in the manner provided in the merger agreement to certain takeover proposals (as described below in “The Merger Agreement — The Merger Agreement — No Solicitation”) that our board of directors determines in good faith constitute or are reasonably likely to lead to superior proposals, and we may terminate the merger agreement under certain circumstances to enter into an acquisition agreement with a third party making a superior proposal (as described below in “The Merger Agreement — The Merger Agreement — Termination”).

      In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

•	risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on our business;

•	the possibility that the merger will not be completed and the potential negative effect of public announcement of that event on our sales, operating results and stock price and our ability to retain key management and personnel;

•	the fact that our stockholders would not benefit from any future increase in our value;

•	the conditions to IBM’s obligation to complete the merger and the right of IBM to terminate the merger agreement under certain circumstances; and

•	the interests that certain of our directors and executive officers may have with respect to the merger in addition to their interests as stockholders of Corio generally as described in “The Merger — Interests of Corio’s Directors and Management in the Merger.”

      The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather, our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management and legal and financial advisors.

      Board of Directors Recommendation. After careful consideration, our board of directors has approved and declared the merger, the merger agreement and the transactions contemplated by the merger agreement advisable, has declared that it is in the best interests of our stockholders that we enter into the merger agreement and consummate the merger on the terms and conditions set forth in the merger agreement and recommends that our stockholders vote FOR the adoption of the merger agreement.

Opinion of Corio’s Financial Advisor

      We retained Credit Suisse First Boston to act as our financial advisor in connection with the merger. In connection with Credit Suisse First Boston’s engagement, Credit Suisse First Boston evaluated the fairness, from a financial point of view, of the merger consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, in the merger. On January 24, 2005, our board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse First Boston reviewed with our board of directors certain financial analyses, as described below, and rendered its oral opinion to our board of directors, subsequently confirmed in writing, that, as of the date of its opinion and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the consideration to be received by holders of our common stock, other than our directors and our stockholders affiliated with our directors, pursuant to the merger agreement, was fair from a financial point of view to those holders of our common stock.

      The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. You are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, of the consideration to be received by our stockholders in the merger, other than our directors and our stockholders affiliated with such directors, as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this proxy statement is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.

      In arriving at its opinion, Credit Suisse First Boston, among other things,

•	reviewed the merger agreement and certain other related agreements;

•	reviewed certain publicly available business and financial information relating to Corio;

•	reviewed certain other information relating to Corio, including financial forecasts, we provided to Credit Suisse First Boston or discussed with Credit Suisse First Boston, and met with members of our management to discuss the business and prospects of Corio;

•	considered certain financial and stock market data of Corio and compared that data with similar data for other publicly held companies in businesses Credit Suisse First Boston deemed similar to our business;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

      In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Corio that Credit Suisse First Boston reviewed and upon which it relied, Credit Suisse First Boston was advised, and Credit Suisse First Boston assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to our future financial performance.

      Credit Suisse First Boston also assumed, with our consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on us or the contemplated benefits of the merger and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of our assets or liabilities (contingent or otherwise), nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion is necessarily based upon information made available to it as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to us, nor does it address the underlying business decision of our board of directors to proceed with the merger.

      In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to Corio or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston’s view of the actual value of Corio. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston’s analysis of the fairness, from a financial point of view, of the consideration to be received by our stockholders in the merger, other than our directors and our stockholders affiliated with our directors, and were provided to our board of directors in connection with the delivery of the Credit Suisse First Boston opinion.

      The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with our board of directors at a meeting of our board of directors held on January 24, 2005. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

      Implied Transaction Statistics. Credit Suisse First Boston calculated several values implied by the merger consideration of $2.82 per share of our common stock, including our implied fully-diluted equity value and aggregate value. The following table summarizes the results of this analysis:

Values Implied by
	Price per Corio	Values Implied
	Share as of	by Merger
	January 21, 2005	Consideration
	($2.14)	($2.82)

Corio fully-diluted equity value	$153 million	$206 million
Corio fully-diluted aggregate value	$124 million	$178 million

      Credit Suisse First Boston also calculated the premium of the merger consideration of $2.82 per share of our common stock over the closing trading price of our common stock on January 21, 2005 and over the average closing trading price of our common stock over the 30 trading days prior to January 21, 2005. The following table summarizes the results of this analysis:

		Premium of Merger
		Consideration over
Period Ended January 21, 2005	Average Closing Price	Average Closing Price

January 21, 2005	$2.14	31.8%
Last 30 trading days	$1.94	45.6%

      Credit Suisse First Boston calculated certain trading multiples implied (i) by the closing trading price of our common stock on January 21, 2005 ($2.14) and (ii) by the merger consideration ($2.82). For each of these values, Credit Suisse First Boston calculated (i) the multiples of our implied aggregate value to our estimated revenues for calendar years 2004 and 2005 (using both publicly available research analyst estimates and estimates prepared by our management) and (ii) the multiples of our implied aggregate value to estimated earnings before interest, taxes, depreciation and amortization (EBITDA) for calendar year 2005 (using both publicly available research analyst estimates and estimates prepared by our management). For purposes of this analysis, the estimates by our management that were used were “management plan 3” estimates, which are described below under the heading “Comparable Companies Analyses”. The following table summarizes the results of these analyses:

	Multiple Implied by
	Price per Corio		Multiple Implied
	Share as of		by Merger
	January 21, 2005		Consideration
	($2.14)		($2.82)

Corio management plan 3
Multiple of implied aggregate value to:
Estimated 2004 revenue	1.8	x	2.5	x
Estimated 2005 revenue	1.7	x	2.4	x
Estimated 2005 EBITDA	82.4	x	117.6	x

Publicly available research analyst’s estimates
Multiple of implied aggregate value to:
Estimated 2004 revenue	1.8	x	2.5	x
Estimated 2005 revenue	1.6	x	2.4	x

      Comparable Companies Analyses. Credit Suisse First Boston compared certain of our financial information with that of other companies in the application management and hosting, network/data management and subscription model sectors of the software industry, including:

•	Application Management and Hosting Companies

Cognizant Technology Solutions Corporation
Keane, Inc.
Syntel, Inc.
The TriZetto Group, Inc.
NaviSite, Inc.

•	Network/Data Management Company

Equinix, Inc.

•	Subscription Model Companies

Cadence Design Systems, Inc.
Mercury Interactive Corp
Synopsys, Inc.
salesforce.com, inc.
Websense Inc.
Mentor Graphics Corporation
iPass Inc.
Motive, Inc.
Concur Technologies, Inc.
SupportSoft, Inc.
LivePerson, Inc.

      Credit Suisse First Boston reviewed fully diluted aggregate values, calculated as equity value plus net debt, as multiples of estimated revenue for calendar years 2004 and 2005 and as multiples of EBITDA for calendar years 2004 and 2005. Credit Suisse First Boston also reviewed share price as a multiple of estimated earnings for calendar years 2005 and 2006. Estimated financial data for the selected companies were based on publicly available research analysts’ estimates. Estimated financial data for Corio were based on publicly available research analyst’s estimates and three sets of estimates prepared by our management: “management plan 1”, “management plan 2” and “management plan 3”. Management plan 1 contemplated that we would conserve cash by immediately limiting expenditures intended to drive new revenue growth, including expenditures for research and development and sales and marketing. Management plan 2 contemplated that we would only begin to limit expenditures intended to drive new revenue growth after the first quarter of 2005. Management plan 3 contemplated that we would operate our business consistent with current growth opportunities. In order to operate under management plan 3, our management contemplated that we might be required to seek additional financing in calendar year 2005. All multiples were based on closing stock prices on January 21, 2005. From the multiples calculated for the selected comparable companies, Credit Suisse First Boston derived and applied the following ranges of multiples to our estimated financial data: (i) a range of multiples of aggregate value to 2004 revenues of 1.1x to 1.5x; (ii) a range of multiples of aggregate value to 2005 estimated revenues of 1.1x to 1.4x; and (iii) a range of multiples of aggregate value to 2005 EBITDA of 8.0x to 12.0x. Although Credit Suisse First Boston also derived ranges of multiples of share price to estimated earnings for calendar years 2005 and 2006 from the comparable companies, Credit Suisse First Boston did not apply such ranges of derived multiples to our company since such analysis would not have been meaningful given our estimated negative net income for calendar years 2005 and 2006. The analysis described above indicated the following range of implied prices per share of our common stock:

Implied Price per Corio Share

$0.63 - $1.90

You should be aware that no company utilized as a comparison in this analysis is identical to us. In addition, mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.

      Discounted Cash Flow Analyses. Using a discounted cash flow analysis, Credit Suisse First Boston calculated various implied equity values for our company based on the three sets of financial forecasts prepared by our management, as described above under the heading “Comparable Companies Analyses”. Credit Suisse First Boston’s analysis used discount rates ranging from 16.5% to 20.0% and terminal multiples of next twelve months net operating profit after taxes ranging from 25.0x to 40.0x. The following table summarizes the ranges of prices per share of our common stock implied by these analyses:

Implied Price
per Corio Share

Management plan 1	$2.22 - $2.86
Management plan 2	$2.00 - $2.59
Management plan 3	$1.96 - $2.51

      Credit Suisse First Boston also calculated implied equity values for our company using the same ranges of discount rates and terminal multiples based on an alternative scenario for our future financial performance that was provided to Credit Suisse First Boston by our management for illustrative purposes only and was not approved by our management or board of directors as it was not believed by our management or board of directors that this scenario was reasonably attainable at the time Credit Suisse First Boston prepared its opinion. Using these estimates, the discounted cash flow analysis implied prices per Corio share ranging from $2.27 to $3.04.

      Precedent Transactions Analysis. Credit Suisse First Boston reviewed several financial metrics from the following 30 transactions in the technology industry since October 12, 2001:

Target	Acquiror

• NetSolve, Incorporated
• BlueStar Solutions, Inc.
• Alphablox Corporation
• Exult, Inc.
• Marshall & Swift, L.P.
• Daksh eServices Private Limited
• American Management Systems, Incorporated
• Nims Associates, Inc.
• RebusIS Systems Inc.
• Digital GlobalSoft Limited
• Services division of FullTilt Solutions, Inc.
• The Feld Group
• ORION Scientific Systems, Inc.
• The Patient Accounting Service Center, LLC
• Transiciel SA
• Expert Information Services Pty Limited
• SchlumbergerSema, a unit of Schlumberger Limited
• Innovative Merchant Solutions LLC
• Commercial IT unit of Lockheed Martin Corp.
• Government IT unit of Affiliated Computer Services Inc.
• Sherwood International plc
• Vision Healthsource Inc.
• AlphaNet Solutions, Inc.
• NerveWire, Inc.
• Security Intelligence Services unit of Predictive
Systems, Inc.
• Predictive Systems, Inc.
• Elite Information Group, Inc.
• Concord EFS, Inc.
• Electronic Data System Corp.
• Advantage Payroll Services, Inc.	• Cisco Systems, Inc.
• Affiliated Computer Services, Inc.
• International Business Machines Corporation
• Hewitt Associates, Inc.
• MacDonald Dettwiler and Associates Ltd.
• International Business Machines Corporation
• CGI Group Inc.
• Keane Consulting Group
• Xchanging Ltd.
• Hewlett-Packard Company
• CIBER, Inc.
• Electronic Data Systems Corporation
• SRA International, Inc.
• Affiliated Computer Services, Inc.
• Capgemini SA
• Infosys Technologies Limited
• Atos Origin S.A.
• Intuit Inc.
• Affiliated Computer Services Inc.
• Lockheed Martin Corp.
• SunGard Data Systems Inc.
• Perot Systems Corporation
• CIBER, Inc.
• Wipro Limited
• Science Applications International Corporation
• International Network Services Inc.
• The Thomson Corporation
• First Data Corporation
• Fiserv, Inc.
• Paychex, Inc.

      Credit Suisse First Boston compared the fully diluted aggregate transaction values in the selected precedent transactions as multiples of the latest twelve months revenue and the latest twelve months earnings before interest and taxes (EBIT) and share price as a multiple of estimated next 12 months earnings for the target company in each transaction. The mean and median multiples of aggregate transaction value to latest 12 months revenues for the selected transactions were 1.3x and 2.1x, respectively. Applying a multiple range of 1.3x to 2.1x to our revenues over the last 12 months implied the following range of prices per share of our common stock:

Implied Price per Corio Share

$1.68 - $2.42

      Credit Suisse First Boston also calculated the implied premium paid in the following transactions since January 1, 2003 in which the acquiror paid cash: (i) 1,061 transactions with a transaction value greater than $25 million; (ii) 259 transactions in the technology industry with a transaction value greater than $15 million; and (iii) 67 transactions in the software industry with a transaction value greater than $15 million. All premiums calculated for the selected transactions were based on the target company’s stock price one day prior to announcement of the relevant transaction and on information available at the time of announcement of the relevant transaction. Credit Suisse First Boston derived the following information from data observed for the selected precedent transactions:

			Percentage of Selected
			Transactions with
	Average Premium Over	Median Premium	Premium Below the
	Target Share Price One	Over Target Share	31.8% Implied
Selected Cash Transactions	Day Prior to	Price One Day Prior	Premium Offered
Since January 1, 2003	Announcement	to Announcement	by IBM

1,061 transactions	25.9%	18.4%	72.8%
259 technology transactions	31.1%	21.6%	65.6%
67 software transactions	33.7%	23.8%	71.6%

      Credit Suisse First Boston also calculated that applying a premium of 20% to 40% to the average closing price of $1.94 per share of Corio’s common stock for the 30 trading days ending on January 21, 2005 resulted in the following range of implied prices per share of Corio’s common stock:

Implied Price per Corio Share

$2.32 - $2.71

      You should note that no transaction utilized as a comparison in this analysis is identical to the merger. In addition, mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable transaction data.

      Corio Historical Stock Trading Performance. Credit Suisse First Boston analyzed the prices at which our common stock traded from January 2, 2003 through January 21, 2005. Credit Suisse First Boston noted that the high closing price of our common stock during this period was $4.23 on April 6, 2004, and that the low closing price of our common stock was $0.64 on January 17, 2003.

      Credit Suisse First Boston also analyzed the prices at which our common stock traded from July 15, 2004 through January 21, 2005. Credit Suisse First Boston noted that the high closing price of our common stock during this period was $2.14 on January 21, 2005, and that the low closing price of our common stock was $1.15 on August 16, 2004. Credit Suisse First Boston also noted the average closing price of our common stock over various periods ending on January 21, 2005 as summarized below:

Period Ended
January 21, 2005	Average Closing Price

January 21, 2005	$2.14
Last 5 trading days	$2.10
Last 10 trading days	$2.02
Last 30 trading days	$1.94
Last 60 trading days	$1.79
Last 90 trading days	$1.71

      Credit Suisse First Boston also reviewed our recent stock price performance and compared its performance with IBM and indices comprised of selected companies in the application management and hosting industry, network/data management industry and subscription model sectors of the software industry and the Nasdaq composite index over the periods from January 2, 2003 to January 21, 2005 and July 15, 2004 to January 21, 2005. The following table sets forth the changes in stock prices over such periods:

	Stock Price	Stock Price
	Increase/(Decrease)	Increase/(Decrease)
	from January 2, 2003	from July 15, 2004
	to January 21, 2005	to January 21, 2005

Corio	168%	16%
IBM	15%	10%
Index of application management and hosting companies	95%	29%
Index of network/data management companies	417%	38%
Index of subscription software companies	7%	(10)%
Nasdaq	47%	6%

      Credit Suisse First Boston’s opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of our board of directors or our management with respect to the value of our company or whether our board of directors would have been willing to agree to different merger consideration.

      Our board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by our board of directors based on Credit Suisse First Boston’s qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Credit Suisse First Boston and its affiliates have in the past provided, and are currently providing, financial and investment banking services to us and to IBM unrelated to the merger for which Credit Suisse First Boston has received compensation and Credit Suisse First Boston and its affiliates may in the future provide certain investment banking and financial services to IBM for which Credit Suisse First Boston would expect to receive compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade our debt and equity securities and the debt and equity securities of IBM for their and their affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time, hold a long or short position in such securities.

      Pursuant to an engagement letter, we engaged Credit Suisse First Boston to provide financial advisory services to our board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Credit Suisse First Boston will receive a customary fee for its services, a significant portion of which is contingent upon the consummation of the merger. Credit Suisse First Boston will also receive a fee for rendering its opinion. In addition, we have agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney’s fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Interests Of Corio’s Directors And Management In The Merger

      In considering the recommendation of our board of directors in favor of the merger, you should be aware that members of our board of directors and certain of our officers and employees have interests in the merger that are different from, or in addition to, the interests of our stockholders.

      These interests are described below, to the extent material, and except as described below, such persons have, to our knowledge, no material interest in the merger apart from those of our stockholders generally. Our board of directors was aware of, and considered the interests of, our directors, officers and employees in approving the merger agreement and the merger.

      Indemnification And Insurance. The merger agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger (and rights for advancement of expenses) existing in favor of our and our subsidiaries’ current and former directors or officers as provided in their respective certificates of incorporation or by-laws or other comparable organizational documents and any of our or our subsidiaries’ existing indemnification or other agreements in effect as of the date of the merger agreement will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with their terms. IBM has agreed to cause the surviving corporation to comply with and honor those obligations. The merger agreement further provides that for six years after the effective time of the merger, IBM will maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the merger agreement. IBM’s obligation to provide this insurance coverage is subject to a cap of 200% of the current annual premium paid by us for our existing insurance coverage. If IBM cannot maintain the existing or equivalent insurance coverage without exceeding the 200% cap, IBM is required to maintain as much insurance coverage as can be obtained by paying an annual premium equal to the 200% cap.

      Stock Options. Under the merger agreement, at the effective time of the merger, each vested stock option granted under our stock option plans with an exercise price of less than $2.82 per share will be converted into the right to receive an amount in cash equal to the number of shares of our common stock subject to the stock option multiplied by the excess of $2.82 over the exercise price per share of our common stock subject to each stock option. See “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

      Each stock option granted under our stock option plans that is (i) unvested with an exercise price of less than $2.82 per share or (ii) vested or unvested with an exercise price equal to or greater than $2.82 per share and less than $4.00 per share will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable prior to the effective time of the merger (other than the exercise price, which is described below), a number of shares of IBM common stock determined by multiplying the number of shares of our common stock subject to the stock option by the option exchange ratio (as described under the caption “Summary — Treatment Of Awards Outstanding Under Corio’s Stock Plans”). The exercise price per share of IBM common stock under each converted stock option will be equal to the per share exercise price for the shares of our common stock otherwise purchasable pursuant to the stock option divided by the option exchange ratio.

      Each stock option granted under our stock option plans with an exercise price equal to or greater than $4.00 per share will be cancelled prior to the effective time of the merger. Depending on the terms of the plan under which those options were issued, in order to cancel those options, it may be necessary to accelerate their vesting and allow them to be exercised for a period of time prior to the effective time of the merger. Holders of accelerated options will have the right to exercise those options during the applicable period ending on or prior to the effective date of the merger, but because the exercise price will be greater than the $2.82 merger consideration, holders of accelerated options would be spending more to exercise the options than they would receive in the merger. If the options are not exercised, they will be cancelled.

      After the completion of the merger, IBM intends to give our employees, including our executive officers, whose Corio stock options are cancelled (as described above) and who remain employed at the effective time of the merger a grant of IBM stock options or, in the circumstances described below, a cash conversion payment. The new option grants are expected to vest 25% on each of the first four anniversaries following the closing date of the merger, and be subject to the terms and conditions of IBM’s Long Term Incentive Plan. The exercise price is expected to be equal to 100% of the fair market value of IBM’s common stock at the close of market on the day the merger becomes effective. The number of IBM shares subject to the new option grant will depend on the exercise price of cancelled options. IBM intends to grant to holders of cancelled options new options on a number of IBM shares equal to one-tenth the number of IBM shares that would have been subject to such options using the option exchange ratio (as described under the caption “Summary — Treatment Of Awards Outstanding Under Corio’s Stock Plans”). If the resulting number of IBM shares subject to the new option grant would be fewer than 100, IBM intends to instead provide a cash payment equal to $25 per new IBM option share that would otherwise have been received. The award would be payable within 60 days of completion of the merger provided the intended recipient remains employed by IBM until that date. IBM is not required under the terms of the merger agreement to provide such stock options or make such cash payments.

      As of January 19, 2005, Messrs. Kadifa, Jamil, Ottman, Chaddha, White and Chiang had a total of (1) 5,047,271 vested options granted under our stock option plans with an exercise price of less than $2.82 per share, (2) 1,413,339 unvested stock options granted under our stock option plans with an exercise price of less than $2.82 per share, (3) 241,429 vested or unvested stock options granted under our stock option plans with an exercise price equal to or greater than $2.82 per share and less than $4.00 per share and (4) 1,080,000 vested or unvested stock options granted under our stock option plans with an exercise price equal to or greater than $4.00 per share. These options will be entitled to the same treatment afforded to all other options as described more fully in “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

      In connection with the merger, and pursuant to change in control agreements with us, our executive officers (excluding George Kadifa, our Chairman of the Board and Chief Executive Officer, and Brett White, our Executive Vice President, Chief Financial Officer) are entitled, in the event that they are terminated following a change in control of our company, to 12 months of accelerated vesting of their outstanding unvested stock options. Pursuant to change in control agreements with us, Messrs. Kadifa and White are entitled, in the event that they are terminated following a change in control of our company, to the greater of (1) 12 months of accelerated vesting of their outstanding unvested stock options or (2) the accelerated vesting of 50% of their outstanding unvested stock options.

      By accepting the terms of their employment arrangements with IBM described below, each of Mr. Kadifa, John Ottman, our Executive Vice President, Worldwide Sales, Parmeet Chaddha, our Senior Vice President, Corio Technologies, and Salem Jamil, our Executive Vice President, Chief Operating Officer, has agreed to terminate and waive all rights and benefits under any severance, termination or change in control related agreements or arrangements they may have with us or our subsidiaries.

      In recognition of their service as members of our board of directors, each of our six non-employee directors was granted an option to purchase 100,000 shares of our common stock. The option grants for Randy Baker, Mark Hauser and Glenn Marschel each have an exercise price of less than $2.82 per share. The option grants for Mark Forman, George Still and Ted Schlein each have an exercise price greater than $2.82 per share but less than $4.00 per share. The option for Mr. Marschel was granted by us in April 2001; the option for Mr. Schlein was granted by us in September 2003; each of the options for Messrs. Baker, Hauser and Still were granted by us in November 2003; and the option for Mr. Forman was granted by us in January 2004. Each of these options will fully vest upon a change in control of our company. At the effective time of the merger, these options will be entitled to the same treatment afforded to all other options as described more fully under the caption “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

      Additionally, in recognition of their service as members of our audit committee, Messrs. Forman, Marschel and Still were each granted an option in October 2004 to purchase 15,000 shares of our common stock. Each of these options has an exercise price of less than $2.82 per share. As of January 19, 2005, each of these options had vested as to 937 shares of our common stock, with 14,063 shares remaining unvested as of such date. None of these options is entitled to an accelerated vesting benefit as a result of a change in control of our company. At the effective time of the merger, these options will also be entitled to the same treatment afforded to all other options as described more fully under the caption “The Merger — Effect on Awards Outstanding Under Corio’s Stock Plans.”

      It is expected that each of our non-employee directors will resign as a member of our board of directors upon the effective time of the merger. As a result, none of these directors will participate as long-term stockholders or optionholders of IBM based on their current options to purchase our common stock after the completion of the merger.

      Change In Control Benefits For Certain Of Our Officers And Employees. In addition to the change in control benefits described above with respect to outstanding stock options held by our executive officers, certain of our officers and employees have entered into change in control agreements with us, which generally provide that if we, within one year following a change in control of our company, terminate the employment of the officer or employee involuntarily and without business reasons or if a constructive termination is deemed to have occurred, this officer or employee will be entitled to receive the following:

•	base salary and vacation accrued through the termination date;

•	12 months of accelerated vesting of the officer’s or employee’s outstanding unvested stock options and other outstanding unvested equity arrangements;

•	base salary continuance, excluding any rights to a bonus and any payment rights other than base salary, for a certain period (to a maximum of 12 months) after the termination date; and

•	to the extent required by COBRA only, continuation of group health benefits pursuant to our standard programs in effect at the termination date, for a period of not less than 18 months (or such longer period as may be required by COBRA), provided that the officer or employee makes the necessary conversion and payments.

      Employment Arrangements Between George Kadifa And IBM. Mr. Kadifa, has agreed to become employed by IBM as General Manager, Applications on Demand, upon completion of the merger. At that time, IBM will pay Mr. Kadifa a base salary of $300,000 with a target bonus incentive of $120,000, for an annualized total target compensation of $420,000, plus the opportunity to participate in IBM’s employee benefit programs. Pursuant to our employment arrangements with Mr. Kadifa, Mr. Kadifa was paid a base salary and cash bonus of $325,000 in 2001, a base salary and cash bonus of $258,333 in 2002, a base salary and cash bonus of $200,979 in 2003 and a base salary and cash bonus of $222,500 in 2004.

      As part of his employment arrangements with IBM, Mr. Kadifa will also participate in a retention milestone achievement program that will be adopted by IBM for Mr. Kadifa and certain other key executive officers as described below. The retention milestone achievement program, which will take effect upon completion of the merger, will provide for bonus payments to Mr. Kadifa, subject to his continued employment with IBM and the achievement of certain milestones during specified 6 month measuring periods, as described in the table below. The milestones include the following:

•	proactively leading the transition, integration and transformation of our company;

•	proactively ensuring ongoing service delivery, quality and achievement of performance standards to all our customers;

•	maintaining client service and delivery commitments;

•	maintaining and growing current revenue levels and client service and delivery commitments; and

•	positively contributing to new client sales and critical integration activities of the new business.

      If all of these milestones are met, the bonus payments to Mr. Kadifa will be as follows:

Potential Payments if
Milestones are
Measuring Periods from the Effective Date of the Merger	Achieved

6 month	$75,000
12 month	$150,000
18 month	$225,000
24 month	$300,000
Total	$750,000

      Mr. Kadifa will be eligible to receive a reduced payment under the retention milestone achievement program if he is terminated without cause prior to the end of the 24-month measuring period.

      In addition, Mr. Kadifa will, at the effective time of the merger, be granted stock options to purchase IBM common stock with an equity value of $130,000 at an exercise price that is 10% above IBM’s stock price on the grant date.

      By accepting the terms of this employment arrangement with IBM, Mr. Kadifa has agreed to terminate and waive all rights and benefits under any severance, termination or change in control related agreements or arrangements he may have with us or our subsidiaries.

      IBM’s ability to retain Mr. Kadifa as an employee following the completion of the merger was an important factor in its decision to proceed with the acquisition, and the continued employment of Mr. Kadifa was a positive element supporting its valuation of our business.

      Employment Arrangements Between Certain Of Our Other Executive Officers And IBM. Mr. Ottman, Mr. Chaddha, and Mr. Jamil have also agreed to become employed by IBM upon completion of the merger. Mr. Ottman has agreed to become Director of Sales, Applications on Demand, upon completion of the merger. Mr. Chaddha has agreed to become Director of Technologies, Applications on Demand, upon completion of the merger. Mr. Jamil has agreed to become Director of Delivery, Applications on Demand, upon completion of the merger. As part of their employment arrangements with IBM, each of these executive officers will participate in a retention milestone achievement program that will be adopted by IBM. The retention milestone achievement program, which will take effect upon completion of the merger, will provide for bonus payments to each of these executive officers subject to their continued employment with IBM and the achievement of certain milestones during specified 6-month measuring periods, as described in the table below. The milestones include the following:

•	proactively leading the transition, integration and transformation of our company;

•	proactively ensuring ongoing service delivery, quality and achievement of performance standards to all our customers;

•	maintaining client service and delivery commitments;

•	maintaining and growing current revenue levels and client service and delivery commitments; and

•	positively contributing to new client sales and critical integration activities of the new business.

      If the milestones under the program are met, the aggregate bonus payments to these three executive officers will be $1,500,000, payable in the following manner: up to $150,000 in total at the 6 month measuring period; up to $300,000 in total at the 12 month measuring period; up to $450,000 in total at the 18 month measuring period; and up to $600,000 in total at the 24 month measuring period.

      Each of these executive officers will be eligible to receive a reduced payment under the retention milestone achievement program if he is terminated without cause prior to the end of the 24 month measuring period.

      In addition, each of these executive officers will at the effective time of the merger be granted stock options to purchase IBM common stock with an equity value of $55,000 at an exercise price that is 10% above IBM’s stock price on the grant date.

      By accepting the terms of their employment arrangements with IBM, Messrs. Ottman, Chaddha and Jamil have each agreed to terminate and waive all rights and benefits under any severance, termination or change in control related agreements or arrangements they may have with us or our subsidiaries.

      In addition to the employment arrangements with Messrs. Ottman, Chaddha and Jamil, IBM has expressed its interest in entering into employment arrangements with certain other officers, including Mr. White, Mr. Chiang, and Mr. Whittle. However these employment arrangements have not yet been finalized.

      Under the terms of these proposed employment arrangements, IBM would require each of these officers to agree to terminate and waive all rights and benefits under any severance or change in control related agreements or other arrangements between him and us or our subsidiaries. None of these proposed employment arrangements has been entered as of the date of this proxy statement and is pending resolution between these officers and IBM.

      IBM’s ability to retain Messrs. Ottman, Chaddha and Jamil as employees following the completion of the merger was an important factor in its decision to proceed with the acquisition, and the continued employment of these individuals was a positive element supporting its valuation of our business.

      Severance Arrangements Between Certain Of Our Executive Officers And IBM. IBM has also agreed to provide Messrs. Kadifa, Ottman, Chaddha and Jamil with severance benefits equaling their starting salary plus target bonus if any of the following events occur during the 12 month period after the effective time of the merger:

•	termination of employment by IBM without cause;

•	reduction by more than 20% of their salary and target bonus; or

•	if IBM requires that the officer relocate his place of employment more than 50 miles from our current business location.

      Non-Competition Arrangements Between Certain Of Our Executive Officers And IBM. As a condition to IBM’s willingness to enter into the merger agreement, Messrs. Kadifa, Ottman, Chaddha and Jamil have each agreed that for two years following the effective time of the merger, they will not have a “relationship” with any business that they engage or assist in the development, marketing, selling or licensing of application management services, including (1) the provision of the computers, data center facilities and networks to support the packaged applications and proprietary software as a service and (2) services provided to customers to address problems that arise with these applications or the computers or networks that run them, and which may include any of the following:

•	the implementation and/or management of software, whether infrastructure, middleware and/or packaged applications or proprietary software as a service, as part of an application hosting service, either on customer premises or at third party data center facilities;

•	the provision of application service provider services;

•	the development, marketing, delivery or provisions of consulting or professional services in connection with the software or services described above; and

•	the development, marketing, delivery, provision, or licensing of software tools, modules, automated workflows or similar items that are used in the provision of application management or hosting services.

      Each of Messrs. Kadifa, Ottman, Chaddha and Jamil will be deemed to have a “relationship” with a business (other than holding less than 5% of the publicly traded securities of that business) if he (a) owns, manages, operates, joins or is employed by the business, (b) is a director, member, agent, stockholder, owner or general partner of the business, (c) acts as a consultant or advisor to the business or (d) controls or participates in ownership, management or operation of the business.

      Non-Solicitation/ No-Hire Arrangements Between Certain Of Our Executive Officers And IBM. As a further condition to IBM’s willingness to enter into the merger agreement, Messrs. Kadifa, Ottman, Chaddha and Jamil have each agreed that for two years following the effective time of the merger, they will not, directly or indirectly, provide any products or services identified under the caption “Interests Of Corio’s Directors And Management In The Merger — Non-Competition Arrangements Between Certain Of Our Executive Officers And IBM” (whether as an employee, consultant, advisor or otherwise) to any entity that at that time is, or at any time in the 12 month period prior to that time had been, a customer or active prospective customer of ours or of IBM or any of its affiliates.

      Additionally, during the two years following the effective time of the merger, Messrs. Kadifa, Ottman, Chaddha and Jamil have each agreed not to directly or indirectly solicit, influence, entice or encourage any person who at the time is, or who at any time in the 12 month period prior to that time had been, an employee of or consultant to us or IBM or any of its affiliates to cease or curtail his or her relationship with us or IBM or any of its affiliates.

      During the two years following the effective time of the merger, Messrs. Kadifa, Ottman, Chaddha and Jamil have each further agreed that they will not hire or attempt to hire, whether as an employee, consultant or otherwise, any person who at the time is, or who at any time in the 12 month period prior to that time had been, employed by, or providing services to, us or IBM or any of its affiliates.

      Non-Disruption Arrangements Between Certain Of Our Executive Officers And IBM. During the two years following the effective time of the merger, Messrs. Kadifa, Ottman, Chaddha and Jamil have each agreed that they will not directly or indirectly, interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between us or IBM or any of its affiliates, on the one hand, and any of our and their respective customers, suppliers, or employees, on the other hand.

Appraisal Rights

      The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

      If the merger is consummated, dissenting holders of our common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law within the appropriate time periods will be entitled to have their shares of our common stock appraised by a court and to receive the “fair value” of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

      The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

      Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with us before the special meeting on March  ●, 2005. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote “for” the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

      A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

      A Corio stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to us at our address at 959 Skyway Road, Suite 100, San Carlos, California 94070, Attention: Secretary. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his, her or its Corio common stock. Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

      Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. We, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after the stockholders’ request is received by us or 10 days after the latest date for delivery of a demand for appraisal under Section 262.

      Within 120 days after the effective time of the merger (but not thereafter), either we or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Corio shares of stockholders entitled to appraisal rights. We have no present intention to file such a petition if demand for appraisal is made.

      Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon us, which we must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by us. If we file a petition, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and we will bear the costs thereof. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

      If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

      Corio stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See “Material United States Federal Income Tax Consequences Of The Merger.”

      Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

      At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

      Failure by any Corio stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of such stockholder’s appraisal rights.

Accounting Treatment

      The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Form Of The Merger

      Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Nike Acquisition Corp., a wholly owned subsidiary of IBM and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly owned Delaware subsidiary of IBM.

Merger Consideration

      At the effective time of the merger, each outstanding share of our common stock, other than treasury shares, shares held by IBM or Nike Acquisition Corp. and shares held by stockholders who perfect their appraisal rights (as described in “The Merger — Appraisal Rights”), will be converted into the right to receive $2.82 in cash, without interest. Treasury shares and shares held by IBM or Nike Acquisition Corp. will be canceled immediately prior to the effective time of the merger.

      As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of our common stock (other than stockholders who have perfected their appraisal rights) will cease to have any rights as a stockholder, except the right to receive $2.82 per share in cash. The price of $2.82 per share was determined through arm’s-length negotiations between IBM and us.

Conversion of Shares; Procedures For Exchange Of Certificates

      The conversion of our common stock into the right to receive $2.82 per share in cash, without interest, will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, EquiServe Trust Company, the paying agent, will send a letter of transmittal to each former Corio stockholder. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of our common stock. You should not return stock certificates with the enclosed proxy.

      Upon surrender of a stock certificate representing shares of our common stock, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of IBM, as promptly as practicable in accordance with the paying agent’s customary procedures, $2.82 in cash for each share represented by the stock certificate and that stock certificate will be cancelled.

      In the event of a transfer of ownership of our common stock that is not registered in our stock transfer books, the merger consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer, and

•	the person requesting such payment:

•	pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

•	establishes to us, the surviving corporation in the merger, that the tax has been paid or is not applicable.

      No interest will be paid or accrue on any cash payable upon the surrender of stock certificates representing shares of our common stock. The cash paid upon conversion of shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

Effect On Awards Outstanding Under Corio’s Stock Plans

      Stock Options. Under the merger agreement, at the effective time of the merger, each vested stock option granted under our stock option plans with an exercise price of less than $2.82 per share will be converted into the right to receive an amount in cash equal to the number of shares of our common stock subject to the stock option multiplied by the excess of $2.82 over the exercise price per share of our common stock subject to each stock option. As of January 19, 2005, we had a total of 9,451,238 vested stock options granted under our stock option plans with an exercise price of less than $2.82 per share.

      Each stock option granted under our stock option plans that is (i) unvested with an exercise price of less than $2.82 per share or (ii) vested or unvested with an exercise price equal to or greater than $2.82 per share and less than $4.00 per share will be assumed by IBM and converted into an option to acquire, on the same terms and conditions as were applicable prior to the effective time of the merger (other than the exercise price, which is described below), a number of shares of IBM common stock determined by multiplying the number of shares of our common stock subject to the stock option by the option exchange ratio (as described under the caption “Summary — Treatment Of Awards Outstanding Under Corio’s Stock Plans”). The exercise price per share of IBM common stock under each converted stock option will be equal to the per share exercise price for the shares of our common stock otherwise purchasable pursuant to the stock option divided by the option exchange ratio. As of January 19, 2005, we had a total of 4,884,027 unvested stock options granted under our stock option plans with an exercise price of less than $2.82 per share. As of January 19, 2005, we had a total of 1,184,432 vested and unvested stock options granted under our stock option plans with an exercise equal to or greater than $2.82 per share and less than $4.00 per share.

      Each stock option granted under our stock option plans with an exercise price equal to or greater than $4.00 per share will be cancelled prior to the effective time of the merger. Depending on the terms of the plan under which those options were issued, in order to cancel those options, it may be necessary that we accelerate their vesting and allow them to be exercised for a period of time prior to the effective time of the merger. Holders of accelerated options will have the right to exercise those options during the applicable period ending on or prior to the effective date of the merger. However, there may not be any economic benefit in exercising these options because the exercise price will be greater than the $2.82 merger consideration and holders of accelerated options would be spending more to exercise the options than they would receive in the merger. If the options are not exercised, they will be cancelled. As of January 19, 2005, we had a total of 1,867,114 vested and unvested stock options granted under our stock option plans with an exercise price equal to or greater than $4.00 per share.

      After the completion of the merger, IBM intends to give our employees, including our executive officers, whose Corio stock options are cancelled (as described above) and who remain employed at the effective time of the merger a grant of IBM stock options or, in the circumstances described below, a cash conversion payment. The new option grants are expected to vest 25% on each of the first four anniversaries following the closing date of the merger, and be subject to the terms and conditions of IBM’s Long Term Incentive Plan. The exercise price is expected to be equal to 100% of the fair market value of IBM’s common stock at the close of market on the day the merger becomes effective. The number of IBM shares subject to the new option grant will depend on the exercise price of cancelled options. IBM intends to grant to holders of cancelled options new options on a number of IBM shares equal to one-tenth the number of IBM shares that would have been subject to such options using the option exchange ratio (as described under the caption “Summary — Treatment Of Awards Outstanding Under Corio’s Stock Plans”). If the resulting number of IBM shares subject to the new option grant would be fewer than 100, IBM intends to instead provide a cash payment equal to $25 per new IBM option share that would otherwise have been received. The award would be payable within sixty day of completion of the merger provided the intended recipient remains employed by IBM until that date. IBM is not required under the terms of the merger agreement to provide such stock options or make such cash payments.

      As soon as practicable following the completion of the merger, IBM will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of IBM common stock subject to the assumed Corio stock options, or assume the options under an existing equity incentive plan with respect to which a registration statement on Form S-8 (or another appropriate form) is currently effective. That registration statement will be kept effective, and the current status of the prospectus required by the Securities and Exchange Commission will be maintained, for so long as any assumed Corio stock options remain outstanding.

      Employee Stock Purchase Plan. Under the merger agreement, we must terminate the Employee Stock Purchase Plan before the effective time of the merger. Upon the termination of the Employee Stock Purchase Plan, the current offering period will end, and all outstanding purchase rights shall be immediately exercised by applying the accumulated payroll deductions for each participant to purchase shares of our common stock. The purchase price for each participant will be equal to the lower of 85% of (a) the fair market value per share of our common stock on such participant’s offering date and (b) the fair market value per share of our common stock on the last business day before the effective time. Any excess payroll deductions not used to purchase whole shares of our common stock will be returned to the participant. IBM has agreed to permit us to provide a new offering period under the Employee Stock Purchase Plan to commence on February 1, 2005, in accordance with the terms and conditions of the plan as in effect on the date of the merger agreement.

Effective Time Of The Merger

      The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by IBM and us and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable on or after the closing date, which will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

Delisting And Deregistration Of Corio’s Common Stock

      If the merger is completed, our common stock will no longer be traded on The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences Of The Merger

      This Section discusses the material United States federal income tax consequences of the merger to our stockholders whose shares of our common stock are surrendered in the merger in exchange for the right to receive cash consideration of $2.82 per share or who receive cash in respect of dissenting shares of our common stock. The discussion below applies only to our stockholders that hold our common stock as capital assets at the time of the merger, and the discussion may not apply to:

•	stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a “straddle,” “hedge” or “synthetic security transaction” (including a “conversion” transaction);

•	persons with a “functional currency” other than the U.S. dollar;

•	investors in pass-through entities;

•	retirement plans and tax-exempt organizations;

•	stockholders who acquired our common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation; or

•	stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

      The discussion below is based upon the United States federal income tax laws as in effect and interpreted as of the date of this proxy statement and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our stockholders.

      The exchange of shares of our common stock for cash merger consideration in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes. A holder of our common stock generally will recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received by the stockholder pursuant to the merger or in respect of a dissenting share, as the case may be, and the stockholder’s adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be calculated separately for each block of shares exchanged in the merger or surrendered pursuant to the exercise of appraisal rights, as the case may be (i.e., shares acquired at the same cost in a single transaction). If at the time of the merger a non-corporate stockholder’s holding period for the shares of our common stock is more than one year, any gain recognized generally will be subject to United States federal income tax at a maximum rate of 15%. If the non-corporate stockholder’s holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to United States federal income tax at the same graduated rates as ordinary income. The deductibility of capital losses is subject to limitations.

      For corporations, capital gain is taxed at the same rate as ordinary income, and the use of capital losses is subject to limitations.

      The cash consideration received by our non-corporate stockholders in the merger or in respect of a dissenting share of our common stock, as the case may be, may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

      Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder’s United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

      The foregoing does not purport to be a complete analysis of the potential tax consideration relating to the merger, and is not tax advice. Therefore, holders of our common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. IBM and we each have filed a notification and report form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission. Even if the waiting period is terminated, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation

      On January 26, 2005, an action entitled Lisa Ostrand v. Corio, Inc., et al., No. CIV 444502, was filed in the Superior Court of the State of California for the County of San Mateo. In this action, the plaintiff named as defendants Corio and all our directors on the board of directors. The complaint purports to assert claims on behalf of all of our public stockholders who are similarly situated with the plaintiff. The complaint alleges, among other things, that the members of our board of directors breached their fiduciary duties to our stockholders, engaged in self-dealing in connection with their approval of the transaction with IBM and failed to take steps to maximize the value of our company to our public stockholders. The complaint seeks class certification and certain forms of equitable relief, including enjoining the consummation of the merger. We believe that the allegations are without merit and we intend to contest the action vigorously.

Continuation Of Corio’s Employee Benefits

      IBM has agreed that the surviving corporation after the merger will honor all our obligations under current employee benefit plans. IBM may, however, amend or terminate any employee benefit plans in accordance with the terms thereof and with applicable law.

The Merger Agreement and the Stockholders Agreement

      The following description summarizes the material provisions of the merger agreement and the stockholders agreement. Stockholders should read carefully the merger agreement and the stockholders agreement, which are attached as Annexes A and B to this proxy statement.

The Merger Agreement

      Conditions to the Completion of the Merger. Each party’s obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

      IBM and we are obligated to effect the merger only if the following conditions are satisfied or waived:

•	the holders of a majority of the outstanding shares of our common stock must have voted in favor of adopting the merger agreement;

•	the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 must have expired or been terminated;

•	any other material approval or waiting period under any other applicable competition, merger control, antitrust or similar law or regulation that is required to complete the merger must have been obtained or terminated or must have expired; and

•	no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger may be in effect.

      IBM will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	our representations and warranties that are qualified as to materiality must be true and correct (as so qualified), and our representations and warranties that are not qualified as to materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger (except with respect to representations and warranties that by their terms speak as of a specified date, which must have been true and correct as of such date), in each case except for any failures to be so true and correct that do not make it inadvisable, in the reasonable judgment of IBM, to proceed with the merger;

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing of the merger; and

•	we or IBM must have obtained all material consents, approvals, authorizations, qualifications and orders of all governmental entities legally required under applicable law to effect the merger.

      In addition, IBM will be obligated to effect the merger only if there is no pending claim, suit, action or proceeding brought or threatened by any governmental entity:

•	challenging or seeking to restrain or prohibit the completion of the merger;

•	seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by us, IBM or our or IBM’s affiliates of any portion of the business or assets or any product of us and our subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole), or to require any of them to dispose of, license (whether pursuant to an exclusive or non-exclusive license) or hold separate any portion of the business or assets or any products of us and our subsidiaries (taken as a whole) or IBM and its subsidiaries (taken as a whole);

•	seeking to impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of our common stock after the merger, including the right to vote the shares of our common stock after the merger;

•	seeking to prohibit IBM or any of its affiliates from effectively controlling in any respect the business or operations of us and our subsidiaries; or

•	seeking to prevent us or our subsidiaries from operating our business in substantially the same manner as operated by us and our subsidiaries prior to the date of the merger agreement.

      IBM’s obligation to effect the merger is subject to the further condition that there is not any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition in effect that could reasonably be expected to result, directly or indirectly, in any of the effects described in the immediately preceding bullet points.

      We will not be obligated to effect the merger unless the following conditions are satisfied or waived:

•	the representations and warranties of IBM and Nike Acquisition Corp. qualified as to materiality must be true and correct (as so qualified) and the representations and warranties of IBM and Nike Acquisition Corp. that are not qualified as to materiality must be true and correct in all material respects, in each case as of the date of the merger agreement and as of the closing date of the merger (except with respect to representations and warranties that by their terms speak as of a specified date, which must have been true and correct as of such date), in each case except for any failures to be so true and correct that do not make it inadvisable, in our reasonable judgment, to proceed with the merger; and

•	each of IBM and Nike Acquisition Corp. must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger.

      Material Adverse Effect. Several of our representations and warranties contained in the merger agreement are qualified by reference to whether the item in question is reasonably likely to have a “material adverse effect” on us. The merger agreement provides that a “material adverse effect” means, when used in connection with us, any state of facts, change, development, effect or occurrence that is materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of us and our subsidiaries, taken as a whole. However, the following, alone or in combination, will not be deemed to constitute a material adverse effect and will not be taken into account in determining whether there has been or will be a material adverse effect on or with respect to us:

•	any of our or our subsidiaries’ actions or omissions taken with the prior written consent of IBM;

•	any change in the price or trading volume of our common stock in and of itself (but not any state of facts, change, development, effect or occurrence underlying the change);

•	any state of facts, change, development, effect or occurrence to the extent

•	resulting from changes affecting the United States economy in general; or

•	generally affecting the industries in which we operate, except if the impact on our business is materially disproportionate to the impact on the business of other entities operating in such industries;

•	any state of facts, change, development, effect or occurrence to the extent resulting from changes affecting general worldwide economic or capital market conditions; or

•	any state of facts, change, development, effect or occurrence that we have demonstrated is principally the result of the announcement or pendency of the merger and the other transactions contemplated by the merger agreement (and not principally the result of any other circumstance).

      No Solicitation. We have agreed we will not, and will not permit any of our subsidiaries to, nor will we authorize any person or permit any of our or our subsidiaries’ directors, officers or employees or any of our or their investment bankers, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit, initiate or encourage, or take any other action knowingly to facilitate, any takeover proposal or the making of any inquiry or proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than IBM and its representatives or our representatives) any information with respect to any takeover proposal.

      The merger agreement does provide that at any time prior to obtaining the stockholder approval with respect to the merger with Nike Acquisition Corp., our board of directors may, in response to a written takeover proposal that our board of directors determines in good faith to be bona fide and determines in good faith constitutes or is reasonably likely to lead to a superior proposal, and which takeover proposal was unsolicited and did not otherwise result from a breach of the no solicitation provisions of the merger agreement, and subject to compliance with the provisions of the merger agreement:

•	furnish information with respect to us and our subsidiaries to the person making the takeover proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are substantially equivalent to, and in no respect less favorable to us than, the terms of the confidentiality agreement executed by IBM and us in connection with the merger, provided that all such information is provided on a prior or substantially concurrent basis to IBM; and

•	participate in discussions or negotiations with the person making the takeover proposal (and its representatives) regarding the takeover proposal.

      We have agreed to promptly advise, orally and in writing, IBM of any request for information that contemplates a possible takeover proposal or of any takeover proposal, or any inquiry we reasonably believe could lead to a takeover proposal, the terms and conditions of such request, takeover proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, takeover proposal or inquiry. We have also agreed to confer with IBM, on a daily basis, regarding the progress of negotiations concerning any such takeover proposal and the material resolved and unresolved issues related to such takeover proposal, to advise promptly IBM of any material amendments or proposed amendments as to price and other material terms of any such request, takeover proposal or inquiry and to provide to IBM, promptly upon receipt or delivery thereof, copies of all documents and written communications in our possession or control or in the possession and control of any of our directors, officers, employees, representatives or advisors relating to such takeover proposal exchanged between us or any of our officers, directors, investment bankers, attorneys, accountants or other advisors, on the one hand, and the party making a takeover proposal or any of its officers, directors, investment bankers, attorneys, accountants or other advisors, on the other hand.

      The merger agreement provides that the term “takeover proposal” means any inquiry, proposal or offer from any person (other than IBM or Nike Acquisition Corp.) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of:

•	assets or businesses that constitute or represent 15% or more of the total revenue or assets of us and our subsidiaries, taken as a whole; or

•	15% or more of the outstanding shares of our common stock or of any class of capital stock of, or other equity or voting interests in, one or more of our subsidiaries which, in the aggregate, directly or indirectly, hold the assets or businesses that constitute or represent 15% or more of the total revenue or assets of us and our subsidiaries, taken as a whole, in each case other than the transactions contemplated by the merger agreement or the stockholders agreement.

      The merger agreement provides that, subject to our termination right in connection with a superior proposal as described under “— Termination” below, neither our board of directors nor any committee of our board will:

•	withdraw or modify in a manner adverse to IBM or Nike Acquisition Corp., or propose publicly to withdraw or modify in a manner adverse to IBM or Nike Acquisition Corp., the recommendation or declaration of advisability by our board of directors or any committee of our board of the merger agreement or the merger or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to as an “adverse recommendation change”), unless our board of directors or a committee of our board determines in good faith that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable law;

•	recommend, adopt or approve any takeover proposal or propose publicly to recommend, adopt or approve any takeover proposal or resolve or agree to take any such action; or

•	cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (referred to as an “acquisition agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any takeover proposal (other than a confidentiality agreement, as discussed above) or resolve or agree to take any such action.

      The merger agreement provides that the term “superior proposal” means any binding written offer not solicited by or on behalf of us or any of our subsidiaries made by a third party that our board of directors determines in good faith to be bona fide which, if consummated, would result in such third party (or in the case of a direct merger between such third party and us, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of our common stock or all or substantially all the assets of us and our subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that our board of directors determines in its good faith judgment to have a higher value than the consideration payable in the merger and which proposal is determined in good faith by our board of directors to be more favorable to our stockholders than the merger, in each case taking into account any changes to the terms of the merger agreement proposed by IBM in response to a superior proposal or otherwise.

      Termination. IBM and we can terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of IBM, Nike Acquisition Corp. and us;

•	by either IBM or us, if the merger has not been completed by May 31, 2005 for any reason, provided, however, that this right to terminate the merger agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the merger to be completed by May 31, 2005 and that action or failure to act constituted a breach of the merger agreement;

•	by either IBM or us, if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effect of preventing the completion of the merger is in effect and has become final and nonappealable;

•	by either IBM or us, if our stockholders do not adopt the merger agreement at a duly held stockholders meeting;

•	by either IBM or us, if the other party has breached or failed to perform in any respect any of its representation, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would give rise to the inability of any of the conditions to the merger related to truth and accuracy or the breaching party’s representations and warranties or performance of the breaching party’s obligations under the merger agreement to be satisfied prior to May 31, 2005 and (ii) has not been, or is incapable of being, cured within 30 calendar days after written notice of such breach or failure (provided, however, that neither party will have the right to terminate the merger agreement under this paragraph if any breach of the merger agreement by such party is the principal cause of the failure of such condition to be satisfied);

•	by IBM, if any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition having the effects described in any of the bullet points in the fourth paragraph under “Conditions To The Completion Of The Merger” above has become final and nonappealable;

•	by IBM in the event that our board of directors or any of its committees take the following actions:

•	withdraws or modifies in a manner adverse to IBM or Nike Acquisition Corp., or proposes publicly to withdraw or modify in a manner adverse to IBM or Nike Acquisition Corp., the recommendation or declaration of advisability by our board of directors or any of its committees of the merger agreement or the merger; or

•	recommends or proposes publicly to recommend the approval or adoption of any takeover proposal; or

•	by us, if prior to obtaining stockholder approval, we receive a superior proposal to acquire our company and:

•	concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

•	the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

•	we have complied with our covenant relating to no-solicitation in connection with the superior proposal;

•	before exercising this termination right, we will wait until the fifth business day following IBM’s receipt of a written notice advising IBM that our board of directors has received a superior proposal, specifying the terms and conditions of the superior proposal, identifying the person making the superior proposal and stating that our board of directors intends to exercise its right to terminate the merger agreement; and

•	we pay a $6,800,000 termination fee concurrently with termination of the merger agreement.

      Stockholders’ Meeting. We have filed with the Securities and Exchange Commission this preliminary proxy statement relating to the merger within the time periods provided in the merger agreement. As agreed in the merger agreement, we will file the definitive proxy statement with the Securities and Exchange Commission 10 calendar days following the filing of this preliminary proxy statement. We have agreed to cause the mailing of the definitive proxy statement to occur on the date of the filing of the definitive proxy statement with the Securities and Exchange Commission or as promptly as reasonably practicable thereafter.

      We have agreed in the merger agreement to hold our stockholders’ meeting to approve the merger on the twentieth calendar day immediately following the mailing of the definitive proxy statement. Under the merger agreement, each of IBM and us has the right to extend, prior to the mailing of the definitive proxy statement, the time period from the mailing of the definitive proxy statement to the stockholders’ meeting; provided, however, that no such extensions by IBM and/or us may extend the date of the stockholders’ meeting by more than ten calendar days in the aggregate. The merger agreement also provides that we will be permitted to delay the date of the stockholders’ meeting to approve the merger:

•	for up to 10 business days if necessary in order to obtain a quorum for the meeting; and

•	to the extent we reasonably determine that such delay is required by applicable law to comply with written or oral comments from the Securities and Exchange Commission with respect to the proxy statement.

      We have agreed to call and hold the stockholders’ meeting, even if our board of directors were to change its recommendation with respect to the merger with IBM or recommend an alternative transaction.

      Conduct of Business Pending the Merger. Under the merger agreement, we have agreed that prior to the effective time of the merger, subject to certain exceptions, unless we obtain IBM’s written consent (and IBM’s decision with respect to that consent may not be unreasonably delayed) we will and will cause each of our subsidiaries to carry on our and their businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of our and their present officers and other employees and to preserve our and their assets and technology and preserve our and their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with us and them and maintain our and their franchises, rights and permits. In addition, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without IBM’s written consent (and IBM’s decision with respect to that consent may not be unreasonably delayed):

•	declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of our or their capital stock or other equity or voting interests, except for dividends by any of our direct or indirect wholly owned subsidiaries to its parent;

•	split, combine or reclassify any of our or their capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our or their capital stock or other equity or voting interests;

•	purchase, redeem or otherwise acquire any shares of our or their capital stock or other securities or any options, warrants, calls or rights to acquire or receive any such shares other securities (including any stock options);

•	take any action that would result in any amendment, modification or change of any term of any of our or their debt securities;

•	issue, deliver, sell, pledge or otherwise encumber any shares of our or their capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any shares of our or their capital stock, interests or securities or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of our common stock or the value of Corio or any part of Corio other than:

•	the issuance of shares of our common stock upon the exercise of stock options, or rights under the ESPP, outstanding on January 24, 2005 in accordance with their present terms; and

•	the granting of rights under the terms of the ESPP, to the extent permitted by the merger agreement;

•	amend or propose to amend our or their certificate of incorporation or bylaws or similar organizational documents;

•	acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division, or acquire or agree to acquire any material assets other than in the ordinary course of business consistent with past practice;

•	sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its material properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice and except for certain permitted liens;

•	repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our or their debt securities, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the same economic effect;

•	make any loans, advances or capital contributions to, or investments in, any other person, other than us or any of our direct or indirect wholly owned subsidiaries;

•	incur or commit to incur any capital expenditures, or any obligations or liabilities in connection with any capital expenditures, that, in the aggregate, are in excess of $1,000,000 (other than to the extent required in connection with new customer agreements or by existing customer agreements);

•	pay, discharge, settle or satisfy any material claims (including claims of stockholders and any stockholder litigation relating to merger agreement, the merger, the stockholders agreement or any other transaction contemplated by the merger agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of the merger agreement, of claims, liabilities or obligations reflected or reserved against in our fiscal 2004 annual audited financial statements or the notes to those financial statements that are included in our filed Securities and Exchange Commission documents (for amounts not in excess of such reserves) or incurred since the date of those financial statements in the ordinary course of business consistent with past practice;

•	waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice;

•	waive any material benefits of, or agree to modify in any adverse respect, or consent to any matter with respect to which our or their consent is required under, any material confidentiality, standstill or similar agreement to which we or they are a party;

•	enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property, except for subleases, termination agreements and amendments shortening the term of any lease or sublease, each on commercially reasonable terms with respect to excess real property leased or subleased to us or them;

•	modify or amend in any material respect any contract which is material to us or any of our subsidiaries to which we or they are a party, or terminate, or waive, release or assign any rights or claims under any material contract to which we or any of our subsidiaries is a party, in each case in a manner materially adverse to us and our subsidiaries, taken as a whole;

•	enter into a material contract not in the ordinary course of business or inconsistent with past practice;

•	except as required to comply with applicable law or any contract, benefit plan or benefit agreement in effect on January 24, 2005:

•	increase in any manner the compensation or benefits of, or grant any bonus opportunity or pay or accrue any bonus to, any Corio personnel (which is defined in the merger agreement as any current or former director, officer, employee, independent contractor or consultant of us or any of our subsidiaries);

•	pay or provide to any Corio personnel any benefit not provided for under a benefit plan or benefit agreement as in effect on January 24, 2005 other than the payment of base compensation in the ordinary course of business consistent with past practice;

•	grant any awards under any benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal or material modification of existing restrictions in any agreement, benefit plan or benefit agreement or awards made thereunder);

•	take any action to fund or in any other way secure the payment of compensation or benefits under any contract, benefit plan or benefit agreement;

•	take any action to accelerate the vesting or payment of any compensation or benefit under any contract, benefit plan or benefit agreement;

•	adopt, enter into, amend, modify or terminate any benefit plan or benefit agreement other than offer letters entered into with new employees in the ordinary course of business consistent with past practice that provide for “at will employment”;

•	make any material determination under any benefit plan or benefit agreement that is inconsistent with the ordinary course of business or past practice;

•	enter into any contract if consummation of the transactions contemplated by the merger agreement or our compliance with the provisions of the merger agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien (other than a permitted lien) in or upon any of the properties or assets of us or IBM or any of our or their respective subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of that contract;

•	subject to the written consent of IBM, which shall not be unreasonably withheld or delayed, enter into any contract (other than an immaterial contract) containing any restriction on our or their ability to assign all or any portion of our or their rights, interests or obligations under that contract, unless such restriction expressly excludes any assignment to IBM and any of its subsidiaries in connection with or following the completion of the merger and the other transactions contemplated by the merger agreement;

•	take any action (or omit to take any action) if such action (or omission) would or is reasonably likely to result in any of our representations and warranties set forth in the merger agreement that are qualified as to materiality becoming untrue (as so qualified) or any of our representations and warranties that are not so qualified becoming untrue in any material respect;

•	except as required by applicable law, adopt or enter into any collective bargaining agreement or other labor union contract applicable to Corio personnel or terminate the employment of any Corio personnel

(other than for “cause” (as defined in the applicable contract)) who has the right under any agreement to receive severance payments or similar benefits as a result of such termination;

•	except as required by GAAP or applicable law, change our or their fiscal year, revalue any of our or their material assets or make any changes in financial or tax accounting methods, principles or practices;

•	engage in certain trade loading practices and other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters in a manner outside of the ordinary course of business or inconsistent with past practice;

•	engage in any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters in a manner outside of the ordinary course of business or inconsistent with past practice;

•	engage in any practice which would have the effect of postponing to subsequent fiscal quarters payments to the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) in a manner outside of the ordinary course of business or inconsistent with past practice;

•	engage in any other promotional sales or discount activity in a manner outside of the ordinary course of business or inconsistent with past practice;

•	enter into certain specified types of material contracts; or

•	authorize any of, or commit, resolve or agree to take any of, the actions described in the previous bullet points.

      Commercially Reasonable Efforts. Except as otherwise limited by the terms of the merger agreement, we and IBM have each agreed to use our commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to complete, in the most reasonably expeditions manner practicable, the merger, including:

•	taking all reasonable actions necessary to satisfy the conditions to the merger;

•	obtaining all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental entities;

•	giving any necessary notices to governmental entities;

•	making all necessary registrations, declarations and filings with governmental entities, including filings under the Hart-Scott-Rodino Act;

•	taking all reasonable steps necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity; and

•	obtaining all necessary consents, approvals or waivers from third parties.

      However, neither we nor IBM is bound under the merger agreement to, and we and our subsidiaries may not:

•	agree or proffer to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of us, IBM or any of our or its respective subsidiaries and;

•	litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any governmental entity that:

•	challenges or seeks to restrain or prohibit the completion of the merger;

•	seeks to prohibit or limit the ownership or operation by us, IBM or any of our or its respective affiliates of any portion of the business or assets of us and our subsidiaries, taken as a whole, or IBM and its subsidiaries, taken as a whole, or to require us, IBM or any of our or its respective affiliates to dispose of or hold separate any portion of the business or assets of us and our subsidiaries, taken as a whole, or IBM and its subsidiaries taken as a whole, as a result of the merger;

•	seeks to impose limitations on the ability of IBM or any of its affiliates to acquire or hold, or exercise full rights of ownership of any shares of our common stock after the merger, including the right to vote our common stock after the merger; or

•	seeks to prohibit IBM or any of its affiliates from effectively controlling our business or operations and the business or operations of any of our subsidiaries, taken as a whole.

      Amendment; Extension and Waiver. The merger agreement may be amended by the parties at any time, before or after stockholder approval has been obtained. However, if the merger agreement is to be amended after stockholder approval has been obtained, no amendment will be allowed that by law requires further approval by stockholders of the parties without the further approval of those stockholders. Any amendment must be in writing.

      At any time prior to the effective time of the merger, the parties may

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

      However, after stockholder approval has been obtained, no waiver may be made that by law requires further approval by stockholders of the parties without the further approval of those stockholders. Any extensions or waivers must be in writing.

      Expenses. The merger agreement provides that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger shall be borne by the party incurring such fees and expenses.

      Termination Fee. The merger agreement requires that we pay IBM a termination fee of $6,800,000 if, among other things:

•	(1) a takeover proposal has been publicly proposed by any person (other than IBM or its affiliates) or any such person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a takeover proposal, or any such takeover proposal or intention otherwise has become widely known to our stockholders, (2) the merger agreement is thereafter terminated by either IBM or us because the merger has not been consummated by May 31, 2005 (but only if the special meeting of our stockholders has not been held by the date that is five business days prior to the date of the termination) or the merger agreement is thereafter terminated because our stockholders fail to adopt the merger agreement at the special meeting, and (3) within 12 months following the termination of the merger agreement, we or any of our subsidiaries enters into a definitive agreement providing for or completes a takeover proposal (although solely for purposes in this clause (3), all references to 15% in the definition of “takeover proposal” will be deemed references to 40%);

•	the merger agreement is terminated by IBM because our board of directors or any of its committees makes an adverse recommendation change; or

•	we terminate the merger agreement concurrently with entering into an acquisition agreement in connection with a superior proposal.

      Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

•	corporate organization and similar matters with respect to each of IBM, Nike Acquisition Corp. and us;

•	our subsidiaries;

•	our capital structure;

•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of, and notices to, governmental authorities and third parties relating to, the merger agreement, the stockholders agreement and related matters with respect to each of IBM and us;

•	documents we have filed with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities by us;

•	our compliance with the Sarbanes-Oxley Act of 2002 and other matters with respect to our internal controls and procedures;

•	accuracy of information supplied by each of IBM, Nike Acquisition Corp. and us in connection with this proxy statement;

•	absence of material adverse effects, dividends, stock splits, combinations or reclassifications of capital stock, certain employee-related events, changes in financial or tax accounting methods, tax elections or any damage, destruction or loss not covered by insurance, in each case since September 31, 2004;

•	outstanding and pending litigation that is reasonably likely to have a material adverse effect on us;

•	certain of our contracts;

•	our compliance with applicable laws, judgments and permits;

•	absence of changes in our benefit plans, employment agreements and labor relations;

•	environmental matters that are reasonably likely to have a material adverse effect on us;

•	matters relating to the Employee Retirement Income Security Act with respect to us;

•	tax matters with respect to us;

•	title to our material properties and tangible assets and rights to leasehold interests;

•	our intellectual property;

•	applicability of certain state takeover statutes’ requirements to us and our satisfaction of those statutes;

•	required vote of our stockholders;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and amount of fees payable to other advisors by us in connection with the merger agreement and the merger;

•	receipt of fairness opinion from Credit Suisse First Boston;

•	interim operations of Nike Acquisition Corp.; and

•	sufficiency of IBM’s capital resources to pay the merger consideration.

      Corio Certificate of Incorporation. As of the effective time of the merger, our certificate of incorporation, as amended, will be amended and restated to be in the form attached to the merger agreement.

      Corio By-Laws. The merger agreement provides that the by-laws of Nike Acquisition Corp. immediately prior to the effective time of the merger will be the by-laws of the surviving corporation following the merger until changed or amended.

The Stockholders Agreement

      General. Simultaneously with the execution and delivery of the merger agreement, IBM entered into a stockholders agreement with affiliates of Kleiner Perkins Caufield & Byers, Norwest Venture Partners and Greylock Partners that are stockholders of our company. On January 19, 2005, these stockholders together owned and were entitled to vote 19,027,004 shares of our common stock, or approximately 29.51% of the outstanding shares of our common stock on that date.

      Voting. The stockholders signing the stockholders agreement agreed, among other things, to vote their shares of our common stock in favor of the adoption of the merger agreement and of the approval of the terms thereof and of the merger at any meeting of our stockholders at which such matters are considered and at every adjournment thereof. The stockholders signing the agreement also agreed to vote against any takeover proposal or amendment to our certificate of incorporation or bylaws or other proposal, action or transaction involving us that could reasonably be expected to prevent, materially impede or delay the completion of the merger, or dilute in any material respects the benefits to IBM of the merger or change in any manner the voting rights of holders of our common stock (such actions or transactions being referred to in this proxy statement as “frustrating transactions”). In order to secure these obligations, the stockholders signing the stockholders agreement granted a proxy and power of attorney with respect to any of our shares that they owned with respect to such matters to certain officers of IBM or a person designated by IBM.

      Restrictions on Transfer and Other Voting Arrangements. The stockholders party to the stockholders agreement have agreed not to sell, transfer, pledge, assign, tender or otherwise dispose of any our shares subject to the stockholders agreement prior to the date of the stockholder meeting to consider the adoption of the merger agreement, unless the transferee enters into an agreement with IBM that is substantially identical to the stockholders agreement. In addition, the stockholders have agreed not to enter into any other voting agreement or arrangement in connection with a takeover proposal or other frustrating transaction.

      No Solicitation of Takeover Proposals. Each stockholder party to the stockholders agreement has agreed that it will not, nor will it permit any of its subsidiaries to, or authorize any person or permit any director, officer or employee of such stockholder or any of its subsidiaries, or any investment banker, attorney, accountant or other advisor or representative of retained by such stockholder or any of its subsidiaries to, directly or indirectly:

•	solicit, initiate, encourage or otherwise facilitate any takeover proposal or other frustrating transaction or the making of any inquiry or proposal that could reasonably be expected to lead to a takeover proposal; or

•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than to us or IBM) any information with respect to any takeover proposal or frustrating transaction.

      No Solicitation of Certain Employees. Each stockholder party to the stockholders agreement has agreed that it will not, nor will it authorize or permit any of its directors, officers, employees or controlled representatives to, with respect to certain of our employees for the periods specified in the stockholders agreement:

•	solicit, recruit or hire any of these employees;

•	solicit or encourage any of these employees to leave our employment or the employment by any of our subsidiaries; or

•	with respect to other portfolio companies of each stockholder, (1) identify any of these employees to such portfolio companies for any such soliciting, recruiting, hiring or encouraging, (2) comment to such portfolio companies on the qualifications or suitability of any of these employees, (3) encourage, direct, cause, facilitate or participate in any such soliciting, recruiting, hiring or encouraging or (4) approve any such soliciting, recruiting, hiring or encouraging (although a director of any such portfolio company shall not be deemed to have approved the solicitation, recruiting, hiring or encouraging of any of these employees in violation of the terms of the stockholders agreement solely by voting as a director to approve the hiring of any of these employees).

      Termination. The stockholders agreement provides that it will terminate upon the earlier of the completion of the merger or the termination of the merger agreement.

Securities Ownership Of Certain Beneficial Owners And Management

      The following table shows the common stock beneficially owned as of January 19, 2005 by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each individual named in the Summary Compensation Table in our most recent proxy statement;

•	each of our directors, including director nominees; and

•	all our officers and directors as a group.

      Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after January 19, 2005. Percentage of beneficial ownership is based on 64,602,250 shares outstanding as of January 19, 2005. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission, and which generally set forth ownership interests as of January 19, 2005. Except as otherwise noted, the address of each person listed in the table is c/o Corio, Inc., 959 Skyway Road, Suite 100, San Carlos, California 94070.

				Percent of Shares
	Number of	Number of Shares	Total Number of	Beneficially Owned
Beneficial Owners	Shares Owned	Underlying Option	Shares Owned	(%)

5% Stockholders:
Entities affiliated with Kleiner Perkins Caufield & Byers(1)	11,524,616	—	11,524,616	17.84%
2750 Sand Hill Road Menlo Park, CA 94025
Norwest Venture Partners VII(2)	4,198,462	—	4,198,462	6.56%
525 University Avenue, Suite 800 Palo Alto, CA 94301-1922
Entities affiliated with Greylock IX Limited Partnership(3)	3,303,928	—	3,303,928	5.11%
880 Winter Street Waltham, MA 94022
Directors and Named Executive Officers:
George Kadifa(4)	1,562,268	3,387,730	4,949,998	7.28%
Ted Schlein(5)	11,524,616	3,750	11,528,366	17.84%
George J. Still, Jr.(6)	4,198,462	39,062	4,237,524	6.56%
Randy Baker	15,000	33,333	48,333	*
Mark Hauser	—	33,333	33,333	*
Glen W. Marschel, Jr.	82,300	97,395	179,695	*
Mark Forman	—	28,645	28,645	*
Brett White	—	307,916	307,916	*
Sal Jamil	400,027	664,340	1,064,367	1.63%
Parmeet Chaddha	272,030	776,120	1,048,150	1.60%
John Ottman	653,908	711,988	1,365,896	2.09%
All executive officers and directors (as a group (12) persons)	18,708,611	6,083,612	24,792,223	37.91%

*	Less than 1% of the outstanding shares of common stock.

(1)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the Securities and Exchange Commission by Kleiner Perkins Caufield & Byers on February 14, 2001. The number of shares beneficially owned consists of 5,762,308 shares held by KPCB Java Fund, L.P., 5,184,572 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 300,234 shares held by KPCB VIII Founders Fund, L.P., and 277,500 shares held by KPCB Information Sciences Fund Zaibatsu Fund II, L.P. Ted Schlein is a member of our Board of Directors and is a general partner of Kleiner Perkins Caufield & Byers. Mr. Schlein disclaims beneficial ownership of the shares held by the funds affiliated with Kleiner Perkins Caufield & Byers except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by KPCB Information Science Zaibatsu Fund II, L.P.: Brook Byers, John Doerr, Vinod Khosla, Joseph Lacob, Kevin Compton, W.S. McKinsey and William Hearst. The following natural persons exercise voting rights and/or dispositive powers for the shares held by the KPCB Java Fund, L.P., Kleiner Perkins Caufield & Byers VIII, L.P. and Kleiner Perkins Caufield & Byers Founders Fund, L.P.: Brook Byers, John Doerr, James Lally, Floyd Kvamme, Vinod Khosla, Joseph Lacob, Bernard Lacroute, Kevin Compton, W.S. McKinsey and William Hearst.

(2)	Information with respect to the number of shares beneficially owned is based solely on the Schedule 13G filed with the Securities and Exchange Commission by Norwest Venture Partners VII on February 1, 2001. George J. Still, Jr. is a member of our Board of Directors and a general partner of Norwest Venture Partners VII. Mr. Still disclaims beneficial ownership of the shares held by the funds affiliated with Norwest Venture Partners VII except to the extent of his pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for the shares held by Norwest Venture Partners VII: John P. Whaley, Itasca VC Partners VII LLP, George Still, Jr. and Promod Hague.

(3)	Includes 2,863,615 shares beneficially owned by Greylock IX Limited Partnership (which information is based solely on the Schedule 13G filed with the Securities and Exchange Commission by Greylock IX Limited Partnership on February 11, 2004), 428,379 shares beneficially owned by Greylock XI Limited Partnership, and 11,934 shares beneficially owned by Greylock XI-A Limited Partnership (collectively, the “Greylock Funds”). The following natural persons exercise voting and/or dispositive powers for the shares held by Greylock IX Limited Partnership: William W. Helman and William S. Kaiser. The general partner of both Greylock XI Limited Partnership and Greylock XI-A Limited Partnership is Greylock XI GP Limited Partnership. The following natural persons exercise voting and/or dispositive powers for Greylock XI GP Limited Partnership: William W. Helman and Aneel Bhusri.

(4)	Includes 50,000 shares held in trust for the benefit of Mr. Kadifa’s children.

(5)	Includes shares held by Kleiner Perkins Caufield & Byers and affiliated entities and individuals. Mr. Schlein is a general partner of Kleiner Perkins Caufield & Byers.

(6)	Includes shares held by Norwest Venture Partners VII as affiliated entities and individuals. Mr. Still is a general partner of Norwest Venture Partners VII.

Stockholder Proposals

      We will hold a 2005 Annual Meeting of our Stockholders only if the merger is not completed.

      Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2005 Annual Meeting of Stockholders by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2005 annual meeting of stockholders, stockholder proposals must have been received by us no later than December 13, 2004, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

      If a stockholder intends to submit a proposal or nomination for director for our 2005 Annual Meeting of Stockholders that is not to be included in our Proxy Statement and form of Proxy relating to the Annual Meeting, the stockholder must have given us notice in accordance with the requirements set forth in our bylaws no later than December 13, 2004. Our bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to:

Corio, Inc.

959 Skyway Road, Suite 100
San Carlos, California 94070
Attention: Corporate Secretary

Other Matters

      As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

“Householding” of Proxy Materials

      The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us. Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees. Stockholders also may request additional copies of the proxy materials by notifying us in writing at 959 Skyway Road, Suite 100, San Carlos, California 94070, or contacting us at (650) 232-3000, and we will undertake to deliver such additional copies promptly. If a stockholder shares an address with another stockholder and currently is receiving multiple copies of the proxy materials, such stockholder may request householding by notifying us at the above-referenced address or telephone number.

Where You Can Find More Information

      IBM and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that IBM and we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

      Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

      Our stockholders should not send in their Corio certificates until they receive the transmittal materials from the paying agent. Our stockholders of record who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

      You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February  ● , 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Among
INTERNATIONAL BUSINESS MACHINES CORPORATION,
NIKE ACQUISITION CORP.
and
CORIO, INC.
Dated as of January 24, 2005

A-i

A-ii

GLOSSARY

Term	Section

Acquisition Agreement	4.02(b)
Actions	4.01(b)
Adjusted Option	5.04(a)(i)(A)
Adverse Recommendation Change	4.02(b)
Affected Stock Option	5.04(a)(i)(B)
affiliate	8.03(a)
Agreement	Preamble
Appraisal Shares	2.01(d)
Baseline Financials	3.01(e)(i)
Benefit Agreements	3.01(g)
Benefit Plans	3.01(k)
Certificate	2.01(c)
Certificate of Merger	1.03
Closing	1.02
Closing Date	1.02
Code	2.02(f)
Commonly Controlled Entity	3.01(k)
Company	Preamble
Company Common Stock	2.01
Company Disclosure Letter	3.01
Company Personnel	3.01(g)
Company Preferred Stock	3.01(c)
Company Stock Plans	3.01(c)
Confidentiality Agreement	4.02(a)
Contract	3.01(d)
Derivative Work	3.01(p)(iii)
DGCL	1.01
Effect	8.02(c)
Effective Time	1.03
Environmental Claim	3.01(l)
Environmental Laws	3.01(l)
ERISA	3.01(m)
ESPP	3.01(c)
Exchange Act	3.01(d)
Exercise Period	5.04(a)(i)(B)
FCC	5.02(b)
FCC Licenses	5.02(b)
Filed Securities and Exchange Commission Document	3.01(e)
GAAP	3.01(e)
Governmental Entity	3.01(d)
Hazardous Substances	3.01(l)
HSR Act	3.01(d)

A-iii

Term	Section

indebtedness	3.01(c)(v)
Intellectual Property	3.01(p)(iv)
IRS	3.01(m)
Judgment	3.01(d)
knowledge	8.03(b)
Law	3.01(d)
Legal Restraints	6.01(c)
Liens	3.01(b)
Major Customer Contract	3.01(i)(i)®
Major Customers	3.01(i)(i)®
Major Supplier Contract	3.01(i)(i)(S)
Major Suppliers	3.01(i)(i)(S)
material adverse effect	8.03(c)
Meeting Date	5.01(b)
Merger	Recitals
Merger Consideration	2.01(c)
Notice of Superior Proposal	4.02(b)
Outsourcing Agreement	3.01(i)(i)(L)
Option Exchange Ratio	5.04(a)(i)(A)
Parent	Preamble
Parent Common Stock	5.04(a)(i)(A)
Paying Agent	2.02(a)
Pension Plan	3.01(m)(i)
Permitted Liens	4.01(a)(v)
Permits	3.01(j)
person	8.03(d)
Post-Signing Returns	4.01(b)
Principal Stockholders	Recitals
Proxy Statement	3.01(d)
Release	3.01(1)
Restricted Stock	3.01(c)
Securities and Exchange Commission	3.01(d)
Securities and Exchange Commission Documents	3.01(e)
Section 262	2.01(d)
Securities Act	3.01(e)(i)
SOX	3.01(e)(i)
Stock Options	3.01(c)(i)
Stockholder Approval	3.01(r)
Stockholders Agreement	Preamble
Stockholders Meeting	5.01(b)
Sub	Recitals
subsidiary	8.03(e)
Substituted Stock Option	5.04(a)(i)(A)
Superior Proposal	4.02(b)

A-iv

Term	Section

Surviving Corporation	1.01
Takeover Proposal	4.02(a)
Termination Fee	5.06(b)
Third Party Software	3.01(p)(iv)
Vested In-the-Money Option	5.04(a)(i)(A)
Welfare Plan	3.01(m)(iv)

A-v

      AGREEMENT AND PLAN OF MERGER dated as of January 24, 2005 (this “Agreement”), by and among INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Parent”), NIKE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and CORIO, INC., a Delaware corporation (the “Company”).

      WHEREAS the Board of Directors of each of the Company and Sub deems it in the best interests of their respective stockholders to consummate the merger (the “Merger”), on the terms and subject to the conditions set forth in this Agreement, of Sub with and into the Company in which the Company would become a wholly owned subsidiary of Parent, and such Boards of Directors have approved this Agreement and declared its advisability (and, in the case of the Board of Directors of the Company, recommended that this Agreement be adopted by the Company’s stockholders);

      WHEREAS concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain stockholders of the Company (the “Principal Stockholders”) are entering into a voting agreement (the “Stockholders Agreement”) pursuant to which the Principal Stockholders are agreeing to take certain action in furtherance of the Merger;

      WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

      WHEREAS concurrently with the execution of this Agreement, certain employees of the Company are entering into agreements with Parent;

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

The Merger

      SECTION 1.01.     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

      SECTION 1.02.     Closing. The closing of the Merger (the “Closing”) will take place at 11:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

      SECTION 1.03.     Effective Time of the Merger. Upon the terms and subject to the conditions set forth in this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

      SECTION 1.04.     Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

      SECTION 1.05.     Certificate of Incorporation and Bylaws. (a) The Amended and Restated Certificate of Incorporation of the Company, shall be amended at the Effective Time to read in the form of Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until hereafter changed or amended as provided therein or by applicable Law.

(a) The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

      SECTION 1.06.     Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 1.07.     Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

Conversion of Securities

      SECTION 2.01.     Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock, par value $0.001 per share, of the Company (the “Company Common Stock”), or the holder of any shares of capital stock of Sub:

(a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company, as treasury stock, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (x) shares to be canceled and retired in accordance with Section 2.01(b) and (y) the Appraisal Shares) shall be converted into the right to receive $2.82 in cash, without interest (the “Merger Consideration”). At the Effective Time such shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax Law as provided in Section 2.02(f) hereof.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger

Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

      SECTION 2.02.     Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the payment of the Merger Consideration upon surrender of Certificates (the “Paying Agent”), and, from time to time after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds for the benefit of the former holders of Company Common Stock in amounts and at the times necessary for the payment of the Merger Consideration pursuant to Section 2.01(c) upon surrender of Certificates, it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent.

      (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such person shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares formerly represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. Parent shall not take any action that would prevent the Paying Agent from making payment of the Merger Consideration in accordance with its customary procedures. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer books of the Company, payment of the Merger Consideration in exchange therefor may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest shall be paid or shall accrue on the cash payable upon surrender of any Certificate.

      (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of a Certificate in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate. At the close of business on the day on which the Effective Time occurs the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

      (d) No Liability. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official in accordance with any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (e) Lost Certificates. If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Corporation, the receipt, at the option of such person, of an indemnity or bond (provided that such indemnity or bond is reasonably satisfactory to the Surviving Corporation) against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration.

      (f) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III

Representations and Warranties

      SECTION 3.01.     Representations and Warranties of the Company. Except as set forth in the letter (with specific reference to the section of this Agreement to which the information stated in such disclosure relates, provided that disclosure in any section of such letter shall be deemed to be disclosed with respect to any other Section of this Agreement to the extent that it is readily apparent from the face of such disclosure that such disclosure is applicable to such other Section) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Sub as follows:

(a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of good standing, for entities organized under the Laws of any jurisdiction that does not recognize such concept), (ii) has all requisite corporate, company or partnership power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing (except in the case of clause (i) above with respect to the Company), individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Company. The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and Bylaws and the certificate of incorporation and bylaws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date of this Agreement. The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its subsidiaries held since January 1, 2001.

(b) Subsidiaries. Section 3.01(b) of the Company Disclosure Letter lists each subsidiary of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except for transfer restrictions imposed by applicable securities laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, its subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association, limited liability company or other entity.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of the Company (the “Company Preferred Stock”). At the close of business on January 19, 2005, (A) 64,602,250 shares of Company Common Stock (excluding treasury shares) were issued and outstanding, (B) no shares of Company Preferred Stock were issued as outstanding, (C) no shares of Company Common Stock were held by the Company as treasury shares, (D) options to acquire 17,386,811 shares of Company Common Stock from the Company (the “Stock Options”) pursuant to the 1998 Stock Option Plan and the 2001 Nonstatutory Stock Plan (such plans, collectively, the “Company Stock Plans”) were issued and outstanding, (E) 2,775,245 shares of Company Common Stock were reserved and available for issuance pursuant to the 2000 Employee Stock Purchase Plan (the “ESPP”), (F) no shares of Company Common Stock were subject to a right of repurchase by, or subject to forfeiture back to, the Company (“Restricted Stock”) and (G) no rights to acquire shares of Restricted Stock from the Company, pursuant to the Company Stock Plans were issued and outstanding. No shares of Company Common Stock are owned by any subsidiary of the Company. The Company has delivered to Parent (x) a true and complete list, as of the close of business on January 24, 2005, of all outstanding Stock Options, the number of shares subject to each such Stock Option, the grant dates and exercise prices and vesting schedule of each such Stock Option and the names of the holders thereof and (y) true and complete copies of the forms of Contracts evidencing the Stock Options. All outstanding Stock Options are evidenced by Contracts substantially in one of such forms, and no outstanding Stock Option contains terms that are materially inconsistent with, or in addition to, the terms contained in such forms. As of the close of business on January 19, 2005 there were outstanding Stock Options to purchase 14,335,265 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration. As of the close of business on January 19, 2005, there were outstanding rights to purchase no more than 446,634 shares of Company Common Stock under the ESPP (assuming the current offering period under the ESPP ended on such date and based on the fair market value of the Company Common Stock on such date). For the most recent bi-weekly payroll period ending prior to January 19, 2005, the aggregate amount of accumulated payroll deductions pursuant to the ESPP was $626,404.48 and the aggregate amount actually deducted for that payroll period was $48,407.14.

(ii) Except as set forth above, as of the close of business on January 19, 2005, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants, calls or other rights to acquire or receive any such stock or interests were issued, reserved for issuance or outstanding. Since January 19, 2005, until the date of this Agreement, (x) there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, other than issuances of shares of Company Common Stock pursuant to the exercise of Stock Options or rights under the ESPP, in each case outstanding on such date as required by their terms as in effect on the date of this Agreement and (y) there have been no issuances by the Company of options, warrants, calls or other rights to acquire shares of capital stock or other equity or voting interests from the Company, other than for rights that may have arisen under the ESPP. There are no outstanding stock appreciation rights, phantom stock awards or other similar rights (other than rights that may have arisen under the ESPP) that are linked in any way to the price of the Company Common Stock or the value of the Company or any part thereof whether or not granted in tandem with a related Stock Option.

(iii) All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Stock Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above, there are no bonds, debentures, notes or other indebtedness of the Company or any of its subsidiaries, and no securities or other instruments or obligations of the Company or any of its subsidiaries, in each case, the value of which is in any way based upon or derived from any capital or voting stock of the Company or which has or which by its terms may have at any time (whether actual or contingent) the right to vote (or which is convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its subsidiaries may vote. Except (A) as set forth above and (B) for rights that have arisen under the ESPP, there are no securities, options, warrants, calls, rights or other Contracts of any kind to which the Company or any of its subsidiaries is a party, or by which the Company or any of its subsidiaries is bound, obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or other Contract. Each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Stock Option. As of the date of this Agreement, the Original Shares (as defined in the Stockholders Agreement) represent 29.45% of the shares of Company Common Stock outstanding. There are not any outstanding contractual obligations of the Company or any of its subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries or (ii) vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any of its subsidiaries. The Company is not a party to any voting agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries and, to the knowledge of the Company, as of the date of this Agreement, other than the Stockholders Agreement, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries.

(iv) All Stock Options may, by their terms, be adjusted or converted in accordance with, and to the extent required by, Section 5.04(a).

(v) As of the date of this Agreement, the outstanding amount of (i) (a) indebtedness for borrowed money, (b) amounts owing as deferred purchase price for the purchase of any property, (c) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, and (d) guarantees with respect to any indebtedness or obligation of a type described in clauses (a) through (c) above of any other person (other than, in the case of clauses (a) through (d), accounts payable to trade creditors and accrued expenses arising in the ordinary course of business) (collectively, “indebtedness”) and (ii) accounts payable to trade creditors not arising in the ordinary course of business, in the case of clauses (i) and (ii), of the Company and its subsidiaries is as set forth on Section 3.01(c)(v) of the Company Disclosure Letter.

(d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the Stockholders Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement and the Stockholders Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due execution of this Agreement by Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present duly and unanimously adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement, (ii) approving the Stockholders Agreement and the transactions contemplated thereby,

(iii) declaring that it is in the best interests of the Company’s stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iv) directing that this Agreement be submitted to a vote for adoption at a meeting of the Company’s stockholders to be held as set forth in Section 5.01(b) and (v) recommending that the Company’s stockholders adopt this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of the Company or any of its subsidiaries to require the Company or any of its subsidiaries to acquire such security), any provision of (i) the Amended and Restated Certificate of Incorporation or the Bylaws, of the Company or the certificate of incorporation or bylaws (or similar organizational documents) of any of its subsidiaries, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, legally binding arrangement, legally binding understanding, obligation or legally binding undertaking, whether oral or written (each, a “Contract”) or any Permit to which the Company or any of its subsidiaries is a party or bound by or to which any of their respective properties or assets are bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) law statute, ordinance, rule or regulation (each, a “Law”) or (B) judgment, order or decree (“Judgment”), in each case, applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, or (to the knowledge of the Company as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement or the compliance by the Company with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the “Securities and Exchange Commission”) of a proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”) and such reports or other furnished or filed materials under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as may be required in connection with this Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business, (4) any filings required under the rules and regulations of The Nasdaq Stock Market Inc. and (5) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made individually or in the aggregate are not reasonably likely to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, or (to the knowledge of the Company as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement.

(e) Securities and Exchange Commission Documents. (i) The Company has filed with the Securities and Exchange Commission, and has heretofore made available to Parent, true and complete copies of, all reports, schedules, forms, statements and other documents required to be filed with the Securities and Exchange Commission by the Company since January 1, 2001 (together with all information incorporated therein by reference, the “Securities and Exchange Commission Documents”). No subsidiary of the Company is required to file any report, schedule, form, statement or other document with the Securities and Exchange Commission. As of their respective dates, each of the Securities and Exchange Commission Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder (“SOX”), in each case, applicable to such Securities and Exchange Commission Documents as of their respective dates, and none of the Securities and Exchange Commission Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, except to the extent that information contained in any Securities and Exchange Commission Document filed and publicly available prior to the date of this Agreement (a “Filed Securities and Exchange Commission Document”) has been revised or superseded by a later filed Securities and Exchange Commission Document, none of the Filed Securities and Exchange Commission Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of the Company included in the Securities and Exchange Commission Documents comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, none of which are expected to be material). Except (x) as set forth or fully reserved against in the financial statements as of and for the period ended September 30, 2004 included in the Filed Securities and Exchange Commission Documents (the “Baseline Financials”), (y) incurred since the date of the Baseline Financials and prior to the date hereof in the ordinary course of business consistent with past practice or in connection with the transactions contemplated by this Agreement or (z) incurred after the date hereof in accordance with the terms of this Agreement, the Company and its subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate are, or are reasonably likely to become, material to the Company and its subsidiaries, taken as a whole.

(ii) Each of the Company and its senior financial officers has consulted with the Company’s independent auditors and with the Company’s outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with, the requirements of SOX as in existence on the date hereof. The Company is, and has been, in compliance in all material respects with the provisions of SOX applicable to it.

(iii) Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Securities and Exchange Commission Documents, and the statements contained in such certifications are accurate in all material respects as of the date hereof. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(iv) Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities and Exchange Commission)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s published financial statements or other Securities and Exchange Commission Documents.

(v) The books, records and accounts of the Company, all of which have been made available to Parent upon Parent’s request, are complete and correct in all material respects.

(vi) The Company’s system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (B) that receipts and expenditures are executed only in accordance with the authorization of management, and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could materially affect the Company’s financial statements.

(vii) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(viii) Since the date of this Agreement, neither the chief executive officer nor the chief financial officer of the Company has become aware of any fact or circumstance that is reasonably likely to result in a substantial change to the Company’s internal controls over financial reporting.

(ix) Since the date of the most recent Filed Securities and Exchange Commission Report, neither the chief executive officer nor the chief financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a “material weakness” in the Company’s internal controls over financial reporting.

(x) The audit committee of the Board of Directors of the Company includes an Audit Committee Financial Expert, as defined by Item 401(h)(2) of Regulation S K.

(xi) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company’s code of ethics, as required by Section 406(b) of SOX. To the knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(g) Absence of Certain Changes or Events. (i) From December 31, 2003, to the date of this Agreement, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice. Since December 31, 2003, there has not been any material adverse effect on the Company or any Effect that is reasonably likely to result in a material adverse effect on the Company

(ii) From the date of the Baseline Financials to the date of this Agreement, there has not been (A) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its subsidiaries’ capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) any split, combination or reclassification of any of the Company’s or any of its subsidiaries’ capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, the Company or any of its subsidiaries, (C)(v)(I) any granting by the Company or any of its subsidiaries to any current or former director, officer, employee, independent contractor or consultant of the Company or any of its subsidiaries (collectively, “Company Personnel”) of any bonus opportunity or any increase in any type of compensation or benefits, except for grants of bonus opportunities and increases in base compensation, in each case, in the ordinary course of business consistent with past practice, or (II) any payment or accrual by the Company or any of its subsidiaries to any Company Personnel of any bonus, except for bonuses paid or accrued in the ordinary course of business consistent with past practice, (w) any granting by the Company or any of its subsidiaries to any Company Personnel of any severance, termination, “change of control” or similar compensation or benefits or of the right to receive any severance, termination, “change of control” or similar compensation or benefits or increases therein, (x) any entry by the Company or any of its subsidiaries into, or any material amendment or modification of, (I) any currently effective employment, deferred compensation, “change of control”, severance, termination, employee benefit, loan, indemnification, stock repurchase, stock option or other equity-related, consulting or similar Contract between the Company or any of its subsidiaries, on the one hand, and any Company Personnel, on the other hand, or (II) any Contract between the Company or any of its subsidiaries, on the one hand, and any Company Personnel, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement (all such Contracts under this clause (x), collectively, “Benefit Agreements”), (y) any grant or material amendment or modification of any incentive award (including any Stock Options, stock appreciation rights, performance units, restricted stock, stock repurchase rights or other stock-based or stock-related awards) or any removal or material modification of any restrictions in any such award or (z) any material amendment to, or material modification of, any Company Stock Plan or the ESPP, (D) any change in financial or tax accounting methods, principles or practices by the Company or any of its subsidiaries, except insofar as may have been required by a change in GAAP or applicable Law or (E) any tax election that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company or any of its tax attributes or any settlement or compromise of any material income tax liability.

(iii) Since the date of the Baseline Financials, there has not been any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company.

(h) Litigation. There is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened in writing, or to the knowledge of the Company, any investigation pending or threatened in writing, against or affecting the Company or any of its subsidiaries that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company, nor is there any applicable Judgment of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation, proceeding, notice of violation or complaint by any Governmental Entity involving the Company or any of its subsidiaries that individually or in the aggregate is reasonably likely to have a material adverse effect on the Company.

(i) Contracts. (i) Except for Contracts filed as exhibits to the Filed Securities and Exchange Commission Documents, none of the Company or any of its subsidiaries is a party to or bound by or otherwise has rights or benefits under, and none of their respective properties or assets are bound by or subject to, any Contracts that are required to be filed as an exhibit to any Filed Securities and Exchange Commission Document under the Exchange Act. Except for Contracts (including any Contract which is substantially similar to any form of Contract so filed) filed in unredacted form as exhibits to the Filed Securities and Exchange Commission Documents, as of the date of this Agreement, none of the Company or any of its subsidiaries is a party to or bound by or otherwise has rights or benefits under, and none of their respective properties or assets are bound by or subject to, any:

(A) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

(B) Contract providing for “exclusivity” or any similar requirement, the terms of which provide that after the Closing Parent or any of its subsidiaries (including the Company and its subsidiaries) would be restricted with respect to the development, manufacture, marketing or distribution of their respective products or services;

(C) material Contract with (I) any affiliate of the Company or any of its subsidiaries, (II) any Company Personnel, (III) any union or other labor organization or (IV) any affiliate of any such person (other than, in each case (w) Contracts on arm’s length terms with companies whose common stock is publicly traded, (x) offer letters, employment agreements or consulting agreements providing solely for “at will” employment with no right to severance benefits except as required by applicable Law, (y) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its subsidiaries not involving the payment of money and (z) Benefit Plans and Benefit Agreements referred to in Section 3.01(m));

(D) license or franchise granted by the Company or any of its subsidiaries pursuant to which the Company or any such subsidiary has agreed to refrain from granting license or franchise rights to any other person;

(E) Contract under which the Company or any of its subsidiaries has (i) incurred any indebtedness that is currently owing or (ii) given any guarantee in respect of indebtedness, other than in the case of clause (i) or (ii), indebtedness that constitutes a capital lease obligation of the Company or any of its subsidiaries entered into in the ordinary course of business consistent with past practice;

(F) Contract creating or granting a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Liens created or granted in the ordinary course of business consistent with past practice which are not material to the Company and its subsidiaries or their businesses;

(G) material Contract (other than any Contract with Parent or any of its subsidiaries) containing any provisions (x) dealing with a “change of control” or similar event with respect to the Company or any of its subsidiaries, (y) requiring consent, approval or waiver of, or notice to, a Governmental Entity or other third party in the event of or with respect to the transactions contemplated by this Agreement or the Stockholders Agreement or (z) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Stockholders Agreement or the execution, delivery or effectiveness of this Agreement or the Stockholders Agreement will conflict with, result in a violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a material benefit or the creation of any Lien upon any of the properties or assets at the Company, Parent or any of their respective subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person;

(H) material Contract granting a third party any license to Intellectual Property that is not limited to the internal use of such third party, other than in the ordinary course of business consistent with past practice;

(I) material Contract pursuant to which the Company or any of its subsidiaries has been granted any license to Intellectual Property;

(J) material Contract providing for payments of royalties or other license fees to third parties;

(K) Contract granting the other party to such Contract or a third party “most favored nation” status that, following the Merger, would in any way apply to Parent or any of its subsidiaries;

(L) Contract that restricts the ability of the Company or any of its subsidiaries to (i) conduct any part of its operations outside the United States or (ii) outsource any of its operations to a third party (any such Contract described in clause (i) or (ii), an “Outsourcing Agreement”);

(M) Contract containing any “non-solicitation”, “no-hire” or similar provision that restricts the Company or any of its subsidiaries;

(N) Contract for any joint venture or general or limited partnership agreement;

(O) material Contract for any joint development, or marketing arrangements or resale or distribution arrangement relating to any product or service;

(P) Contract with any Governmental Entity;

(Q) Contract entered into in the last two years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding, that (1) provides or provided for payments by the Company to any third party in excess of $50,000, (2) provides or provided for the compromise or waiver by the Company of its rights to more than $250,000 of any obligations owing to the Company by any third party and (3) provides for ongoing obligations on the part of the Company or any third party other than terms providing for confidentiality or non-disparagement;

(R) Contract between the Company or any of its subsidiaries and any of the ten largest customers of the Company and its subsidiaries (determined on the basis of revenues received by the Company or any of its subsidiaries in the four consecutive fiscal quarter period ended September 30, 2004 (the “Major Customers,” and each such Contract, a “Major Customer Contract”);

(S) Contract between the Company or any of its subsidiaries and any of the ten largest suppliers of goods or services to the Company and its subsidiaries (determined on the basis of amounts paid by the Company or any of its subsidiaries in the four consecutive fiscal quarter period ended September 30, 2004 (the “Major Suppliers,” and each such Contract, a “Major Supplier Contract”); and

(T) Contract which (I) has aggregate future sums due from the Company or any of its subsidiaries in excess of $100,000 and is not terminable by the Company or any such subsidiary (x) for a cost of less than $100,000 and (y) on 90 (or fewer) days’ notice or (II) is entered into prior to the date of this Agreement and is material to the business of the Company and its subsidiaries, taken as a whole, as presently conducted or as proposed to be conducted and is, in each case, not otherwise listed in Sections 3.01(i)(i)(A) through (S) or (T)(I) of the Company Disclosure Letter.

Each Contract of the Company or any of its subsidiaries is in full force and effect (except for those Contracts that have expired in accordance with their terms) and is a legal, valid and binding agreement of the Company or its subsidiaries, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect, to be legal, valid and binding or to be enforceable that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company and, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect and has not waived or failed to enforce any material rights thereunder, and, to the knowledge of the Company, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, amendment or cancellation of any such Contract except, in each case, for such breaches, defaults, waivers or failures that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. To the knowledge of the Company, there are no circumstances that are reasonably likely to occur that could reasonably be expected to adversely affect the ability of the Company or any of its subsidiaries to perform its obligations under any material Contract except for such circumstances that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

(ii) The Company has made available to Parent true and complete copies of all material Contracts of the Company and any of its subsidiaries, including copies of any (A) Outsourcing Agreements, (B) Major Customer Contracts and (C) Major Supplier Contracts. As of the date hereof, the Company has disclosed to Parent the material terms and status of all negotiations in respect of any proposed material Contracts with any Major Customer or Major Supplier and none of the Major Customers or Major Suppliers has terminated or failed to renew, or is currently negotiating any material amendment to, any of the Major Customer Contracts or Major Supplier Contracts.

(j) Compliance with Laws. Each of the Company and its subsidiaries is, and since January 1, 2001 has been, in compliance in all material respects with all applicable material Laws and Judgments of any Governmental Entity applicable to their businesses or operations. None of the Company or any of its subsidiaries has received, since January 1, 2001 and through the date hereof, a notice or other written communication alleging a possible material violation by the Company or any of its subsidiaries of any applicable material Law or Judgment of any Governmental Entity applicable to its businesses or operations. The Company and its subsidiaries have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively “Permits”) necessary for them to own, lease or operate their material properties and assets and to carry on their businesses as now conducted, except where the failure to have such Permits would not constitute a material violation of a material Law applicable to their businesses or operations, and there has occurred no material violation of, or default (with or without notice or lapse of time or both) under, or event giving to any other person any right of termination, amendment or cancellation of (with or without notice or lapse of time or both), any such material Permit.

(k) Absence of Changes in Benefit Plans; Labor Relations. Except as consented to in writing by Parent, disclosed in the Filed Securities and Exchange Commission Documents or contemplated by Section 4.01(a)(xii) or (xvi), since the date of the Baseline Financials, none of the Company or any of its subsidiaries has terminated, adopted, amended or agreed to amend in any material respect any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option (including the Company Stock Plans), phantom stock, performance, retirement, welfare, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, policy or Contract (whether or not legally binding or subject to the Laws of the United States) sponsored, maintained, contributed to or required to maintained or contributed to by the Company, any of its subsidiaries or any other person that, together with the Company, is treated as a single employer under

Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a “Commonly Controlled Entity”), in each case, providing benefits to any Company Personnel (collectively, “Benefit Plans”) or made any change in the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined. There are no collective bargaining or other labor union Contracts to which the Company or any of its subsidiaries is a party or by which it is bound. Since January 1, 2001, neither the Company nor any of its subsidiaries has encountered any labor union organizing activity, or had any actual or threatened employee strikes, organized work stoppages, organized slowdowns or lockouts. None of the employees of the Company or any of its subsidiaries is represented by any union with respect to his or her employment by the Company or such subsidiary. Each of the Company and its subsidiaries is, and since January 1, 2001 has been, in compliance in all material respects with all applicable material Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not, and since January 1, 2001 has not, engaged in any material unfair labor practice. As of the date hereof, the Company has not received written notice of any unfair labor practice charge or complaint against the Company or any of its subsidiaries which is pending and, to the knowledge of the Company, there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries threatened before the National Labor Relations Board or any comparable Governmental Entity.

(l) Environmental Matters. Except with respect to instances that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company: (i) the Company and each of its subsidiaries are, and since January 1, 2001 have been, in compliance with all applicable Environmental Laws; (ii) the Company and each of its subsidiaries have, and are in compliance with, all Permits required under Environmental Laws for the operation of their respective businesses and all such Permits are valid and in good standing; (iii) there are no pending, or to the knowledge of the Company, threatened Environmental Claims against the Company or any of its subsidiaries; (iv) neither the Company nor any of its subsidiaries have received notice that the Company or any of its subsidiaries is in non-compliance with any Environmental Law or subject to potential liability under any Environmental Law, including potential liability for the costs of investigating or remediating contaminated property pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or analogous state Law; (v) to the knowledge of the Company, there have been no Releases or threatened Releases of Hazardous Substances on, at, under or about any properties currently or formerly owned, leased or operated by the Company or any of its subsidiaries, or any of their respective predecessors, and neither the Company nor any of its subsidiaries has Released, disposed of or arranged for the disposal of Hazardous Substances at any on-site or off-site location; (vi) there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of an Environmental Claim against, the Company or any of its subsidiaries in connection with any Environmental Law; and (vii) (A) neither the Company nor any of its subsidiaries has retained or assumed, either contractually or by operation of Law, any liabilities or obligations that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries, and (B) to the knowledge of the Company, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims the Company or any of its subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law. For purposes of this Agreement, the term “Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (x) the presence or Release of, or exposure to, any Hazardous Materials at any location or (y) the failure to comply with any Environmental Law. For purposes of this Agreement, the term “Environmental Laws” shall mean any applicable Federal, state or local, domestic or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments, Permits or injunctions issued, promulgated or entered into by any Governmental Entity relating to protection of the environment, natural resources or human health and safety, or to the use, management, disposal, Release or threatened Release of Hazardous Substances. For purposes of this Agreement, the term “Hazardous Substances” shall mean any explosive, radioactive, toxic or hazardous substances or materials (including asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials defined as, or included in the definition of, “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances”) but excluding office and janitorial supplies properly and safely maintained. For purposes of this Agreement, the term “Release” shall mean any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, leaching, injecting, dumping, disposing or migrating into or through the environment.

(m) ERISA; Benefit Plans and Benefit Agreements. (i) Section 3.01(m)(i) of the Company Disclosure Letter contains a list of all “employee welfare benefit plans” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended “ERISA”)), all “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other Benefit Plans and all material Benefit Agreements that are in effect, are or will provide any benefit to any person, or with respect to which the Company or any Commonly Controlled Entity has or could have any liability or obligation, as of the date of this Agreement. The Company has delivered or made available to Parent true, complete and correct copies of (A) each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect to each Benefit Plan, (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust, insurance or group annuity Contract relating to each Benefit Plan. Each Benefit Plan has been administered in accordance with its terms in all material respects. The Company and its subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA, the Code and all other applicable Laws in all material respects.

(ii) All Pension Plans intended to be tax qualified are so qualified and have been the subject of determination letters (or opinion letters valid as to the adopting employer) from the IRS or other Governmental Entity with respect to all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination or opinion letter has been revoked (or has revocation been threatened) and no event has occurred since the date of the most recent determination or opinion letter or application therefor relating to any such Pension Plan that would be reasonably likely to adversely affect the qualification of such Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA. All employee benefit plans, and policies required to have been approved by any non-United States Governmental Entity have been so approved or timely submitted for approval, no such approval has been revoked (nor has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such plan or policy that would be reasonably likely to adversely affect any such approval relating thereto or materially increase the costs relating thereto. The Company has made available to Parent a true, complete and correct copy of the most recent determination or approval letter received with respect to each Pension Plan, as well as a true, complete and correct copy of each pending application for a determination or approval letter, if any.

(iii) Neither the Company nor any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under, any Benefit Plan that is subject to Section 302 or Title IV of ERISA or is otherwise a defined benefit pension plan.

(iv) There are no understandings, agreements or undertakings, written or oral, that would prevent any Benefit Plan or Benefit Agreement pursuant to which welfare benefits are provided (each, a “Welfare Plan”) (including any Welfare Plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the Effective Time (except for accrued benefits payable thereunder or ordinary administrative expenses). No

Welfare Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

(v) No Company Personnel will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits as a result of the transactions contemplated by this Agreement (alone or in conjunction with the termination of employment) or any benefits the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement (alone or in conjunction with the termination of employment). Neither the execution and delivery of this Agreement, nor the consummation of any transaction contemplated by this Agreement (alone or in conjunction with the termination of employment) will (A) entitle any Company Personnel to severance, termination, “change of control” or similar compensation or benefits, (B) trigger any funding (through a grantor trust or otherwise) of any compensation or benefits, any accelerated vesting of any award (including Stock Options) or the forgiveness of any indebtedness owed by any Company Personnel to the Company or any of its affiliates or (C) result in any violation or breach of, or a default (with or without notice or lapse of time or both) under, any Benefit Plan or Benefit Agreement.

(vi) The deduction of any amount payable pursuant to the terms of the Benefit Plans or Benefit Agreements will not be subject to disallowance under Section 162(m) of the Code.

(vii) Neither the Company nor any of its subsidiaries has received notice of any, and, to the knowledge of the Company, there are no, pending investigations by any Governmental Entity with respect to, or pending termination proceedings or other material claims, suits or proceedings (except claims for benefits payable in the normal operation of the Benefit Plans) against or involving or asserting any rights or claims to benefits under, any Benefit Plan or Benefit Agreement.

(viii) All contributions, premiums and benefit payments required to have been made under or in connection with the Benefit Plans or Benefit Agreements have been timely made in all material respects. Neither the Company nor any of its subsidiaries has incurred, or is reasonably likely to incur, any unfunded liabilities in relation to any Benefit Plan or Benefit Agreement. No Pension Plan has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(ix) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company, any of its subsidiaries or any of their respective employees has engaged that could subject the Company, any of its subsidiaries or any of their respective employees, or, to the knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under such Benefit Plan, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or any material sanctions imposed under Title I of ERISA or any other applicable Law and (B) none of the Company, any of its subsidiaries, or, to the knowledge of the Company, any trustee, administrator or other fiduciary of such Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, administrator or other fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable Law.

(x) The Company and its subsidiaries do not have any material liabilities or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its subsidiaries.

(xi) Other than the Company Personnel set forth on Section 3.01(m)(xi) of the Company Disclosure Letter, no Company Personnel (i) have entered into any employment agreements or arrangements with the Company or any of its affiliates that differs in any material respect from the form offer letter that is used by the Company or its affiliates in the country in which such Company Personnel is employed (which forms have been provided to Parent prior to the date hereof) or (ii) are entitled to receive any (A) severance, termination, “change of control” or similar compensation or benefits, bonus payments or additional compensation or benefits (including any indemnity or tax gross-up) under any Benefit Plan, Benefit Agreement or otherwise or (B) other payment or benefit, in the case of clause (A) or (B), that is related to, or contingent upon, the consummation of the transactions contemplated by this Agreement, including, without limitation, the accelerated vesting of Stock Options or the forgiveness of indebtedness owed by such Company Personnel to the Company or any of its affiliates.

(n) Taxes. (i) Each of the Company and its subsidiaries and each Company Affiliated Group (as defined below) has timely filed all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate are not reasonably likely to result in a material liability for the Company. Each of the Company and its subsidiaries and each Company Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such tax returns and reports and all other material taxes, and the Baseline Financials reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except for failure to pay, or reserve for, such taxes that individually or in the aggregate is not reasonably likely to result in a material liability for the Company and its subsidiaries.

(ii) No Federal, state or local, domestic or foreign, income or franchise tax return or report or any other material tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group is currently under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group (except for those arising after the date of this Agreement that individually or in the aggregate are not reasonably likely to result in a material liability for the Company). Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, except for issues first raised after the date of this Agreement that individually or in the aggregate are not reasonably likely to result in a material liability for the Company. All assessments for taxes due and owing by the Company, any of its subsidiaries or any Company Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As of the date of this Agreement, no Federal, state or local, domestic or foreign, tax return or report of the Company or any of its subsidiaries or any Company Affiliated Group has ever been under audit or examination by the IRS or other relevant taxing authority. The relevant statute of limitations is closed with respect to the United States Federal and foreign tax returns of the Company and its subsidiaries for all years through 1998.

(iii) There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

(iv) No Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory Liens for taxes not yet due and Liens for taxes that the Company or any of its subsidiaries is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

(v) None of the Company or any of its subsidiaries is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

(vi) None of the Company or any of its subsidiaries will be required to include in a taxable period ending after the Effective Time material taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Securities and Exchange Commission Documents) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local tax Law, domestic or foreign, or for any other reason.

(vii) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) with respect to the Company would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any tax gross-up or other additional payment from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual.

(viii) The Company and its subsidiaries have complied with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any Federal, state or local laws, domestic or foreign) and have, within the time and the manner prescribed by Law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable laws, except for failure to withhold or pay over that individually or in the aggregate is not reasonably likely to result in a material liability for the Company.

(ix) Neither the Company nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (A) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(x) Each of the Company and its subsidiaries has disclosed on its Federal income tax returns and reports all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.

(xi) All related party transactions involving the Company or any of its subsidiaries are at arm’s length in compliance with Section 482 of the Code and the Treasury Regulations promulgated thereunder. None of the Company or any of its subsidiaries is a party to any cost-sharing agreement or similar arrangement which is not a “qualified cost sharing arrangement” within the meaning of U.S. Treasury Regulation Section 1.482-7. All intercompany payments have been calculated in accordance with U.S. Treasury Regulation Section 1.482-7. Each of the Company and its subsidiaries has maintained all necessary documentation in connection with such related party transactions in accordance with Sections 482 and 6662 of the Code and the Treasury Regulations promulgated thereunder.

(xii) No subsidiary of the Company is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code and the Treasury Regulations promulgated thereunder.

(xiii) Each of the Company and its subsidiaries has conducted all aspects of its business in accordance with the terms and conditions of all tax rulings and tax concessions that were provided by any relevant Governmental Entity.

(xiv) The Company has never participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4.

(xv) For purposes of this Agreement, “taxes” shall include all (A) Federal, state and local, domestic and foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any Contracts with any other person with respect to such amounts, (B) liability for the payment of any amounts of the types described in clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (C) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (A) or (B). For purposes of this Agreement, “Company Affiliated Group” shall mean each affiliated, combined, consolidated or unitary group of which the Company or any of its subsidiaries is or has been a member.

(o) Title to Properties. (i) The Company and each of its subsidiaries has good and marketable title to, or valid and enforceable leasehold interests in, all of its material properties and tangible assets, except for such properties and tangible assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants, taxes that are not yet delinquent and similar encumbrances that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. All such material tangible assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens, except for Permitted Liens and Liens that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

(ii) Each of the Company and its subsidiaries is in compliance in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company. The Company and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a material adverse effect on the Company.

(iii) Neither the Company nor any of its subsidiaries holds any fee or other ownership interest in any real property. Section 3.01(o)(iii) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material real property and interests in real property leased or subleased by the Company or any of its subsidiaries.

(p) Intellectual Property. (i) Section 3.01(p)(i) of the Company Disclosure Letter sets forth a true and complete list of all patents, patent applications, registered trademarks and applications therefor, registered tradenames, registered service marks, registered copyrights and applications therefor and material proprietary software programs owned by the Company or any of its subsidiaries as of the date of this Agreement.

(ii) (A) The Company and each of its subsidiaries owns, or is licensed or otherwise has the right to use (in each case, free and clear of any Liens), (x) all Intellectual Property necessary for the conduct of its business as currently conducted and (y) all other Intellectual Property used in the conduct of its business as currently conducted, except in either case such failures to own, be licensed or have rights to use Intellectual Property that, individually or in the aggregate, are not reasonably likely to adversely affect the Company in any material respect.

(B) All material issued patents, patent applications, registered trademarks, trademark applications, registered service marks and registered copyrights of the Company or any of its subsidiaries have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Entity in each jurisdiction in which the Company has sought to register such rights, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect, except where the Company has made a reasonable business judgment not to continue to register or maintain the same.

(C) None of the Company or any of its subsidiaries or any of its or their products or services has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the Intellectual Property rights of any person, except for such infringements or violations that, individually or in the aggregate, are not reasonably likely to adversely affect the Company in any material respect.

(D) There is no suit, claim, action or proceeding pending or, to the knowledge of the Company, threatened in writing or, to the knowledge of the Company, any investigation pending or threatened in writing, with respect to, and the Company has not been notified of, any possible infringement or other violation by the Company or any of its subsidiaries or any of its or their products or services of the Intellectual Property rights of any person, except for any such suits, claims, actions, proceedings and investigations with respect to, or notifications of, infringement that, individually or in the aggregate, are not reasonably likely to adversely affect the Company in any material respect.

(E) To the knowledge of the Company, no person is infringing on or otherwise violating any Intellectual Property rights owned by or exclusively licensed to the Company or any of its subsidiaries, except for any such infringement or violation that, individually or in the aggregate, is not reasonably likely to adversely affect the Company in any material respect.

(F) Each of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and independent contractors who have (in their capacity as a member of management, key personnel, employee, agent, consultant or independent contractor of the Company or any of its subsidiaries) contributed to or participated in the conception and development of material Intellectual Property owned or used by the Company or any of its subsidiaries, have assigned or otherwise transferred to the Company all ownership and other rights of any nature whatsoever (to the extent permitted by Law) of such person in such Intellectual Property and none of the former or current members of management or key personnel of the Company or any of its subsidiaries, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of material Intellectual Property owned or used by the Company or any of its subsidiaries, have a valid claim against the Company or any of its subsidiaries as to the ownership or use of such Intellectual Property, and no such claim has been asserted or, to the knowledge of the Company, threatened.

(G) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any material Intellectual Property owned or used by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any material Intellectual Property right or obligation set forth in any agreement to which the Company or any of its subsidiaries is a party, or the loss or encumbrance of any material Intellectual Property or material benefit related thereto, or result in the creation of any Lien in or upon any material Intellectual Property or right, except with respect to those Contracts which by their terms or nature are not transferable to Parent in connection with any of the transactions contemplated by this Agreement and are listed in Section 3.01(p)(ii)(I) of the Company Disclosure Letter.

(H) To the extent material Third Party Software is distributed to customers of the Company or any of its subsidiaries together with the products or services of the Company or any of its subsidiaries, (w) the third party rights have been identified in Section 3.01(p)(ii)(H) of the Company Disclosure Letter, (x) all necessary licenses have been obtained to permit such distribution, (y) except pursuant to the Contracts listed in Section 3.01(p)(ii)(H) of the Company Disclosure Letter, the Company does not have any obligations to make royalty or other similar payments in respect of any such distribution in any fiscal year in excess of $200,000 in the aggregate for such fiscal year and (z) there are no obligations to provide access to any third party to, or permit any third party to copy, distribute or create Derivative Works of the proprietary source code for material software products owned by the Company or any of its subsidiaries.

(I) None of the material proprietary source code or other material trade secrets (other than trade secrets with respect to which the Company knowingly made a reasonable judgment to not keep such trade secrets confidential) of the Company or any of its subsidiaries has been published or disclosed by the Company or any of its subsidiaries, except pursuant to a non-disclosure agreement that is in the standard form used by the Company (or a similar standard non-disclosure agreement) that has been made available to Parent prior to the date of this Agreement, or to the knowledge of the Company or any of its subsidiaries, by any other person to any person except pursuant to licenses or Contracts requiring such other persons to keep such trade secrets confidential.

(J) Neither the Company nor any of its subsidiaries has assigned, sold or otherwise transferred ownership of any material patent, patent application, registered trademark or application therefor, registered service mark, registered copyright or application therefor since January 1, 2001.

(K) No licenses or rights have been granted to a third party to distribute the material proprietary source code of the Company, or to use such material proprietary source code to create Derivative Works (as defined below) thereof.

(L) The Company and each of its subsidiaries has taken all reasonable and necessary steps to protect their rights under their material Intellectual Property, and to the knowledge of the Company no such rights to any material Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company or any of its subsidiaries, except for instances in which the Company knowingly made a reasonable business judgment not to protect such rights.

(iii) For purposes of this Agreement, “Derivative Work” shall have the meaning set forth in 17 U.S.C. Section 101.

(iv) For purposes of this Agreement, “Intellectual Property” shall mean trademarks (registered or unregistered), service marks, brand names, domain names, certification marks, trade dress, assumed names, trade names and other indications of origin, and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including object code, source code, and associated data and documentation), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by a third party; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing. For purposes of this Agreement, “Third Party Software” shall mean software (including object code, source code, and associated data and documentation) with respect to which a third party holds any copyright or other ownership right (and, therefore, such software is not owned exclusively by the Company or any of its subsidiaries).

(q) State Takeover Statutes. The approval of the Merger and the Stockholders Agreement by the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of the Merger and the Stockholders Agreement for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution and delivery of this Agreement, the Stockholders Agreement or the consummation of the Merger or the other transactions contemplated hereby and thereby. No other state takeover or similar statute or regulation is applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement.

(r) Voting Requirements. The affirmative vote at the Stockholders Meeting or any adjournment or postponement thereof of the holders of a majority of the outstanding shares of Company Common Stock in favor of adopting this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve or adopt this Agreement or the consummation of the transactions contemplated by this Agreement.

(s) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees or commissions are payable. The fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Letter.

(t) Opinion of Financial Advisor. The Company has received the opinion of Credit Suisse First Boston, in customary form to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view, and a copy of the written confirmation of such opinion will be delivered to Parent promptly after receipt thereof.

      SECTION 3.02.     Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

(a) Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

(b) Authority; Noncontravention. Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement and the compliance by Parent and Sub with the provisions of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due execution of this Agreement by the Company constitutes a valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent or Sub, (ii) any Contract to which Parent or Sub is a party or bound by or their respective properties or assets are bound by or subject to or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) applicable Law or (B) Judgment, in each case, applicable to Parent or Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, or (to the knowledge of Parent as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent and Sub of the transactions contemplated by this Agreement or the compliance by Parent and Sub with the provisions of this Agreement, except for (1) the filing of a premerger notification and report form under the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate are not reasonably likely to impair in any material respect the ability of each of Parent and Sub to perform its obligations under this Agreement or prevent or materially impede, or (to the knowledge of Parent as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement.

(c) Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with the transactions contemplated by this Agreement.

(e) Capital Resources. Parent has sufficient cash or access to cash to pay the aggregate Merger Consideration.

ARTICLE IV

Covenants Relating to Conduct of Business

      SECTION 4.01.     Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except (i) as specifically disclosed in Section 4.01 of the Company Disclosure Letter, (ii) with the prior written consent of Parent (the decision with respect to which shall not be unreasonably delayed) or (iii) as specifically contemplated by this Agreement, the Company shall, and shall cause each of its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers and other employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them and maintain their franchises, rights and Permits. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except (i) as specifically disclosed in Section 4.01 of the Company Disclosure Letter, (ii) with the prior written consent of Parent (the decision with respect to which shall not be unreasonably delayed) or (iii) as specifically contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to:

(i) (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (x) split, combine or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity or voting interests, (y) purchase, redeem or otherwise acquire any shares of capital stock or any other securities of the Company or any of its subsidiaries or any options, warrants, calls or rights to acquire or receive any such shares or other securities (including any Stock Options) or (z) take any action that would result in any amendment, modification or change of any term of any debt security of the Company or any of its subsidiaries;

(ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such stock, interests or securities or any stock appreciation rights phantom stock awards or other rights that are linked in any way to the price of Company Common Stock or the value of the Company or any part thereof (other than (x) the issuance of shares of Company Common Stock upon the exercise of Stock Options, or rights under the ESPP outstanding on the date of this Agreement in accordance with their present terms and (y) the granting of rights under the terms of the ESPP to the extent permitted under Section 5.04(b));

(iii) amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents);

(iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof or (y) any material assets other than in the ordinary course of business consistent with past practice;

(v) sell, lease, license, sell and lease back, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, except sales of inventory or used equipment in the ordinary course of business consistent with past practice, except for (A) Liens for taxes not yet due and payable, that are payable without penalty or that are being contested in good faith and for which adequate reserves have been recorded, (B) Liens for assessments and other governmental charges or liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (C) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations and (D) Liens that do not materially interfere with the conduct of the Company’s business or do not materially affect the use or value of the Company’s assets (“Permitted Liens”);

(vi) (x) repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other Contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than the Company or any direct or indirect wholly owned subsidiary of the Company;

(vii) incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, in the aggregate, are in excess of $1,000,000 (other than to the extent required in connection with new customer Contracts or by existing customer Contracts);

(viii) (x) pay, discharge, settle or satisfy any material claims (including any claims of stockholders and any stockholder litigation relating to this Agreement, the Merger, the Stockholders Agreement or any other transaction contemplated hereby or thereby or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Filed Securities and Exchange Commission Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (y) waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice or (z) waive any material benefits of, or agree to modify in any adverse respect, or consent to any matter with respect to which its consent is required under, any material confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party;

(ix) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property, except for subleases, termination agreements and amendments shortening the term of any such lease or sublease, each on commercially reasonable terms with respect to excess real property leased or subleased to the Company or such subsidiary;

(x) modify or amend in any material respect any Contract which is material to the Company or any of its subsidiaries (including any Contract described in Section 3.01(i)(A) through (T)) to which the Company or such subsidiary is a party, or terminate, or waive, release or assign any rights or claims under, any material Contract (as defined in Section 3.01(i)) to which the Company or such subsidiary is a party, in each case in a manner materially adverse to the Company and its subsidiaries, taken as a whole;

(xi) enter into any material Contract not in the ordinary course of business or inconsistent with past practice;

(xii) except as required to comply with applicable Law or any Benefit Plan or Benefit Agreement as in effect on the date of this Agreement and except as set forth in Section 4.01(a)(ii) or clause (F) below, (A) increase in any manner the compensation or benefits of, or grant any bonus opportunity or pay or accrue any bonus to, any Company Personnel, (B) pay or provide to any Company Personnel any benefit not provided for under a Benefit Plan or Benefit Agreement as in effect on the date of this Agreement, other than the payment of base compensation in the ordinary course of business consistent with past practice, (C) grant any awards under any Benefit Plan (including the grant of Stock Options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal or material modification of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement, (F) adopt, enter into, amend, modify or terminate any Benefit Plan or Benefit Agreement other than offer letters (the forms of which have been previously provided to Parent) entered into with new employees in the ordinary course of business consistent with past practice that provide for “at-will employment” or (G) make any material determination under any Benefit Plan or Benefit Agreement that is inconsistent with the ordinary course of business or past practice;

(xiii) enter into any Contract if consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) in or upon any of the properties or assets of the Company or Parent or any of their respective subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract;

(xiv) subject to the written consent of Parent, which shall not be unreasonably withheld or delayed, enter into any Contract (other than an immaterial Contract) containing any restriction on the ability of the Company or any of its subsidiaries to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent and any of its subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

(xv) take any action (or omit to take any action) if such action (or omission) would or is reasonably likely to result in (A) any representation and warranty of the Company set forth in this Agreement that is qualified as to materiality becoming untrue (as so qualified) or (B) any such representation and warranty that is not so qualified becoming untrue in any material respect;

(xvi) except as required by applicable Law, adopt or enter into any collective bargaining agreement or other labor union Contract applicable to any Company Personnel or terminate the employment of any Company Personnel (other than for “cause” (as defined in the applicable Contract)) who has the right under any Contract to receive severance payments or similar benefits as a result of such termination;

(xvii) except as required by GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(xviii) engage in (A) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (B) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (C) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (D) any other promotional sales or discount activity, in each case in clauses (A) through (D) in a manner outside the ordinary course of business or inconsistent with past practice;

(xix) enter into any Contract of the type described in Sections 3.01(i)(i)(A)-(C) or Sections 3.01(i)(i)(J)-(L);

(xx) enter into any Contract of the type described in Section 3.01(i)(i)(D), other than in the ordinary course of business consistent with past practice; or

(xxi) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

      (b) Certain Tax Matters. During the period from the date of this Agreement to the Effective Time, (i) the Company and each of its subsidiaries shall timely file all Federal, state and local, domestic and foreign, income and franchise tax returns and reports and all other material tax returns and reports (“Post-Signing Returns”) required to be filed by each such entity (after taking into account any extensions) and all Post-Signing Returns shall be complete and correct in all material respects; (ii) the Company and each of its subsidiaries will timely pay all taxes due and payable in respect of such Post-Signing Returns that are so filed; (iii) the Company will accrue a reserve in its books and records and financial statements in accordance with past practice for all taxes payable by the Company or any of its subsidiaries for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company and each of its subsidiaries will promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, “Actions”) pending against or with respect to the Company or any of its subsidiaries in respect of any tax and will not settle or compromise any such Action without Parent’s prior written consent; (v) none of the Company or any of its subsidiaries will make or change any material tax election without Parent’s consent, which consent shall not be unreasonably withheld; and (vi) the Company and each of its subsidiaries will retain all books, documents and records necessary for the preparation of tax returns and reports and tax audits.

      (c) Advice of Changes; Filings. The Company shall confer with Parent at the times that Parent shall reasonably request (which is expected to be on a regular and frequent basis) to report on operational matters and other matters requested by Parent. The Company shall promptly advise Parent of its receipt of any notice or other written communication alleging a possible material violation by the Company or any of its subsidiaries of any applicable Law or Judgment of any Governmental Entity applicable to its business or operations. The Company and Parent shall each promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than (x) the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement and (y) the notification pursuant to the HSR Act or other antitrust filings, which shall be provided, if requested by Parent, pursuant to a joint defense agreement in customary form entered into between Parent and the Company or each of their respective counsel.

      SECTION 4.02.     No Solicitation. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any person or permit any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or the making of any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent or its representatives or the Company’s representatives) any information with respect to any Takeover Proposal; provided, however, that at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a written Takeover Proposal that such Board of Directors determines in good faith to be bona fide and determines in good faith constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and did not otherwise result from a breach of this Section 4.02, and subject to compliance with Section 4.02(c) and (d), (x) furnish information with respect to the Company and its subsidiaries to the person making such Takeover Proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are substantially equivalent to, and in no respect less favorable to the Company than, the terms of the Confidentiality Agreement dated April 1, 2004 (as amended June 30, 2004 and October 15, 2004 and as it may thereafter be amended from time to time), between Parent and the Company (the “Confidentiality Agreement”); provided that all such information is provided on a prior or substantially concurrent basis to Parent and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

      For purposes of this Agreement, the term “Takeover Proposal” means any inquiry, proposal or offer from any person (other than Parent or Sub) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition, in one transaction or a series of transactions, including by way of any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, of (A) assets or businesses that constitute or represent 15% or more of the total revenue or assets of the Company and its subsidiaries, taken as a whole, or (B) 15% or more of the outstanding shares of Company Common Stock or of any class of capital stock of, or other equity or voting interests in, one or more of the Company’s subsidiaries which, in the aggregate, directly or indirectly hold the assets or businesses referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement or the Stockholders Agreement.

      (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or propose publicly to withdraw or modify in a manner adverse to Parent or Sub, the recommendation or declaration of advisability by such Board of Directors or any such committee of this Agreement or the Merger or resolve or agree to take any such action (any such action or any such resolution or agreement to take such action being referred to herein as an “Adverse Recommendation Change”), unless the Board of Directors of the Company or a committee thereof determines in good faith that the failure to take such action would be reasonably likely to result in a breach of its fiduciary duties under applicable Law, (ii) recommend, adopt or approve any Takeover Proposal or propose publicly to recommend, adopt or approve any Takeover Proposal or resolve or agree to take any such action or (iii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement (each, an “Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) or resolve or agree to take any such action. Notwithstanding anything in this Section 4.02(b) to the contrary, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and that did not otherwise result from a breach of Section 4.02(a), cause the Company to terminate this Agreement pursuant to Section 7.01(f) and concurrently enter into an Acquisition Agreement; provided, however, that the Company shall not terminate this Agreement pursuant to Section 7.01(f), and any purported termination pursuant to Section 7.01(f) shall be void and of no force or effect, unless the Company shall have complied with all the provisions of this Section 4.02, including the notification provisions in this Section 4.02, and with all applicable requirements of Section 5.06(b) (including the payment of the Termination Fee prior to or concurrently with such termination) in connection with such Superior Proposal; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to Section 7.01(f) until after the fifth business day following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the terms and conditions of the Superior Proposal, identifying the person making such Superior Proposal and stating that the Board of Directors of the Company intends to exercise its right to terminate this Agreement pursuant to Section 7.01(f) (it being understood and agreed that, prior to any such termination taking effect, any amendment to the price or any other material term of a Superior Proposal shall require a new Notice of Superior Proposal and a new five business day period).

      For purposes of this Agreement, the term “Superior Proposal” means any binding written offer not solicited by or on behalf of the Company or any of its subsidiaries made by a third party that the Board of Directors of the Company determines in good faith to be bona fide which, if consummated, would result in such third party (or in the case of a direct merger between such third party and the Company, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the voting power of the Company Common Stock or all or substantially all the assets of the Company and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities that the Board of Directors of the Company determines in its good faith judgment to have a higher value than the consideration payable in the Merger and which proposal is determined in good faith by the Board of Directors of the Company to be more favorable to the Company’s stockholders than the Merger, in each case taking into account any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal or otherwise.

      (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company promptly shall advise Parent orally and in writing of any request for information that contemplates a possible Takeover Proposal or of any Takeover Proposal, or any inquiry the Company reasonably believes could lead to a Takeover Proposal, the terms and conditions of such request, Takeover Proposal or inquiry (including any subsequent amendment or other modification to such terms and conditions) and the identity of the person making any such request, Takeover Proposal or inquiry. The Company will (i) on a daily basis, confer with Parent regarding the progress of negotiations concerning any such Takeover Proposal and the material resolved and unresolved issues related thereto, (ii) promptly advise Parent of any material amendments or proposed amendments as to price and other material terms of any such request, Takeover Proposal or inquiry and (iii) promptly upon receipt or delivery thereof, provide Parent with copies of all documents and written communications in the possession or control of the Company or any of its directors, officers, employees, representatives or advisors relating to such Takeover Proposal exchanged between the Company or any of its officers, directors, investment bankers, attorneys, accountants or other advisors, on the one hand, and the party making a Takeover Proposal or any of its officers, directors, investment banks, attorneys, accountants or other advisors, on the other hand.

      (d) Nothing contained in this Section 4.02 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company failure so to disclose would be inconsistent with applicable Law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, agree or resolve to take any action prohibited by Section 4.02(b).

      SECTION 4.03.     Conduct by Parent. During the period from the date of this Agreement to the Effective Time, except as consented to in writing by the Company prior to such action or as specifically contemplated by this Agreement, Parent shall not, and shall not permit any of its subsidiaries to, take any action that would or is reasonably likely to result in (i) any representation and warranty of Parent or Sub set forth in this Agreement that is qualified as to materiality or material adverse effect becoming untrue (as so qualified) or (ii) any such representation and warranty that is not so qualified becoming untrue in any material respect.

ARTICLE V

Additional Agreements

      SECTION 5.01.     Preparation of the Proxy Statement; Stockholders Meeting. (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and, no later than the 10th business day immediately following the later of (x) the date of the public announcement of this Agreement and (y) the date on which Parent provides to the Company all information required to be provided by Parent for inclusion in the Proxy Statement, file with the Securities and Exchange Commission the preliminary Proxy Statement. Notwithstanding anything contained in this Agreement to the contrary, absent any Legal Restraint which has the effect of preventing such action, the Company shall, subject to Parent’s reasonable cooperation, file with the Securities and Exchange Commission the definitive Proxy Statement on the 10th calendar day (or, if such calendar day is not a business day, the first business day subsequent to such calendar day) immediately following the filing of the preliminary Proxy Statement with the Securities and Exchange Commission and shall cause the mailing of the definitive Proxy Statement to the stockholders of the Company to occur on that day or as promptly as reasonably practicable thereafter. Each of the Company and Parent shall furnish all information concerning such person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the Securities and Exchange Commission or its staff or any request from the Securities and Exchange Commission or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its representatives, on the one hand, and the Securities and Exchange Commission and its staff, on the other hand. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the Securities and Exchange Commission with respect to the Proxy Statement. Notwithstanding any of the foregoing sentences in this paragraph, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the Securities and Exchange Commission with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Parent and (iii) shall not file or mail such document or respond to the Securities and Exchange Commission prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed. If at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be filed with the Securities and Exchange Commission by the Company and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

      (b) The Company shall, as promptly as practicable after the date of this Agreement, establish a record date (which will be as promptly as reasonably practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders, which meeting the Company shall, absent any Legal Restraint which has the effect of preventing such action, cause to occur on the 20th calendar day (or, if such calendar day is not a business day, the first business day subsequent to such calendar day) immediately following the mailing of the Proxy Statement (the “Stockholders Meeting”), for the purpose of obtaining the Stockholder Approval, regardless of whether the Board of Directors of the Company determines at any time that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or any other Adverse Recommendation Change has occurred at any time; provided, however, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Stockholders Meeting by no more than ten business days and the Company shall use its commercially reasonable efforts during such ten-business day period to obtain such a quorum as soon as practicable and (ii) the Company may delay the Stockholders Meeting to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable Law to comply with written or oral comments made by the Securities and Exchange Commission with respect to the Proxy Statement (the date on which the Stockholders Meeting would be held pursuant to this Section 5.01(b) (without giving effect to any extension pursuant to Section 5.01(c) or 5.10(d)) the “Meeting Date”). Subject to Section 4.02(b)(i), the Board of Directors of the Company shall recommend to holders of the Company Common Stock that they adopt this Agreement, and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal.

      (c) Parent may, in its sole discretion, extend, prior to the mailing of the definitive Proxy Statement to the stockholders of the Company, any of (x) the time period from the filing of the preliminary Proxy Statement to the mailing of the definitive Proxy Statement to the stockholders of the Company as set forth in Section 5.01(a) and (y) the time period from the mailing of the definitive Proxy Statement to the stockholders of the Company to the date on which the Stockholders Meeting is held as set forth in Section 5.01(b) (in each of (x) and (y), after giving effect to any extension thereof resulting from the exercise by the Company of any of its rights provided for in Section 5.01(d)); provided, however, that in no event will the aggregate extensions by Parent pursuant to this Section 5.01(c) and the Company pursuant to Section 5.01(d) extend the Meeting Date by more than ten (10) calendar days.

      (d) The Company may, in its sole discretion, extend, prior to the mailing of the definitive Proxy Statement to the stockholders of the Company, any of (x) the time period from the filing of the preliminary Proxy Statement to the mailing of the definitive Proxy Statement to the stockholders of the Company as set forth in Section 5.01(a) and (y) the time period from the mailing of the definitive Proxy Statement to the stockholders of the Company to the date on which the Stockholders Meeting is held as set forth in Section 5.01(b) (in each of (x) and (y), after giving effect to any extension thereof resulting from the exercise by Parent of any of its rights provided for in Section 5.01(c)); provided, however, that in no event will the aggregate extensions by the Company pursuant to this Section 5.01(d) and Parent pursuant to Section 5.01(c) extend the Meeting Date by more than ten (10) calendar days.

      SECTION 5.02.     Access to Information; Confidentiality. (a) At Parent’s reasonable request, subject to the requirements of applicable Law, the Company shall, and shall cause each of its subsidiaries to, afford to Parent’s officers, employees, investment bankers, attorneys, accountants, environmental consultants and other advisors and representatives, reasonable access during normal business hours upon reasonable notice, and in a manner that is not materially disruptive to the Company’s business operations, during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees (provided that any such access to employees be in the presence of an officer of the Company), attorneys, accountants, auditors (and, to the extent within the Company’s control, former auditors), other advisors and representatives and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, make available to Parent and allow Parent to make copies (at its own expense) of, (i) each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of any applicable Law or Judgment (other than the notification pursuant to the HSR Act or other antitrust filings, which shall be provided, if requested by Parent, pursuant to a joint defense agreement in customary form entered into between Parent and the Company or each of their respective counsel, (ii) all organizational documents, stock certificates and other evidences of equity interests, shareholders’ registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each subsidiary of the Company and (iii) all other information concerning its business, properties and personnel as Parent may reasonably request (including using its commercially reasonable efforts to cause Stonefield Josephson, Inc. to make its work papers available to Parent). Parent will hold, and will direct its officers, employees, investment bankers, attorneys, accountants and other advisors and representatives to hold, any and all information received from the Company, directly or indirectly, in confidence in accordance with, and subject to the exceptions contained in, the Confidentiality Agreement.

      (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its subsidiaries to, as and to the extent requested by Parent, provide Parent with (A) a complete and correct list of all licenses issued by the Federal Communications Commission (the “FCC”) and held by the Company or any of its subsidiaries (the “FCC Licenses”), (B) complete and correct copies of each FCC License, (C) the address and physical location of the device(s) covered by each FCC License, (D) a written description of the purpose of the device(s) covered by each FCC License, (E) complete and correct copies of any Notices of Apparent Liability for Forfeiture issued by the FCC against the Company or any of its subsidiaries and (F) all reasonable information necessary for Parent to make an independent determination that the Company and its subsidiaries have complied with FCC rules regarding changes of ownership control of the FCC Licenses (including descriptions of any transactions that effected a change of ownership or control of the FCC Licenses (including any intracompany reorganizations) and corporate organizational charts depicting the ownership structure of the holder of the FCC Licenses before and after any such change of ownership or control.)

      (c) The Company and Parent shall, and shall cause each of their respective subsidiaries to, cooperate to develop an orderly transition and integration process in connection with the Merger with the objective of minimizing the disruption to, and preserving the value of, the business of the Surviving Corporation and its subsidiaries during the period from and after the Effective Time. The Company and Parent agree that such cooperation shall include taking such actions as may be reasonably requested by Parent to assist Parent in the development as soon as reasonably practicable following the date hereof of a mutually acceptable integration plan.

      SECTION 5.03.     Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective, in the most reasonably expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and to use its commercially reasonable efforts to forebear from taking any actions that would cause the Merger and the other transactions contemplated by this Agreement not to be consummated and made effective in the most reasonably expeditious manner practicable, including using its commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable actions necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from, and the giving of any necessary notices to, Governmental Entities and the making of all necessary registrations, declarations and filings (including filings under the HSR Act and other registrations, declarations and filings with, or notices to, Governmental Entities, if any), (iii) the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity and (iv) the obtaining of all necessary consents, approvals or waivers from third parties. In connection with and without limiting the generality of the foregoing, each of the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, use its commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall any party hereto be obligated to, and the Company and its subsidiaries shall not, (A) agree or proffer to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of any business of Parent, the Company or any of their respective subsidiaries or (B) litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, brought by any Governmental Entity (1) challenging or seeking to restrain or prohibit the consummation of the Merger; (2) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of or hold separate any portion of the business or assets of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, as a result of the Merger; (3) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of any shares of common stock of the Surviving Corporation, including the right to vote the common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation; or (4) seeking to prohibit Parent or any of its affiliates from effectively controlling the business or operations of the Company and its subsidiaries, taken as a whole. The Company and Parent shall provide such assistance, information and cooperation to each other as is reasonably required to obtain any such non-actions, waivers, consents, approvals, orders and authorizations and, in connection therewith, will notify the other person promptly following the receipt of any comments from any Governmental Entity and of any request by any Governmental Entity for amendments, supplements or additional information in respect of any registration, declaration or filing with, or notice to, such Governmental Entity and shall supply the other person with copies of all correspondence between such person or any of its representatives, on the one hand, and any Governmental Entity, on the other hand.

      (b) The Company shall give prompt notice to Parent of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.02(a) would not be satisfied or (ii) the failure of it to perform in any material respect any obligation to be performed by it under this Agreement such that the condition set forth in Section 6.02(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      (c) Parent shall give prompt notice to the Company of (i) any representation or warranty made by it or Sub contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 6.03(a) would not be satisfied or (ii) the failure of it or Sub to perform in any material respect any obligation to be performed by such party under this Agreement such that the condition set forth in Section 6.03(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

      (d) Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any litigation against the Company and/or its directors relating to this Agreement, the Merger and the other transactions contemplated by this Agreement, it being understood and agreed that this Section 5.03(d) shall not give Parent the right to direct such defense.

      SECTION 5.04.     Equity Awards; ESPP. (a) (i) As soon as practicable following the date of this Agreement, the Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions

(but not including the payment of any cash or non cash consideration without Parent’s consent) as may be required to effect the following:

(A) each Stock Option that is vested and outstanding immediately prior to the Effective Time with an exercise price per share of Company Common Stock lower than the Merger Consideration (each, a “Vested In-the-Money Option”) (other than those granted under the ESPP) shall be converted into the right to receive an amount in cash equal to (1) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Stock Option, multiplied by (2) the number of shares of Company Common Stock subject to such Stock Option; and such amount shall be paid promptly after the Closing (without interest), subject to applicable withholdings and deductions for taxes;

(B) each Stock Option outstanding immediately prior to the Effective Time (other than any Vested In-the-Money Option, Affected Stock Option or option granted under the ESPP) (each, a “Substituted Stock Option”) shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Substituted Stock Option, the number of shares of Parent common stock, par value $0.20 per share (“Parent Common Stock”) (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Substituted Stock Option by a fraction (the “Option Exchange Ratio”), the numerator of which is the Merger Consideration and the denominator of which is the average closing price of Parent Common Stock on the New York Stock Exchange Composite Transactions Tape on the ten trading days immediately preceding the date on which the Effective Time occurs at an exercise price per share of Parent Common Stock equal to (1) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Substituted Stock Option divided by (2) the Option Exchange Ratio (each, as so adjusted, an “Adjusted Option”); provided that such exercise price shall be rounded up to the nearest whole cent; provided, however, that any Substituted Stock Option that is intended to be an “incentive stock option” (as defined in Section 422 of the Code), and that may not be adjusted in the foregoing manner and remain an incentive stock option, shall be adjusted in accordance with the requirements of Section 424 of the Code in a manner which most closely produces the economic results obtained with respect to other Adjusted Options (it being understood that it is the intention of the parties that Substituted Stock Options so assumed by Parent qualify, to the maximum extent permissible following the Effective Time, as “incentive stock options” (as defined in Section 422 of the Code), to the extent that such Substituted Stock Options qualified as “incentive stock options” prior to the Effective Time);

(C) each Stock Option outstanding immediately prior to the Effective Time with an exercise price of $4.00 or more per share of Company Common Stock (each, an “Affected Stock Option”) (other than those granted under the ESPP) shall be terminated prior to the Effective Time by (A) providing timely notice (to allow for the termination of the Affected Stock Options prior to the Effective Time) to holders of Affected Stock Options that neither Parent nor any of its subsidiaries shall assume such Affected Stock Options or substitute Parent options for such Affected Stock Options and (B) permitting holders of Affected Stock Options to exercise such Affected Stock Options during the applicable exercise period specified by the applicable Company Stock Plan (which, in each case, shall expire on the date that is no later than one day before the Effective Time) (the “Exercise Period”);

(D) to the extent permitted by applicable Law, make such other changes to the Company Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger;

(E) take such action as necessary under the Company Stock Plans to ensure that all restrictions or limitations on transfer and vesting and all repurchase rights with respect to the Substituted Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect pursuant to their terms with respect to the corresponding Adjusted Options after giving effect to the Merger and the assumption by Parent as set forth below, subject to any acceleration of modification thereof pursuant to any Contract disclosed on Section 3.01(m) of the Company Disclosure Letter; and

(F) ensure that, after the Effective Time, no Stock Options, restricted stock rights, restricted stock or other awards based on the value of Company Common Stock may be granted under any Company Stock Plan or otherwise.

      (ii) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, Parent shall assume the Company Stock Plans, with the result that all obligations of the Company under the Company Stock Plans, including with respect to Substituted Stock Options outstanding at the Effective Time, shall be obligations of Parent following the Effective Time. Parent may assume the Adjusted Options under an existing equity incentive plan of Parent.

      (iii) As soon as reasonably practicable following the Effective Time, Parent shall either (i) prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted Options or (ii) assume the Adjusted Options under an existing equity incentive plan with respect to which a registration statement on Form S-8 (or another appropriate form) is currently effective. Any such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Adjusted Options may remain outstanding.

      (iv) As soon as reasonably practicable after the Effective Time, Parent shall deliver to the holders of Adjusted Options appropriate notices setting forth such holders’ rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Adjusted Options and that such Adjusted Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

      (b) The Company shall amend the ESPP, or take such other actions with respect to the ESPP as are necessary to provide that (i) participation in the ESPP shall be limited to those employees who were participants on the date hereof, (ii) such participants may not increase their payroll deductions or purchase elections from those in effect on the date hereof, (iii) the ESPP shall terminate, effective immediately prior to the Effective Time, (iv) each purchase right under the ESPP outstanding on the New Exercise Date (as defined in the ESPP) shall be automatically exercised by applying the payroll deductions of each current participant in the ESPP that have accumulated through such date to purchase whole shares of Company Common Stock in accordance with the ESPP, and any remaining deducted amounts shall be returned to such participant without interest and (v) there shall not be any additional offering period commencing following the date of this Agreement under the ESPP.

      SECTION 5.05.     Indemnification, Exculpation and Insurance. (a) Parent and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other agreements of the Company and/or its subsidiaries as in effect on the date of this Agreement shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall ensure that the Surviving Corporation complies with and honors the foregoing obligations.

      (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, or if Parent dissolves the Surviving Corporation then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

      (c) For six years after the Effective Time, Parent shall maintain in effect the Company’s current directors’ and officers’ liability insurance covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to the Effective Time on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date of this

Agreement; provided that Parent may substitute therefor policies of a reputable insurance company the material terms of which, including coverage and amount, are no less favorable to such directors and officers than the insurance coverage otherwise required under this Section 5.05(c); provided, however, that in no event shall Parent be required to pay annualized aggregate premiums for insurance under this Section 5.05(c) in excess of 200% of the amount of the aggregate premiums paid by the Company for the period from August 20, 2004 to, and including, August 20, 2005 for such purpose (which premiums for such period are hereby represented and warranted by the Company to be $154,530); provided that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

      (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

      SECTION 5.06.     Fees and Expenses. (a) Except as expressly set forth in this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

      (b) In the event that (i) (A) a Takeover Proposal has been publicly proposed by any person (other than Parent or any of its affiliates) or any such person has publicly announced an intention (whether or not conditional and whether or not withdrawn) to make a Takeover Proposal, or any such Takeover Proposal or intention otherwise becomes widely known to the stockholders of the Company, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if the Stockholders Meeting has not been held by the date that is five business days prior to the date of such termination) or 7.01(b)(iii) and (C) within 12 months after such termination, the Company or any of its subsidiaries enters into a definitive agreement providing for, or consummates, any Takeover Proposal (solely for purposes of this Section 5.06(b)(i)(C), the term “Takeover Proposal” shall have the meaning set forth in the definition of Takeover Proposal contained in Section 4.02(a) except that all references to 15% shall be deemed references to 40%), (ii) this Agreement is terminated by Parent pursuant to Section 7.01(c) or (iii) this Agreement is terminated by the Company pursuant to Section 7.01(f), then the Company shall pay Parent a fee equal to $6,800,000 (the “Termination Fee”) by wire transfer of same day funds to an account designated by Parent (x) in the case of a termination by Parent pursuant to Section 7.01(c), within two business days after such termination, (y) in the case of a termination by the Company pursuant to Section 7.01(f), prior to or concurrently with such termination and (z) in the case of a payment as a result of any event referred to in Section 5.06(b)(i)(C), upon the first to occur of such events. The Company acknowledges that the agreements contained in this Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the amounts set forth in this Section 5.06(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit and any appeal relating thereto, together with interest on the amounts set forth in this Section 5.06(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

      SECTION 5.07.     Benefits Matters. Except as set forth below, following the Effective Time, the Surviving Corporation shall honor, or cause to be honored, all obligations of the Company and its subsidiaries under Benefit Agreements and Benefit Plans as of the Effective Time in accordance with the terms thereof. Nothing herein shall be construed to prohibit the Surviving Corporation from amending or terminating such Benefit Agreements and Benefit Plans in accordance with the terms thereof and with applicable Law.

      SECTION 5.08.     Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall not issue any press release with respect to this Agreement, the Merger the Stockholders Agreement and the other transactions contemplated hereby and thereby without the consent of the other party, except as may be required by applicable Law, court process or obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which circumstances reasonable efforts to consult with the other party will still be required to the extent practicable. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby and all communications material to employees of the Company made on the day of the public announcement of the Merger shall be in the form heretofore agreed to by the parties. Parent and Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any public statements (other than press releases) with respect to this Agreement, the Merger, the Stockholders Agreement and the other transactions contemplated hereby and thereby, and shall not make any such public statement prior to such reasonably practicable consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Notwithstanding the foregoing, neither consent nor consultation shall be required if such press release or public statement relates to an Adverse Recommendation Change.

      SECTION 5.09.     Sub Compliance. Parent shall cause Sub to comply with all of Sub’s obligations under this Agreement. Sub shall not engage in any business other than in connection with the transactions contemplated by this Agreement.

ARTICLE VI

Conditions Precedent

      SECTION 6.01.     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired and any other material approval or waiting period under any other applicable competition, merger control, antitrust or similar law or regulation that is required to consummate the Merger shall have been obtained or terminated or shall have expired.

(c) No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) which has the effect of preventing the consummation of the Merger shall be in effect.

      SECTION 6.02.     Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein that are qualified as to materiality or material adverse effect shall be true and correct (as so qualified), and the representations and warranties of the Company contained herein that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, in each case other than any failures to be so true and correct that do not make it inadvisable, in the reasonable judgment of Parent, to proceed with the Merger. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) No Litigation. There shall not be pending any claim, suit, action or proceeding brought or threatened by any Governmental Entity, (i) challenging or seeking to restrain or prohibit the consummation of the Merger; (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective affiliates of any portion of the business or assets or any product of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole, or to require any such person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate any portion of the business or assets or any products of the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole; (iii) seeking to impose limitations on the ability of Parent or any of its affiliates to acquire or hold, or exercise full rights of ownership of, any shares of common stock of the Surviving Corporation, including the right to vote the shares of common stock of the Surviving Corporation on all matters properly presented to the stockholders of the Surviving Corporation; or (iv) seeking to (x) prohibit Parent or any of its affiliates from effectively controlling in any respect the business or operations of the Company or its subsidiaries or (y) prevent the Company or its subsidiaries from operating their business in substantially the same manner as operated by the Company and its subsidiaries prior to the date of this Agreement.

(d) Legal Restraint. No Legal Restraint that could reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

(e) Consents. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that Parent or the Company shall have obtained all material consents, approvals, authorizations, qualifications and orders of all Governmental Entities legally required under applicable Law to effect the Merger.

      SECTION 6.03.     Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct (as so qualified), and the representations and warranties of Parent and Sub contained herein that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date, in each case other than any failures to be so true and correct that do not make it inadvisable, in the reasonable judgment of the Company, to proceed with the Merger. The Company shall have received a certificate signed on behalf of Parent and Sub by an authorized signatory of Parent and Sub to such effect.

(b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

      SECTION 6.04.     Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

      SECTION 7.01.     Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time:

(a) by mutual written consent of Parent, Sub and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated by May 31, 2005 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(ii) if any Legal Restraint having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii) if, upon a vote at a duly held Stockholders Meeting to obtain the Stockholder Approval, the Stockholder Approval shall not have been obtained;

(c) by Parent in the event an Adverse Recommendation Change has occurred;

(d) by Parent, (i) if any event shall have occurred which (A) would give rise to the inability of any condition set forth in Section 6.02(a) or (b) to be satisfied prior to May 31, 2005, and (B) has not been or is incapable of being cured by the Company within 30 calendar days after its receipt of written notice thereof from Parent; provided, however, that Parent shall not have the right to terminate this Agreement under clause (i) of this Section 7.01(d) if any breach of this Agreement by Parent shall have been a principal cause of the failure of such condition to be satisfied or (ii) if any Legal Restraint having any of the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

(e) by the Company, if any event shall have occurred which (i) would give rise to the inability of any condition set forth in Section 6.03(a) or(b) to be satisfied prior to May 31, 2005, and (ii) has not been or is incapable of being cured by Parent within 30 calendar days after its receipt of written notice thereof from the Company; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 7.01(e) if any breach of this Agreement by the Company shall have been the principal cause of the failure of any such condition to be satisfied; or

(f) by the Company in accordance with the terms and subject to the conditions of Section 4.02(b).

      SECTION 7.02.     Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of Section 5.02(a), Section 5.06, this Section 7.02 and Article VIII and except for any willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement (which willful or intentional breach and liability therefor shall not be affected by termination of this Agreement or any payment of the Termination Fee pursuant to Section 5.06(b)).

      SECTION 7.03.     Amendment. This Agreement may be amended by the parties hereto at any time, whether before or after the Stockholder Approval has been obtained; provided, however, that after the Stockholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the parties without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 7.04.     Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the Stockholder Approval has been obtained, there shall be made no waiver that by Law requires further approval by stockholders of the parties without the further approval of such stockholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE VIII

General Provisions

      SECTION 8.01.     Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 8.02.     Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given upon (a) personal delivery, (b) transmitter’s confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by standard overnight carrier or when mailed in the United States by certified or registered mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by notice hereunder):

      SECTION 8.03.     Definitions. For purposes of this Agreement:

(a) an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b) as it relates to the Company, “knowledge” means, with respect to any matter in question, the actual knowledge after reasonable inquiry of the Company’s employees who would reasonably be expected to have knowledge of the matter in question, of the individuals listed on Section 8.03(b) of the Company Disclosure Letter; and

(c) “material adverse effect” on or with respect to the Company means any state of facts, change, development, effect or occurrence (any such item, an “Effect”) that is materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a material adverse effect on or with respect to the Company; (i) actions or omissions of the Company or any of its subsidiaries taken with the prior written consent of Parent, (ii) any change in the price or trading volume of the Company Common Stock in and of itself (but not any Effect underlying such change), (iii) any Effect to the extent (A) resulting from changes affecting the United States economy in general or (B) generally affecting the industries in which the Company operates, except, in the case of this clause (iii)(B), if the impact on the Company’s business is materially disproportionate to the impact on the business of other entities operating in such industries, (iv) any Effect to the extent resulting from changes affecting general worldwide economic or capital market conditions or (v) any Effect that the Company has demonstrated is principally the result of the announcement or pendency of the Merger and the other transactions contemplated by the Merger Agreement (and not principally the result of any other circumstance).

(d) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, Governmental Entity, unincorporated organization or other entity; and

(e) a “subsidiary” of any person means another person (i) of which 50% or more of any class of capital stock, voting securities, other voting ownership or voting partnership interests (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first person or (ii) of which such first person is a general partner.

      SECTION 8.04.     Interpretation. When a reference is made in this Agreement to an Article or to a Section, Subsection, Exhibit or Schedule, such reference shall be to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. The qualification of a particular representation or warranty in this Agreement as to materiality or material adverse effect shall not affect in any way the meaning or interpretation of any other representation or warranty in this Agreement that relates to the same or a similar subject matter, notwithstanding the fact that such other representation or warranty is qualified by materiality or material adverse effect or is not so qualified.

      SECTION 8.05.     Counterparts. This Agreement may be executed in one or more counterparts (including by telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      SECTION 8.06.     Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement and (b) except for the provisions of Section 5.05, is not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies (including any rights or remedies relating to Section 5.07 hereof).

      SECTION 8.07.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      SECTION 8.08.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

      SECTION 8.09.     Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Delaware State court, or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      SECTION 8.10.     Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.10.

      SECTION 8.11.     Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State court, this being in addition to any other remedy to which they are entitled at Law or in equity.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INTERNATIONAL BUSINESS
MACHINES CORPORATION,

By	/s/ David L. Johnson

David L. Johnson
Vice President, Corporate Development

NIKE ACQUISITION CORP.,

By	/s/ David L. Johnson

David L. Johnson
President

CORIO, INC.,

By	/s/ George Kadifa

George Kadifa
Chief Executive Officer

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SURVIVING CORPORATION

ARTICLE I

      The name of the corporation (hereinafter called the “Corporation”) is Corio, Inc.

ARTICLE II

      The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

      The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $1.00 per share.

ARTICLE V

      The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

ARTICLE VI

      In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

      Unless and except to the extent that the Bylaws of the Corporation so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VIII

      To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

A-1-1

ARTICLE IX

      Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law. Any repeal or modification of this Article X shall not adversely affect any right to indemnification of any person existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

A-1-2

ANNEX B

      STOCKHOLDERS AGREEMENT dated as of January 24, 2005 (this “Agreement”), between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation (“Parent”), and each of THE INDIVIDUALS AND OTHER PARTIES LISTED ON SCHEDULE A ATTACHED HERETO (each, a “Stockholder” and, collectively, the “Stockholders”).

      WHEREAS Parent, Nike Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), and Corio, Inc., a Delaware corporation (the “Company”), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

      WHEREAS each Stockholder is the beneficial owner of the number of shares of capital stock of the Company set forth opposite such Stockholder’s name on Schedule A hereto (such shares of capital stock of the Company being referred to herein as such Stockholder’s “Original Shares”, and together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement being referred to herein as such Stockholder’s “Subject Shares”); and

      WHEREAS as a condition to its willingness to enter into the Merger Agreement, Parent and Sub have requested that each Stockholder enter into this Agreement and take certain actions set forth herein;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, each party hereto agrees as follows:

      SECTION 1.     Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, only as to itself, represents and warrants to Parent as follows:

(a) Organization; Authority; Execution and Delivery; Enforceability. With respect to each Stockholder that is not a natural person, such Stockholder (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated by this Agreement and the compliance by such Stockholder with the terms of this Agreement have been duly authorized by all necessary corporate, partnership or other action on the part of such Stockholder and no other corporate, partnership or other proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due execution by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by such Stockholder with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) any certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of such Stockholder, (ii) any Contract to which such Stockholder is a party or bound by or to which any of the properties or assets of such Stockholder is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to such Stockholder or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of such Stockholder as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated by this Agreement or the compliance by such Stockholder with the provisions of this Agreement, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar Law or regulation, and (2) filings with the Securities and Exchange Commission of such reports or other furnished or filed materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(b) The Subject Shares. As of the date hereof, such Stockholder is the beneficial owner of the Original Shares, and if such Stockholder is the record holder of such Original Shares, such Stockholder has good and marketable title to such Original Shares, free and clear of any Liens, other than Liens that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of such Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of such Stockholder as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. As of the date hereof, such Stockholder does not own, of record or beneficially (i) any shares of capital stock of the Company other than the Original Shares or (ii) any option, warrant, call or other right to acquire or receive capital stock or other equity or voting interests in the Company, other than Stock Options owned by any director of the Company who may be deemed an affiliate of such Stockholder. Such Stockholder has the sole right to vote and Transfer (as defined in Section 3(c)) such Original Shares, and none of such Original Shares are subject to any voting trust or other legally binding agreement, arrangement or restriction with respect to the voting or the Transfer of such Original Shares, except as set forth in Sections 3 and 4 of this Agreement, and except for any such restrictions imposed by applicable securities Laws.

      SECTION 2.     Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows: Parent has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the terms of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due execution by each Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and compliance by Parent with the provisions of this Agreement do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Certificate of Incorporation or By-laws of Parent, (ii) any Contract to which Parent is a party or bound by or to which any of the properties or assets of Parent is bound by or subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Judgment, in each case, applicable to Parent or its properties or assets other than, in the case of clauses (ii) and (iii), conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (x) impair in any material respect the ability of Parent to perform its obligations under this Agreement or (y) prevent or materially impede, or (to the knowledge of Parent as of the date hereof) materially delay, the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (1) filings under the HSR Act and any other applicable competition, merger control, antitrust or similar law or regulation and (2) filings with the Securities and Exchange Commission of such reports or other furnished or filed materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

      SECTION 3.     Covenants of Each Stockholder. Except as may otherwise be consented to by Parent in writing, each Stockholder, severally and not jointly, only as to itself, covenants and agrees as follows:

(a) At any meeting of the stockholders of the Company called to vote upon the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) with respect to the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder in favor of, and shall consent to (or cause to be consented to), the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement.

(b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, such Stockholder shall vote (or cause to be voted) all the Subject Shares of such Stockholder against, and shall not consent to (and shall cause not to be consented to), any of the following (or any Contract to enter into, effect, facilitate or support any of the following): (i) any Takeover Proposal or (ii) any amendment of the Company’s Amended and Restated Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction is reasonably likely to prevent or materially impede or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or change in any manner the voting rights of the Company Common Stock (collectively, “Frustrating Transactions”).

(c) Such Stockholder shall not (i) prior to the Stockholders Meeting, sell, transfer, pledge, assign, tender or otherwise dispose of (including by gift) (collectively, “Transfer”), or consent to or permit any Transfer of, any Subject Shares or any interest therein, or enter into any Contract, option, call or other arrangement with respect to the Transfer (including any profit sharing or other derivative arrangement) of any Subject Shares or any interest therein, to any person other than pursuant to this Agreement or the Merger Agreement, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Parent on terms substantially identical to the terms of this Agreement or agrees to become a party to this Agreement pursuant to a joinder agreement satisfactory to Parent or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection with, directly or indirectly, any Takeover Proposal or Frustrating Transaction with respect to any Subject Shares, other than pursuant to this Agreement.

(d) Such Stockholder shall not, nor shall such Stockholder permit any of its subsidiaries to, or authorize any person or permit any director, officer or employee of such Stockholder or any of its subsidiaries, or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action knowingly to facilitate, any Takeover Proposal or Frustrating Transaction or the making of any inquiry or proposal that could reasonably be expected to lead to a Takeover Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person (other than Parent or its representatives or the Company or its representatives) any information with respect to any Takeover Proposal or Frustrating Transaction. Notwithstanding the foregoing and notwithstanding Section 3(e), nothing in this Agreement shall limit or restrict any person that is a director of the Company from acting in his or her capacity as a member of the Board of Directors of the Company.

(e) (i) Such Stockholder shall use his or her or its commercially reasonable efforts to take, or cause to be taken, all actions, that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Merger Agreement. Such Stockholder shall not commit or agree to take any action inconsistent with the transactions contemplated by this Agreement or the transactions contemplated by the Merger Agreement.

(ii) Such Stockholder shall not, and such Stockholder shall not permit any of its subsidiaries to, or authorize any person or permit any director, officer or employee of such Stockholder or any of its subsidiaries or any investment banker, attorney, accountant or other advisor or representative of such Stockholder or any of its subsidiaries to, directly or indirectly, issue any press release or make any other public statement with respect to the Merger Agreement, this Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement or any of the transactions contemplated by this Agreement without the prior written consent of Parent, except as may be required by applicable Law or court process.

(f) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

(g) With respect to each individual listed on Schedule B hereto (each, a “Restricted Person”), such Stockholder shall not, nor shall such Stockholder authorize or permit any of its directors, officers, employees or controlled representatives to, during the Restricted Period applicable to such Restricted Person as set forth on Schedule B hereto, (i) solicit, recruit or hire such Restricted Person, (ii) solicit or encourage such Restricted Person to leave the employment of the Company or any of its subsidiaries or (iii) take any action specified in clause (A) of the immediately following sentence with respect to such Restricted Person. Notwithstanding the foregoing, the restrictions of this subsection (g) shall not (A) prevent any portfolio company that is an affiliate of such Stockholder or that has such Stockholder or any director, officer, employee or controlled representative of such Stockholder as a director or officer from taking any of the foregoing actions; provided, however, that such Stockholder does not, and such Stockholder does not authorize or permit any of its directors, officers, employees or controlled representatives to, (w) identify any Restricted Person to any such portfolio company for any such solicitation, recruiting, hiring or encouraging, (x) comment to such portfolio company on the qualifications or suitability of any Restricted Person, (y) encourage, direct, cause, facilitate or participate in any such solicitation, recruiting, hiring or encouraging or (z) approve any such solicitation, recruiting, hiring or encouraging in any manner (it being understood that a director of any such portfolio company shall not be deemed to have approved the solicitation, recruiting, hiring or encouraging of any Restricted Person in violation of this subclause (z) solely by voting as a director to approve the hiring of such Restricted Person) or (B) apply to the placement of general advertisements or the use of general search firm services with respect to a particular geographic or technical area, but which are not targeted directly or indirectly towards any Restricted Person (it being understood that the restrictions of this subsection (g) shall apply to the candidacy of any Restricted Person resulting from any such advertisement or the activities of any such search firm service).

      SECTION 4.     Grant of Irrevocable Proxy; Appointment of Proxy. (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent, David Johnson, John Gianukakis, David Garfinkel and any other individual designated in writing by Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all of such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Subject Shares, (i) in favor of the adoption of the Merger Agreement and the approval of the terms thereof and of the Merger and each of the other transactions contemplated by the Merger Agreement, (ii) against any Takeover

Proposal or any Frustrating Transaction and (iii) otherwise in accordance with Section 3 of this Agreement. The proxy granted in this Section 4 shall expire upon the termination of this Agreement.

      (b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

      (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

      SECTION 5.     Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the proxies set forth in Section 4 of this Agreement.

      SECTION 6.     Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder’s Subject Shares and shall be binding upon any person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, and each Stockholder further agrees to take all actions necessary to effectuate the foregoing.

      SECTION 7.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may in its sole discretion assign, in whole or in one or more parts, any or all of its rights, interests or obligations under this Agreement to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Any purported assignment in violation of this Section 7 shall be void. Subject to the preceding sentences of this Section 7, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

      SECTION 8.     Termination. This Agreement shall terminate upon the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

      SECTION 9.     General Provisions. (a) Amendments. This Agreement is between each Stockholder and Parent severally and not jointly and may not be amended except by an instrument in writing signed by Parent and such amending Stockholder. Any such amendment shall be effective only as to Parent and such amending Stockholder.

      (b) All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be deemed given upon (i) personal delivery, (ii) transmitter’s confirmation of a receipt of a facsimile transmission, or (iii) confirmed delivery by standard overnight carrier or when mailed in the United States by certified or registered mail, postage prepaid, to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

      (c) Interpretation. When a reference is made in this Agreement to a Section or a Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

      (d) Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against any Stockholder and (as between such Stockholder and Parent) Parent when one or more counterparts have been signed by such Stockholder and Parent and delivered to the other party. The effectiveness of this Agreement shall be conditioned upon the execution and delivery of the Merger Agreement by each of the parties thereto.

      (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (ii) is not intended to confer upon any person other than the parties hereto (and the persons specified as proxies in Section 4) any rights or remedies.

      (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles of conflicts of laws of such state.

      (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      (h) Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any Delaware State court for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its affiliates except in such courts). Each of the parties hereto further agrees that, to the fullest extent permitted by applicable Law, service of any process, summons, notice or document by U.S. registered mail to such person’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the Stockholders herby appoints the Company as its agent for service of process for any claim, action, suit or other proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of the parties hereto irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any Delaware State court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State court, this being in addition to any other remedy to which they are entitled at law or in equity.

      (j) Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this clause (j).

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By	/s/ David L. Johnson

Name: David L. Johnson Title: Vice President, Corporate Development

STOCKHOLDERS:

Name:

Address:

Name:

Address:

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name: Title:

STOCKHOLDERS:

KPCB Information Sciences Zaibatusu Fund, L.P.

/s/ Kevin R. Compton

Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name: Title:

STOCKHOLDERS:

KPCB VIII Founders Fund, L.P.

/s/ Kevin R. Compton

Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name: Title:

STOCKHOLDERS:

Kleiner Perkias Caufield & Byers VIII, L.P.
By	/s/ Kevin R. Compton

Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name:
Title:

STOCKHOLDERS:

KPCB Java Fund, L.P.

/s/ Kevin R. Compton

Name: Kevin R. Compton

Address: 2750 Sand Hill Rd. Menlo Park, CA 94025

Name:

Address:

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name:
Title:

STOCKHOLDERS:

Northwest Partners VII, LP
By	Itasca VC Partners VI, LP

General Partner

By	/s/ George J. Still, Jr.

George J. Still, Jr. Partner

Address: Norwest Venture Partners 525 University Avenue, Suite 800 Palo Alto, CA 94301

Name:

Address:

Name:

Address:

Name:

Address:

      IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

By

Name: Title:

STOCKHOLDERS:

/s/ Donald A. Sullivan

Name	Greylock IX Limited Partnership

By	Greylock IX GP Limited Partnership

By	Donald A. Sullivan Administrative Partner

Address: 880 Winter Street, Suite 300 Waltham, MA 02451

/s/ Donald A. Sullivan

Name	Greylock XI Limited Partnership

By	Greylock XI GP Limited Partnership

By	Donald A. Sullivan Administrative Partner

Address: 880 Winter Street, Suite 300 Waltham, MA 02451

/s/ Donald A. Sullivan

Name	Greylock XI-A Limited Partnership

By	Greylock XI GP Limited Partnership

By	Donald A. Sullivan Administrative Partner --------------------------------------------- Address: 880 Winter Street, Suite 300 Waltham, MA 02451

ANNEX C

[LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

January 24, 2005

Board of Directors

Corio Inc.
959 Skyway Road, Suite 100
San Carlos, CA 94070

Members of the Board:

      You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.001 per share (“Company Common Stock”), of Corio Inc. (the “Company”) other than directors of the Company and stockholders of the Company affiliated with such directors (“Holders of Company Common Stock”), of the Merger Consideration (as defined below) to be received by the Holders of Company Common Stock pursuant to the Agreement and Plan of Merger, dated as of January 24, 2005 (the “Merger Agreement”), by and among International Business Machines Corp. (the “Acquiror”), Nike Acquisition Corp., a wholly owned subsidiary of the Acquiror (“Merger Sub”), and the Company. The Merger Agreement provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $2.82 in cash (the “Merger Consideration”).

      In arriving at our opinion, we have reviewed the Merger Agreement and certain other related agreements, as well as certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided to us or discussed with us by the Company and have met with the management of the Company to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

      In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed and upon which we have relied, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We also have assumed, with your consent, that in the course of obtaining necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

C-1

Board of Directors
January 24, 2005

      We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. We and our affiliates have in the past provided financial and investment banking services to the Company and the Acquiror unrelated to the Merger for which we have received compensation and we and our affiliates may in the future provide certain investment banking and financial services to the Acquiror for which we would expect to receive compensation. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of the Company and the Acquiror for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

      It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Holders of Company Common Stock in the Merger is fair, from a financial point of view, to such Holders of Company Common Stock.

Very truly yours,

/s/ CREDIT SUISSE FIRST BOSTON LLC

C-2

ANNEX D

§ 262. Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. ’01, eff. 7-1-01.)

CORIO, INC.
SPECIAL MEETING OF STOCKHOLDERS
March ●, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Corio, Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated February ●, 2005, and hereby appoints George Kadifa and Brett White, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Special Meeting of Stockholders of Corio, Inc. to be held on March ●, 2005, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

1.
To adopt the Agreement and Plan of Merger dated as of January 24, 2005, among International Business Machines Corporation, a New York corporation, Nike Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM, and Corio, Inc.:

 ☐ FOR                   ☐ AGAINST                   ☐ ABSTAIN

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

Dated:

(Signature)

(Signature)	(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.